                      CONVERSION APPRAISAL UPDATE REPORT
                   WESTWOOD HOMESTEAD FINANCIAL CORPORATION

                         PROPOSED HOLDING COMPANY FOR
                      THE WESTWOOD HOMESTEAD SAVINGS BANK
                               CINCINNATI, OHIO


                       STOCK PRICES AS OF:  JUNE 14, 1996


                                 PREPARED BY:

                              RP FINANCIAL, LC.
                           1700 NORTH MOORE STREET
                                 SUITE 2210
                          ARLINGTON, VIRGINIA  22209

                                                    June 14, 1996



Board of Directors
The Westwood Homestead Savings Bank
3002 Harrison Avenue
Cincinnati, Ohio  45211

Gentlemen:

At your request, we have completed and hereby provide an updated appraisal of the estimated pro forma market value of the common stock which is to be issued by Westwood Homestead Financial Corporation, Cincinnati, Ohio (the "Holding Company"), in connection with the mutual-to-stock conversion of The Westwood Homestead Savings Bank, Cincinnati, Ohio ("Westwood Homestead" or the "Bank"). This appraisal update is being submitted pursuant to the conversion appraisal guidelines promulgated by the Office of Thrift Supervision ("OTS") and adopted by the Federal Deposit Insurance Corporation ("FDIC") and the Superintendent, Ohio Department of Commerce, Division of Financial Institutions (the "Superintendent"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof. The original appraisal report, dated March 1, 1996 (the "Original Appraisal"), is incorporated herein by reference. All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Original Appraisal.

This appraisal update reflects recent developments in the Bank's financial condition and updated market conditions, specifically: (1) a review of recent developments in the Bank's financial condition, including updated financial data through March 31, 1996 (versus the December 31, 1995 financial data reflected in the Original Appraisal); (2) an updated comparison of Westwood Homestead's financial condition and operating results versus the Peer Group companies; and,
(3) a review of stock market conditions since the Original Appraisal date, along with updated stock prices as of June 14, 1996.

Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

DISCUSSION OF RELEVANT CONSIDERATIONS

     1.   FINANCIAL RESULTS

          Table 1 presents summary balance sheet and income statement details for the twelve months ended December 31, 1995 and updated financial information through March 31, 1996. Westwood Homestead's updated balance sheet remained consistent in broad terms with the December 31, 1995 figures with the Bank reporting increases in assets, loans receivable and cash and investments. The Bank funded the interim asset growth primarily through deposit growth. Capital increased due to profitable earnings and a favorable market value adjustment to securities classified as available for sale ("AFS"), per SFAS No. 115.

          Total assets exhibited a modest increase during the quarter ended March 31, 1996, and equaled $97.9 million at that date. Loans receivable continue to comprise the largest segment of total assets, followed by MBS. Cash and investments continued to comprise only a modest amount of total assets. During the quarter, the balance of loans receivable increased by approximately
0.5 percent from $74.9 million to $75.3 million, to equal 77.0 percent of total assets at March 31, 1996. Loan growth reflected new originations as well as a slowdown in prepayments with rising rates.

          Investment in MBS remained the second largest component of the balance sheet. Approximately $1.0 million in MBS were sold and the resulting funds placed into short-term investments, providing additional liquidity for operations. Cash and investments increased from $2.8 million to $4.4 million, equal to 4.5 percent of total assets at March 31, 1996. The decline in the MBS portfolio due to repayments/prepayment and the MBS sale was offset in part by a favorable market value adjustment to securities classified as available for sale per SFAS No. 115. The Bank's asset quality ratios continue to reflect strong credit quality. As of March 31, 1996, the Bank recorded $14,000 of non-mortgage loans over 90 days delinquent and still accruing, and zero balances of non-accruing loans or real estate owned.

          Deposit balances increased modestly over the most recent three month period, from $81.7 million at December 31, 1995, to $83.0 million, to equal 84.8 percent of assets as of March 31, 1996. During the first three months of calendar year 1996, the Bank more aggressively priced certificates of deposit ("CDs") in order to attract additional funds for lending activities, resulting in an increase in the balance of CDs. Balances of passbook accounts increased as passbook accounts are required to be opened for overdraft protection for certain types of checking accounts.

          Reported capital increased over the three months ended March 31, 1996, due to positive earnings of $104,000 reported for the quarter and to a positive market value adjustment on the Bank's portfolio of securities held as AFS. As of March 31, 1996, stockholders' equity totaled $14.4 million, equal to 14.73 percent of assets, similar to the 14.68 percent capital ratio reported at December 31, 1995.

          Operating results for the Bank over the twelve months ended December 31, 1995 and March 31, 1996 are also set forth in Table 1. Westwood Homestead's reported income continued to be adversely affected by non-operating expense from previous earning asset restructuring activities and implementation of the directors retirement plan, resulting in a reported net loss of $296,000, or 0.28 percent of assets for the twelve months ended March 31, 1996 (versus a net loss of 0.21 percent of average assets for the twelve months ended December 31, 1995). Similarly, estimated core net income was lower, declining from 0.50 percent to 0.47 percent of average assets for the twelve months ended March 31, 1996. The key income statement components of net interest income, non-interest operating income and operating expenses were substantially unchanged between the twelve months ended December 31, 1995 and March 31, 1996.

Page 3
                                     Table 1
                       The Westwood Homestead Savings Bank
                              Recent Financial Data


                                  At December 31, 1995      At March 31, 1996
                                 ----------------------    --------------------
                                                (% of                   (% of
                                   Amount      Assets)       Amount     Assets)
                                  -------      -------       ------     -------
                                   ($000)       (%)          ($000)       (%)
BALANCE SHEET DATA
Total assets                      $96,638     100.0%         $97,892     100.0%
Loans receivable, net             74,942       77.6           75,334      77.0
MBS                               17,380       18.0           16,358      16.7
Cash and investments               2,752        2.9            4,385       4.5
Deposits                          81,748       84.6           83,004      84.8
Borrowings                           139        0.1              136       0.1
Capital                           14,190       14.7           14,417      14.7
AFS Adjustment                      (327)      (0.3)            (204)     (0.2)


                                  Twelve Months Ended     Twelve Months Ended
                                   December 31, 1995         March 31, 1996
                                  -------------------     -------------------
                                           (% of Avg.               (% of Avg.
                                  Amount     Assets)       Amount     Assets)
                                  ------   ---------       ------   ----------
                                  ($000)      (%)          ($000)      (%)
SUMMARY INCOME STATEMENT
Interest income                   $7,756      7.40%        $7,589      7.19%
Interest expense                  (5,262)    (5.02)        (5,099)     (4.83)
                                  ------     -----         ------      -----
  Net interest income             $2,494      2.38%        $2,490       2.36%
Provision for losses                 (38)    (0.04%)          (53)     (0.05)
Other income                          77      0.07             60       0.06
Operating expense                 (1,681)    (1.60)        (1,714)     (1.62)
Net Non-operating expense         (1,189)    (1.13)        (1,231)     (1.17)
                                  ------     -----         ------      -----
  Net income before taxes          ($337)    (0.32)%        ($448)     (0.42)%
Income tax expense                   114      0.11            152       0.14
                                  ------     -----         ------      -----
   Net income                      ($223)    (0.21)%        ($296)     (0.28)%

ESTIMATED CORE NET INCOME CALCULATIONS
Net income                         ($223)    (0.21)%        ($296)    (0.28)%
Plus: Net non-operating
      expense(1)                   1,139      1.09          1,215      1.14
Taxes on adjustments (2)            (387)    (0.37)          (413)     (0.39)
                                  ------     -----         ------      -----
  Core net income                   $529      0.50%          $506       0.47%

(1) Non-operating expense is adjusted to reflect estimated directors retirement plan annual expense of $50 and $17 for the twelve months ended December 31, 1995 and March 31, 1996, respectively.
(2)    Assumes tax rate of 34.00 percent throughout periods shown.

Source:  Westwood Homestead's prospectus.  RP Financial calculations.

          Westwood Homestead's net interest margin totaled $2.490 million as of March 31, 1996, only slightly lower than the December 31, 1995 figure, despite different levels of interest income and interest expense. The overall reduction in interest income and interest expense for the most recent twelve months reflects interest rate trends and the asset shrinkage experienced by the Bank from the prior year period.

          During the twelve months ended March 31, 1996, provisions for loan loss reserves equalled 0.05 percent of average assets, higher than provisions provided in the twelve months ended December 31, 1995. The Bank continues to set aside reserves to build the general loan loss balance given the current emphasis in higher risk weight lending.

          Operating expenses were slightly higher, equal to 1.62 percent of average assets for the twelve months ended March 31, 1996, versus 1.60 percent of average assets for the twelve months ended December 31, 1995. Westwood Homestead anticipates that operating expenses will increase given the additional costs associated with operating as a stock owned institution, the impact of stock benefit plans and as some of the facilities expansion costs are more fully realized.

          Non-interest income remained a small contributor to the Bank's earnings, equaling 0.06 percent of average assets. The relatively low level of non-interest operating income for the Bank continues to reflect the low level of operating diversification.

          Net non-operating expense totaled $1.189 million and $1.231 million for the twelve months ended December 31, 1995 and March 31, 1996, respectively, and thus continued to represent a significant impact on the Bank's income statement. Losses on the sale of securities increased by approximately $3,000 as the Bank incurred a loss on the sale of an MBS in the quarter ended March 31, 1996. The director's retirement plan expense increased by $40,000 due to an additional provision taken in the first quarter of 1996 to reflect updated accrual calculations. Westwood Homestead adopted SFAS-122, "Accounting for Mortgage Servicing Rights" effective January 1, 1996, which resulted in the recognition of gains on the sale of loans sold in the secondary market and income from the capitalization of the servicing retained on these loans. Such income totaled $35,000 for the twelve months ended March 31, 1996. Finally, during the first quarter of calendar year 1996 Westwood Homestead completed an audit of adjustable rate mortgage portfolio loans for interest rate calculations, which resulted in $27,000 of restitution to borrowers and a commensurate reduction in interest income during the quarter.


     2.   PEER GROUP FINANCIAL COMPARISONS

          Tables 2 and 3 present the most recent financial characteristics and operating results for Westwood Homestead, the Peer Group and all publicly-traded SAIF-insured thrifts utilizing the most recent information available. The Bank's financial data has been updated through March 31, 1996, while the Peer Group's financial data has been updated to December 31, 1995 (the latest data available). Since the date of our Original Appraisal, two Peer Group companies, First Ashland Financial Corporation of Kentucky and Seven Hills Financial Corporation of Ohio, have become subject to acquisition, and thus are excluded from averages due to acquisition pricing characteristics. The Peer Group thus contains 14 companies for purposes of financial and pricing comparisons.

          The relative capital ratios of the Bank and the Peer Group remained substantially unchanged, equal to 14.7 and 20.3 percent, respectively, with the Bank continuing to report lower pre-conversion capital than the Peer Group. Incorporating the impact of the offering proceeds anticipated from the conversion transaction, the Bank's capital ratio is expected to increase to levels exceeding the Peer Group average.

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700



                                      Table 2
                     Balance Sheet Composition and Growth Rates
                           Comparable Institution Analysis
                                 As of March 31, 1996

                                                               Balance Sheet as a Percent of Assets
                                --------------------------------------------------------------------------------------------------
                                 Cash and                              Borrowed   Subd.    Net    Goodwill   Tng Net   MEMO: Pref.
                                Investments   Loans   MBS   Deposits    Funds     Debt    Worth   & Intang    Worth       Stock
                                -----------   -----   ----  --------   --------   -----   -----   --------   -------   -----------
WESTWOOD HOMESTEAD SB OF OH
  March 31, 1996                    4.5       77.0    16.7    84.1        0.1      0.0    14.7      0.0       14.7         0.0

SAIF-Insured Thrifts               19.6       64.2    13.0    73.5       11.9      0.1    12.9      0.2       12.7         0.1
State of OH                        18.2       70.8     8.3    77.6        7.4      0.1    13.4      0.1       13.3         0.1
Comparable Group Average           25.8       59.4    12.1    72.4        6.2      0.0    20.3      0.0       20.3         0.0
 Mid-West Companies                25.8       59.4    12.1    72.4        6.2      0.0    20.3      0.0       20.3         0.0

COMPARABLE GROUP

MID-WEST COMPANIES
ASBP ASB Financial Corp. of OH     26.6       59.9    10.6    74.0        1.3      0.0    23.1      0.0       23.1         0.0
BWFC Bank West Fin. Corp. of
 MI                                21.5       73.7     1.8    63.7       15.6      0.0    19.8      0.0       19.8         0.0
EFBI Enterprise Fed. Bancorp
 of OH(1)                          24.4       58.6    15.4    64.2       19.3      0.0    15.6      0.0       15.5         0.0
FSBS First Ashland Fin. Corp.
 of KY(1)(2)                       22.8       70.5     4.3    68.2        5.0      0.0    26.3      0.0       26.3         0.0
GWBC Gateway Bancorp of KY         36.1       23.8    39.1    74.6        0.0      0.0    25.0      0.0       25.0         0.0
HHFC Harvest Home Fin. Corp.
 of OH(1)                          35.2       54.7     8.0    80.5        0.0      0.0    18.7      0.0       18.7         0.0
MFBC MFB Corp. of Mishawaka IN     30.5       65.3     2.7    74.7        4.7      0.0    19.3      0.0       19.3         0.0
MSBF MSB Financial Corp. of MI      6.3       87.6     3.7    72.6        3.6      0.0    22.6      0.0       22.6         0.0


                                                  Balance Sheet Annual Growth Rates                       Regulatory Capital
                                ---------------------------------------------------------------------   -----------------------
                                          Cash and     Loans              Borrows.     Net    Tng Net                     Reg.
                                Assets   Investments   & MBS   Deposits   & Subdebt   Worth    Worth    Tangible   Core   Cap.
                                ------   -----------   -----   --------   ---------   ------  -------   --------   -----  -----
WESTWOOD HOMESTEAD SB OF OH
  March 31, 1996               -10.83       20.34      6.52     -8.32       -95.98    13.70    13.70     14.94     14.94  29.47

SAIF-Insured Thrifts            11.71       10.50      9.48      6.51        -1.02     6.83     6.41     10.57     10.64  23.17
State of OH                     12.87       18.58      9.79      9.13       -15.82     5.79     6.22     11.24     11.03  21.49
Comparable Group Average         8.15        7.31      8.40      3.89       -11.02    -4.21    -4.21     16.44     16.44  41.48
 Mid-West Companies              8.15        7.31      8.40      3.89       -11.02    -4.21    -4.21     16.44     16.44  41.48

COMPARABLE GROUP

MID-WEST COMPANIES
ASBP ASB Financial Corp. of OH  15.61       10.90     18.36     -1.36           NM       NM       NM     16.33     16.33  37.81
BWFC Bank West Fin. Corp. of
 MI                             12.72       33.26      6.79      5.29           NM    -1.27    -1.27     14.94     14.94  30.75
EFBI Enterprise Fed. Bancorp
 of OH(1)                       31.88       71.72     22.49     13.82           NM   -17.45   -17.42        NM        NM     NM
FSBS First Ashland Fin. Corp.
 of KY(1)(2)                    19.50          NM      2.23      4.54       -25.29       NM       NM        NM        NM     NM
GWBC Gateway Bancorp of KY       0.31       -9.24      6.97      5.65           NM   -12.75   -12.75     23.00     23.00  74.80
HHFC Harvest Home Fin. Corp.
 of OH(1)                        0.70       -3.26      2.60      1.10           NM    -1.86    -1.86        NM        NM     NM
MFBC MFB Corp. of Mishawaka IN   8.04       16.76      4.51      3.63           NM     0.28     0.28     15.40     15.40  37.61
MSBF MSB Financial Corp. of MI   7.98      -57.12     19.37      5.90           NM    -1.58    -1.58     17.47     17.47  25.08




MARN Marion Capital Holdings
 of IN                             15.4       77.9     0.0    69.8        3.8      0.0    24.0      0.0       24.0         0.0
MFFC Milton Fed. Fin. Corp.
 of OH                             24.0       61.9    11.7    73.0        6.5      0.0    20.0      0.0       20.0         0.0
MIVI Miss. View Hold. Co. of
 MN                                30.5       59.4     7.4    80.1        0.0      0.0    18.9      0.0       18.9         0.0
NBSI North Bancshares of
 Chicago IL                        39.2       50.9     7.8    65.6       14.6      0.0    17.3      0.0       17.3         0.0
PCBC Perry Co. Fin. Corp. of
 MO(1)                             46.8       11.6    40.2    78.3        0.0      0.0    20.9      0.0       20.9         0.0
SHFC Seven Hills Fin. Corp. of
 OH(2)                              6.7       77.2    14.4    77.9        0.2      0.0    21.2      0.0       21.2         0.0
SOBI Sobieski Bancorp of S.
 Bend IN                           11.7       64.0    20.7    80.3        0.0      0.0    18.5      0.0       18.5         0.0
SFFC StateFed Financial Corp.
 of IA                             12.6       82.2     0.0    61.6       17.5      0.0    20.1      0.0       20.1         0.0


MARN Marion Capital Holdings
 of IN                           3.81       11.75      2.41      5.59        -3.17    -1.01    -1.01     21.92     21.92  36.23
MFFC Milton Fed. Fin. Corp.
 of OH                          13.95       53.53      5.52     12.17           NM   -10.28   -10.28     15.11     15.11  33.82
MIVI Miss. View Hold. Co. of
 MN                              1.80        1.06      2.16      2.32           NM    -0.38    -0.38     14.88     14.88  32.82
NBSI North Bancshares of
 Chicago IL                      4.52        6.36      2.60      2.96        29.08    -6.02    -6.02     15.38     15.38  44.11
PCBC Perry Co. Fin. Corp. of
 MO(1)                           8.24        6.47     10.80     -3.49      -100.00       NM       NM     15.83     15.83  85.87
SHFC Seven Hills Fin. Corp. of
 OH(2)                          -1.90      -56.66      8.24     -0.51       -50.00    -5.31    -5.31     18.06     18.06  37.94
SOBI Sobieski Bancorp of S.
 Bend IN                        -2.45      -33.43      3.45     -2.45           NM    -2.06    -2.06     13.10     13.10  34.50
SFFC StateFed Financial Corp.
 of IA                           7.00       -6.37      9.51      3.26        30.00     3.80     3.80     13.92     13.92  24.32

(1) Financial information is for the quarter ending December 31, 1995.
(2) Excluded from averages due to announced or pending acquisition.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                        Table 3
           Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                  For the Twelve Months Ended March 31, 1996


                                                         Net Interest Income                       Other Income
                                                    -----------------------------             --------------------
                                                                            Loss      NII                             Total
                                             Net                           Provis.   After    Loan   R.E.    Other    Other
                                            Income  Income  Expense   NII  on IEA   Provis.   Fees   Oper.  Income   Income
                                            ------- ------- -------  ----  -------  -------   ----   -----  ------   ------
Westwood Homestead SB of OH
- ---------------------------
March 31, 1996                              -0.28     7.19    4.83   2.36   0.05     2.31     0.00   0.00    0.00     0.06

SAIF-Insured Thrifts                         0.86     7.34    4.19   3.15   0.10     3.05     0.12  -0.01    0.30     0.42
State of OH                                  0.91     7.46    4.20   3.26   0.06     3.20     0.03  -0.01    0.22     0.24
Comparable Group Average                     1.03     7.30    3.85   3.45   0.02     3.42     0.02   0.01    0.13     0.17
  Mid-West Companies                         1.03     7.30    3.85   3.45   0.02     3.42     0.02   0.01    0.13     0.17


Comparable Group
- ----------------

Mid-West Companies
- ------------------
ASBP  ASB Financial Corp. of OH              1.03     7.44    4.03   3.41   0.00     3.41     0.00   0.00    0.13     0.13
BWFC  Bank West Fin. Corp. of MI             0.70     7.27    4.28   2.99   0.02     2.96     0.11   0.00    0.01     0.12
EFBI  Enterprise Fed. Bancorp of OH(1)       1.12     7.19    4.06   3.13   0.00     3.13     0.00   0.02    0.06     0.08
FSBS  First Ashland Fin. Corp. of KY(1)(2)   0.86     7.07    3.88   3.19   0.00     3.19     0.03  -0.01    0.07     0.09
GWBC  Gateway Bancorp of KY                  1.05     6.63    3.75   2.88   0.02     2.86     0.00   0.00    0.02     0.02
HHFC  Harvest Home Fin. Corp. of OH(1)       0.88     7.05    3.81   3.24   0.01     3.22     0.00   0.00    0.07     0.07
MFBC  MFB Corp. of Mishawaka IN              0.69     6.83    3.88   2.94   0.02     2.93     0.00   0.00    0.18     0.18
MSBF  MSB Financial Corp. of MI              1.92     8.50    2.90   5.60   0.15     5.45     0.18   0.00    0.35     0.53
MARN  Marion Capital Holdings of IN          1.40     7.81    3.86   3.96   0.02     3.94     0.00  -0.11    0.14     0.04
MFFC  Milton Fed. Fin. Corp. of OH           1.13     7.41    3.77   3.64   0.05     3.59     0.01   0.00    0.13     0.14
MIVI  Miss. View Hold. Co. of MN             1.32     7.52    3.53   3.99   0.01     3.98     0.00  -0.01    0.24     0.23
NBSI  North Bancshares of Chicago IL         0.57     6.98    3.85   3.13   0.03     3.10     0.00   0.00    0.14     0.14
PCBC  Perry Co. Fin. Corp. of MO(1)          1.00     6.64    3.93   2.71   0.00     2.71     0.00   0.00    0.06     0.06
SHFC  Seven Hills Fin. Corp. of OH(2)        0.36     7.15    3.90   3.25   0.00     3.25     0.00   0.00    0.03     0.03
SOBI  Sobieski Bancorp of S. Bend IN         0.42     7.05    3.90   3.15  -0.02     3.17     0.00   0.00    0.20     0.20
SFFC  StateFed Financial Corp. of IA         1.18     7.86    4.35   3.51   0.03     3.48     0.00   0.30    0.08     0.38


                                             G&A/Other Exp.       Non-Op. Items   Yields, Costs, and Spreads
                                          -------------------   ---------------  -----------------------------
                                                                                                                  MEMO:       MEMO:
                                            G&A      Goodwill    Net     Extrao.   Yield       Cost    Yld-Cost   Assets/  Effective
                                          Expense     Amort.    Gains    Items   On Assets   Of Funds   Spread   FTE Emp.   Tax Rate
                                          -------   ---------   -----   -------  ---------   --------  --------  --------  ---------
Westwood Homestead SB of OH
- ---------------------------
March 31, 1996                              1.62      0.00      -1.17     0.00      7.72        5.96     1.76      6,526      33.93

SAIF-Insured Thrifts                        2.21      0.02       0.09     0.00      7.55        4.83     2.72      4,050      36.02
State of OH                                 2.14      0.02       0.09     0.00      7.73        4.95     2.78      3,818      32.69
Comparable Group Average                    2.14      0.00       0.11     0.00      7.53        4.96     2.57      4,717      34.92
  Mid-West Companies                        2.14      0.00       0.11     0.00      7.53        4.96     2.57      4,717      34.92


Comparable Group
- ----------------

Mid-West Companies
- ------------------
ASBP  ASB Financial Corp. of OH             1.98      0.00       0.00     0.00      7.93        5.24     2.68      5,078      34.17
BWFC  Bank West Fin. Corp. of MI            2.47      0.00       0.44     0.00      7.48        5.44     2.03      2,784      33.89
EFBI  Enterprise Fed. Bancorp of OH(1)      2.00      0.02       0.52     0.00      7.31        5.16     2.15      6,490      34.63
FSBS  First Ashland Fin. Corp. of KY(1)(2)  2.07      0.00       0.00     0.00      7.26        4.95     2.30      5,012      30.84
GWBC  Gateway Bancorp of KY                 1.27      0.00       0.00     0.00      6.71        5.19     1.52      8,112      34.40
HHFC  Harvest Home Fin. Corp. of OH(1)      1.96      0.00       0.00     0.00      7.19        4.72     2.47      4,136      33.83
MFBC  MFB Corp. of Mishawaka IN             1.98      0.00       0.01     0.00      6.94        4.96     1.98      4,100      39.90
MSBF  MSB Financial Corp. of MI             3.31      0.00       0.25     0.00      8.66        3.91     4.75      3,129      34.06
MARN  Marion Capital Holdings of IN         2.08      0.00       0.00     0.00      8.37        5.25     3.12      6,184      26.03
MFFC  Milton Fed. Fin. Corp. of OH          2.15      0.00       0.12     0.00      7.61        4.94     2.67      3,816      33.75
MIVI  Miss. View Hold. Co. of MN            2.32      0.00       0.12     0.00      7.74        4.44     3.30      3,333      40.12
NBSI  North Bancshares of Chicago IL        2.47      0.00       0.07     0.00      7.11        4.93     2.18      3,573      32.58
PCBC  Perry Co. Fin. Corp. of MO(1)         1.18      0.00       0.00     0.00      6.73        4.87     1.87      7,732      37.16
SHFC  Seven Hills Fin. Corp. of OH(2)       2.81      0.00       0.03     0.00      7.27        5.02     2.25      3,034      26.55
SOBI  Sobieski Bancorp of S. Bend IN        2.69      0.00       0.00     0.00      7.30        4.84     2.45      2,937      39.47
SFFC  StateFed Financial Corp. of IA        2.06      0.00       0.00     0.00      8.29        5.54     2.75      4,636      34.92

(1) Financial information is for the quarter ending December 31, 1995.
(2) Excluded from averages due to announced or pending acquisition.


     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, LC.

          The asset composition for Westwood Homestead and the Peer Group continued to maintain a similar comparison as in the Original Appraisal. The Bank continues to report a higher level of loans receivable than the Peer Group (77.0 percent of assets versus 59.4 percent, respectively), a higher concentration of MBS (16.7 percent versus 12.1 percent, respectively) and a lower level of cash and investments (4.5 percent versus 25.8 percent, respectively).

          As in the Original Appraisal, Westwood Homestead continued to hold a higher percentage of funding liabilities in deposits and a lower level of borrowings. The ratio of total interest-bearing liabilities to assets was 84.9 and 78.6 percent, respectively, for the Bank and the Peer Group, with the Bank's higher ratio primarily a function of Westwood Homestead's lower pre-conversion capital. On a post-conversion basis such differences should be diminished.

          The growth rate section of Table 2 shows annualized growth rates for key balance sheet items. Westwood Homestead's growth rates are annualized rates for the fifteen months ended March 31, 1996, while the Peer Group's growth rates are based on annual rates for the twelve months ended December 31, 1995. The Bank's growth rates reflect the mid-year 1995 balance sheet restructuring and shrinkage (including repayment of FHLB advances and reduction of brokered deposits), increased emphasis in lending and, more recently, resumption of moderate growth. In contrast, the Peer Group demonstrated normal growth trends.

          Updated earnings for the Bank and the Peer Group reflect similar characteristics as noted in the Original Appraisal. Westwood Homestead continued to record a loss for the most recent twelve month period compared to strong profitability for the Peer Group (a loss of 0.28 percent of average assets versus earnings of 1.03 percent for the Peer Group). As discussed in the Original Appraisal, the Bank's income statement has been adversely affected by non-recurring losses, but, even excluding such items, the Bank's core earnings are comparatively lower, as described more fully below.

                 Westwood Homestead's net interest margin equaled 2.36 percent of average assets, which remained lower than the Peer Group average of 3.45 percent of average assets. Westwood Homestead's interest income as a percent of assets was lower than the Peer Group average (7.19 percent of average assets versus 7.30 percent for the Peer Group). The slight advantage in the interest income ratio continued to be offset by a significantly higher interest expense ratio for the Bank (4.83 percent versus 3.85 percent for the Peer Group). The Bank's disadvantage in interest expense is attributable to a higher cost of funds (including the impact of the Bank's previous 10 year CD program) and a lower capital position.

                 Westwood Homestead's operating expense ratio remained lower than the Peer Group average. Overall, the Bank's operating expense ratio equaled 1.62 percent of average assets, as compared to 2.14 percent on average for the Peer Group, reflecting the Bank's single office operations and limited diversification. Non-interest operating income was relatively unchanged, equaling 0.06 percent of average assets for Westwood Homestead, which remains less favorable than the average of 0.17 percent of average assets reported by the Peer Group. When viewed together, net interest income, other operating income and operating expenses provide an insight into an institution's earnings strength, since those sources of income and expense are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities.
In this regard, as measured by their expense coverage ratios (the ratio of net interest income divided by operating expenses), Westwood Homestead exhibits less attractive recurring earnings potential than the Peer Group, as Westwood Homestead's expense coverage of 1.46x remained less than the Peer Group's 1.61x. In the same vein, the Bank's efficiency ratio of 66.9 percent compared unfavorably to the Peer Group average of 59.1 percent.

          As in the Original Appraisal, the Bank established only modest loan loss provisions (0.05 percent of average assets versus provisions of 0.02 percent for the Peer Group), but non-operating items continued to have a substantially greater impact on the Bank than the Peer Group. Such non-recurring items were excluded from core earnings for the Bank and Peer Group in the valuation analysis. Before factoring in the pro forma impact of the reinvestment of proceeds, the Bank's estimated core earnings of 0.47 percent of assets falls well below the Peer Group's estimated profitability ratio of 0.96 percent. Reinvestment of the conversion proceeds is expected to improve the Bank's earnings up to levels similar to the Peer Group average.

     3.   STOCK MARKET CONDITIONS

          Since the date of the Original Appraisal, the stock market has experienced volatility, as such factors as rising interest rates and economic uncertainty impacted investor sentiment. Congressional testimony by the Federal Reserve Chairman provided for significant swings in the stock market in early March, reflecting changing investor sentiment regarding the possibility of future rate cuts. An unexpectedly large drop in the February unemployment rate provided for a sharp one day sell-off in the stock market on March 8, as bond prices plunged on news of the strong job growth and the possibility that an accelerating economy may lead to higher inflation. The stock market recovered the following week, as inflation fears were somewhat alleviated by additional economic data which indicated a more modest pace of economic growth than suggested by the unemployment data, including a 0.2 percent drop in February wholesale prices. The market rose sharply in mid-March on heavy buying of cyclicals, although most of the increase was erased by the end of the month with a selloff of technology stocks and the bond market declined. In early April, merger activity and a jump in IBM's stock propelled the Dow Jones Industrial Average ("DJIA") to a new all-time high on April 3. The upturn was brief, however, as bond and stock prices slumped the following week on news of the stronger than expected March employment report, which served to rekindle inflation fears, and the strengthening dollar, which hurt the earnings prospects of multinationals. The last two weeks of April saw a moderate increase in the DJIA as favorably low inflation news, a decline in oil prices, and new merger activity offset the decline in IBM's stock price and a selloff in consumer growth stocks. Expectations of strong April employment data drove the bond and stock markets lower in early May, although low inflation data again triggered an increase in the stock market during the second and third weeks of May.

          Additional signs of an accelerating economy and revised upward estimates of second quarter GDP growth provided for a pullback in the stock market at the end of May and during the first week of June. As of June 14, 1996, the DJIA closed at 5649.45, which represents an increase of 2.0 percent over its close as of March 1, 1996. Similarly, the S&P 500 increased during the interim period by 3.3 percent but the NASDAQ composite increased by 11.7 percent (the latter being influenced by a number of technology issues). One school of thought is that the market is being driven by surging interest in small cap and aggressive mutual funds following strong 1995 performances. The speculative nature of the market seems to be unsupported by expectations of slowing corporate earnings and rising P/E ratios, particularly in the technology sector. Other market critics suggest that the high number of initial public offerings is a sign of pending market weakness.

          Like the stock market in general, thrift stocks have trended moderately higher since the date of the Original Appraisal, albeit to a lesser extent than the increase in the broader market indices. Through the end of February, the SNL Index stayed in a fairly narrow range, as investors' favorable reaction to the Fed's concern over the economy was offset by news of continued low inflation coupled with strong economic indicators. The SNL Index reacted favorably to the decline in rates in early March, with the SNL Index reaching as high as 383.1, but February unemployment data released on March 8 caused a retreat in the Index. After trading steadily lower through the middle of March, the SNL Index turned upward and ended March on a high note after the Fed indicated that no increase in rates was imminent. Thrift stocks fell sharply with the upward spike in rates on April 8, but had regained some of the loss by the end of the month as rates stabilized. The SNL Index again dropped sharply on May 2 when rates again spiked upward, but traded up again as rates came back down. Thrift prices rebounded in mid-May, as interest rates declined slightly on the strength of tame inflation news. At the end of May and early-June, uncertainty over future interest rate trends provided for a flat thrift stock market. On June 14, 1996, the SNL Index for all publicly-traded thrifts closed at 386.3, an increase of 2.9 percent since the date of the Original Appraisal (375.4).

          Unlike the SNL Index, the pricing ratios of all thrifts have generally declined since the date of the Original Appraisal (see Table 4 below), with pricing ratios moving within a range of zero to minus three percent. The decline in the Peer Group's pricing ratios was even more pronounced. (Note: two of the Peer Group companies, First Ashland Financial Corp. of Kentucky and Seven Hills Financial Corp. of Ohio, have been deleted from the averages due to announced acquisitions by other financial institutions which have caused increases in their stock prices of approximately 18 and 10 percent, respectively, since the date of the Original Appraisal; among the remaining fourteen companies, nine recorded price declines, four recorded price increases and one was unchanged). The decline in thrift pricing ratios may be partially attributable to uncertainty regarding the future regulatory environment of the thrift industry, the pending BIF/SAIF premium disparity resolution, and the recent rise in long-term interest rates. Overall, the average P/TB ratio of the Peer Group decreased by 1.5 percent, and the earnings and assets multiples declined from a similar to greater extent since the date of the Original Appraisal. More detailed pricing information for all publicly-traded SAIF-insured institutions, as well as the Peer Group and recent conversions, is shown in Table 4 below.


                                     Table 4
          Change in Pricing Characteristics of Selected Market Segments


                                              @3/1/96      @6/14/96   % Change
                                              -------      --------   --------
Peer Group(1)
- -------------
Price/Earnings (x)                             18.56x        17.40x     (6.3)%
Price/Core Earnings (x)                        18.59         18.30      (1.6)
Price/Book (%)                                 89.61%        88.22%     (1.6)
Price/Tangible Book (%)                        89.62         88.24      (1.5)
Price/Assets (%)                               19.20         17.94      (6.6)

SAIF-Insured Thrifts (Excl. MHCs)
- ---------------------------------
Price/Earnings (x)                             14.53x        14.18x     (2.4)%
Price/Core Earnings (x)                        15.20         15.01      (1.3)
Price/Book (%)                                106.46%       104.06%     (2.3)
Price/Tangible Book (%)                       108.30        107.30      (0.9)
Price/Assets (%)                               13.00         13.03      (0.2)

Recent Conversions (Pro Forma)(2)
- ---------------------------------
Price/Earnings (x)                             19.44x        17.41x    (10.4)%
Price/Core Earnings (x)                        18.72         17.66      (5.7)
Price/Book (%)                                 84.22%        76.64%     (9.0)
Price/Tangible Book (%)                        85.42         77.16      (9.7)
Price/Assets (%)                               19.48         18.95      (2.7)


(1) Excludes First Ashland Financial Corporation and Seven Hills Financial Corporation who became subject to acquisition during the interim period.
(2) Composition of group (comprised of conversions completed during the last three months) changed between the two dates; pricing ratios computed on pro forma basis. See Table 8.

          Relative to the March 1, 1996 Original Appraisal, the newly converted companies (most recent three month period as shown in Table 9), are trading at a P/TB multiple 9.7 percent lower than in the prior period. In comparison to the average P/TB ratio of all publicly-traded thrifts, (excluding mutual holding companies), which equaled 107.30 percent at June 14, 1996, the average P/TB ratio of the recent conversions was discounted by 28.1 percent versus 19.8 percent at the time of the Original Appraisal. Clearly, the investment community is requiring more of a discount than before, with closing P/B ratios at lower levels and after-market appreciation is limited.

          The overall market for converting thrifts has been less enthusiastic since the date of the Original Appraisal in terms of subscription offerings, and there have been some apparent trends representing a departure from earlier conversion experience, as shown in Table 5 below: (1) not all recent offerings have been oversubscribed; (2) the average closing P/TB ratio is noticeably lower; (3) the after-market appreciation has moderated; and (4) some recent issues have not increased in the after market and some have declined below their initial offering price (see Table 8 for details).


                                     Table 5
                  Pricing Characteristics of Recent Conversions
                        (Most Recent Three Month Period)

                                               Trailing 3 Months Conversions(1)
                                               --------------------------------
                                                   Original       Current
                                                  Appraisal(2)    Update(2)
                                                 -------------   ----------

% of Offerings Closed @ Supermax                     83.3%          69.2%
Closing P/TB Ratio                                   76.0           70.5
First Week Price Appreciation                        17.9           11.3

(1)  Excluding second-step conversions by mutual holding companies.
(2)  Averages.

Source: Table 8.

          We also considered the conversion pricing and after-market performance of recent Midwest Region conversions, as summarized below (and appearing in detail in Table 8). The weakening of new issues has been evidenced in late May and June by fewer oversubscriptions. We are aware of other conversion offerings whose subscription and community offering periods have ended but the closing has not taken place in which the closings are expected to take place in the low to middle part of the range; the pro forma midpoint P/TB ratios in these offerings range from 59 to 66 percent.


                                     Table 6
                        Pricing Characteristics of Recent
                           Midwestern U.S. Conversions

                                                                           %Change in Price
                                                           Clos. Price     ----------------
                           Conversion       Pro Forma P/B  as % of          1st      To
                              Date          @ Conversion   Mid Value        Week     6/14/96
                             -----          ------------   ---------       -----     -------
CNS Bancorp, Inc.-MO             6/96          71.1%         132%           N/A       20.0%(1)
Lexington B&L Fin. Corp.-MO      6/96          70.1          115              3.8%     0.0
First Fed. Fin. Bancorp-OH       6/96          63.6          103              2.7      7.5
Citizens First Fin. Corp.-IL     5/96          71.7          123              0.0     (1.3)
Reliance Bancshares-WI           4/96          72.3          132              3.1     (1.6)
FFD Fin. Corp.-OH                4/96          71.0          132              1.3      1.9
AMB Fin. Corp.-IN                4/96          72.1          132              5.0      1.3
London Fin. Corp.-OH             4/96          70.0          132              6.3      5.0
                                                                              ---      ---

Median                                                                        3.1%     1.6%

(1) Local acquisition recently announced.



          There have been three conversions in Ohio completed during the past three months -- the oversubscribed issues in April and one which sold just above the midpoint in June -- as summarized below. The latest information underscores weakening interest in new thrift issues. One smaller Cincinnati thrift offering now in process has sold to approximately the midpoint of the valuation range; the midpoint P/TB ratio in such offering is approximately 66 percent.


                                     Table 7
                        Pricing Characteristics of Recent
                                Ohio Conversions

                                                           Clos. Price     % Change in
                           Conversion       Pro Forma P/B  as % of          Price To
                              Date          @ Conversion   Midpt Value      6/14/96(1)
                             -----          ------------   -----------      ---------
First Fed. Fin. Bancorp-OH     6/96             63.6%         103%            7.5%
FFD Fin. Corp.-OH              4/96             71.0          132             1.9
London Fin. Corp.-OH           4/96             70.0          132             5.0


RP Financial, LC.


                                            Table 8
                           Recent Conversions (Last Three Months)
                  Conversion Pricing Characteristics: Sorted Chronologically


- --------------------------------------------------------------------------------------------------------------------------------
          Institutional Information                       Pre-Conversion Data             Offering         Insider Purchases
                                                     ------------------------------

                                                     Financial Info.  Asset Quality     Information
- --------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Benefit Plans
                                                                                                         -------------
                                  Conversion                 Equity/  NPAs/    Res.  Gross  % of   Exp./        Recog.  Mgmt.
Institution                State   Date     Ticker   Assets  Assets   Assets   Cov.  Proc.   Mid.  Proc.  ESOP   Plans  & Dirs.
- -----------                -----   ----     ------   ------  ------   ------   ----  ------  ----  -----  ----  ------  -------
                                                     ($Mil)    (%)     (%)(2)   (%)   ($Mil)  (%)    (%)   (%)    (%)   (%)(3)
- --------------------------------------------------------------------------------------------------------------------------------
CNS Bancorp, Inc.            MO  *06/12/96   CNSB      $85    10.75%    0.29%   128%  $16.5   132%  3.3%   8.0%   4.0%   8.0%
Lexington B&L Fin. Corp.     MO  *06/06/96   LXMO       51    14.66%    1.88%    21%   12.7   115%  4.2%   8.0%   4.0%   4.3%
First Fed. Fin. Bancorp      OH   06/04/96   FFFB       53     9.58%    0.08%   626%    6.7   103%  6.3%   8.0%   4.0%  13.4%
First Fed. Bancshares        AR   05/03/96   FFBH      454     7.77%    0.13%   201%   51.5    94%  2.7%   8.0%   4.0%   2.6%
Citizens First Fin. Corp.    IL   05/01/96    CBK      229     6.79%    0.33%    55%   28.2   123%  3.6%   8.0%   4.0%   6.5%
North Cincinnati SB(1)       OH   05/01/96  P. Sheet    56     4.74%    0.03%   268%    4.0   132%  6.9%   6.0%   0.0%  16.1%
Reliance Bancshares          WI  *04/19/96   RELI       32    31.16%    0.00%    NM    20.5   132%  2.9%   4.0%   4.0%   9.5%
Catskill Financial Corp.     NY   04/18/96   CATB      231    12.75%    0.70%   112%   56.7   132%  3.3%   8.0%   4.0%   2.6%
Yonkers Financial Corp.      NY  *04/18/96   YFCB      210     7.72%    1.73%    23%   35.7   132%  2.7%   8.0%   4.0%   3.7%
Green Street Financial Co    NC   04/04/96   GSFC      151    14.97%    0.19%    76%   43.0   132%  2.9%   8.0%   4.0%   3.4%
FFD Financial Corp.          OH   04/02/96   FFDF       61    13.25%    0.16%   150%   14.5   132%  2.4%   8.0%   4.0%   5.4%
Patapsco Bancorp             MD   04/02/96 P. Sheet     75     7.95%    0.60%    48%    7.3    91%  8.6%   8.0%   4.0%   7.4%
AMB Financial Corp.          IN   04/01/96   AMFC       70     9.05%    0.53%    96%   11.2   132%  5.5%   8.0%   4.0%   5.8%
First Bergen Bancorp         NJ   04/01/96   FBER      225     6.52%    3.26%    88%   31.7   132%  3.0%   8.0%   4.0%   2.4%
Heritage Financial Corp.     IN   04/01/96 P. Sheet     14    27.53%    0.00%    NM     4.9    99%  9.3%   8.0%   0.0%  13.2%
Jacksonville Bancorp(7)      TX   04/01/96   JXVL      198    10.47%    1.41%    36%   16.2   106%  4.4%   8.0%   4.0%   2.0%
London Financial Corp.       OH   04/01/96   LONF       35     9.45%    0.13%   416%    5.3   132%  6.9%   8.0%   4.0%  26.5%
Pittsb. Home Fin. Corp.(1)   PA  *04/01/96   PHFC      162     6.89%    1.36%    42%   21.8   132%  3.3%   8.0%   4.0%   7.5%
Scotland Bancorp(1)          NC  *04/01/96   SSB        58    15.36%    0.00%    NM    18.4   115%  5.0%   8.0%   4.0%   6.9%
Stone Street Bancorp(1)      NC   04/01/96   SSM        88    14.33%    0.00%    NM    27.4   132%  3.7%   8.0%   4.0%   7.3%
WHG Bancshares               MD   04/01/96   WHGB       85    10.14%    0.23%    77%   16.2   132%  3.5%   8.0%   4.0%   9.3%
PFF Bancorp, Inc.            CA  *03/29/96   PFFB    1,925     5.75%    1.70%    54%  198.4   132%  2.2%   8.0%   4.0%   0.9%
Crazy Woman Creek Bncrp      WY  *03/29/96   CRZY       38    15.80%    0.21%   349%   10.6   132%  3.9%   6.0%   4.0%   5.5%
Falmouth Co-Op. Bank(1)      MA   03/28/96   FCB        74    11.78%    0.00%    NM    14.5   132%  4.5%   8.0%   0.0%   8.4%
Community Federal Bancorp    MS   03/26/96   CFTP      168    14.59%    0.39%    86%   46.3   132%  2.5%   8.0%   4.0%   6.7%
GA Financial, Inc.           PA   03/26/96   GAF       521     9.25%    0.28%    56%   89.0   132%  2.4%   8.0%   4.0%   1.7%
North Central Bancshares(7)  IA   03/21/96   FFFD      180    16.47%    0.17%   562%   26.3   106%  3.5%   3.2%   0.0%   0.5%
Washington Bancorp           IA   03/12/96 P. Sheet     56     8.00%    0.81%    46%    6.6   115%  6.1%   8.0%   4.0%  15.7%

                                         Averages:    $199    11.91%    0.59%   157%   30.1   123%  4.3%   7.5%   3.4%   7.3%
                                          Medians:      85    10.31%    0.26%    86%   17.5   132%  3.6%   8.0%   4.0%   6.6%

                         Averages, Excluding 2nd S    $200    11.79%    0.58%   144%   30.8   124%  4.3%   7.7%   3.5%   7.7%
                         Medians, Excluding 2nd St      80     9.86%    0.26%    86%   17.5   132%  3.6%   8.0%   4.0%   6.8%



- ---------------------------------------------------------------------------------------------------------------------------------
                                           Pro Forma Data                                   Post-IPO Pricing Trends
                              ------------------------------------------         ------------------------------------------------
                               Pricing Ratios(4)    Fin. Characteristics                          Closing Price:
                              ------------------------------------------         ------------------------------------------------
                                                                                  First           After            After
                                                                          IPO    Trading   %      First     %      First      %
                             P/TB     P/E     P/A    ROA    TE/A    ROE   Price    Day    Chg.   Week(5)   Chg.   Month(6)   Chg.
                             ----     ---     ---    ---    ----    ---   -----  -------  ----   -------   ----   --------   ----
                              (%)     (x)     (%)    (%)     (%)    (%)    ($)     ($)     (%)     ($)     (%)      ($)      (%)
- ---------------------------------------------------------------------------------------------------------------------------------
CNS Bancorp, Inc.            71.1%   22.27   16.4%   0.7%   23.1%   3.2%  $10.00  $10.75    7.5%     NA       NA      NA      NA
Lexington B&L Fin. Corp.     70.1%    16.2   20.6%   1.3%   29.4%   4.3%   10.00    9.50   -5.0%     NA       NA      NA      NA
First Fed. Fin. Bancorp      63.6%    17.4   11.5%   0.7%   18.0%   3.7%   10.00   10.75    7.5%  $10.27     2.7%     NA      NA
First Fed. Bancshares        65.0%    10.4   10.3%   1.0%   15.9%   6.3%   10.00   13.00   30.0%   13.38    33.8%  $13.69   36.9%
Citizens First Fin. Corp.    71.7%    17.8   11.2%   0.6%   15.6%   4.0%   10.00   10.50    5.0%   10.00     0.0%   10.13    1.3%
North Cincinnati SB(1)       65.0%     NM     6.7%    NM    10.3%    NM    10.00     NT      NA      NT      NA        NT     NA
Reliance Bancshares          72.3%    27.3   40.7%   1.5%   56.2%   2.7%    8.00    8.38    4.7%    8.25     3.1%     7.94  -0.7%
Catskill Financial Corp.     73.2%    21.2   20.4%   1.0%   27.8%   3.5%   10.00   10.38    3.8%   10.50     5.0%    10.38   3.8%
Yonkers Financial Corp.      76.5%    16.6   14.8%   0.9%   19.4%   4.6%   10.00    9.75   -2.5%   10.00     0.0%     9.94  -0.6%
Green Street Financial Co    72.6%    16.2   22.9%   1.4%   31.5%   4.5%   10.00   12.75   27.5%   12.25    22.5%    12.31  23.1%
FFD Financial Corp.          71.0%    19.1   19.9%   1.0%   28.0%   3.7%   10.00   10.50    5.0%   10.13     1.3%    10.50   5.0%
Patapsco Bancorp             61.7%     NM     8.9%    NM    14.5%    NM    10.00     NT      NA      NT       NA       NT     NA
AMB Financial Corp.          72.1%    19.5   14.2%   0.7%   19.7%   3.7%   10.00   10.50    5.0%   10.50     5.0%     10.5   5.0%
First Bergen Bancorp         76.2%    29.5   12.6%   0.4%   16.5%   2.6%   10.00   10.00    0.0%    9.50    -5.0%     9.63  -3.8%
Heritage Financial Corp.     62.9%     NM    27.2%   0.6%   43.2%   1.3%   10.00     NT      NA      NT      NA        NT     NA
Jacksonville Bancorp(7)      77.7%    14.9   12.6%   0.8%   16.2%   5.2%   10.00    9.75   -2.5%    9.63    -3.8%     9.88  -1.2%
London Financial Corp.       70.0%    31.6   13.6%   0.4%   19.4%   2.2%   10.00   10.81    8.1%   10.63     6.3%    10.13   1.3%
Pittsb. Home Fin. Corp.(1)   73.6%    18.5   12.1%   0.7%   16.4%   4.0%   10.00   11.00   10.0%   11.00    10.0%    10.62   6.2%
Scotland Bancorp(1)          76.3%    18.1   25.2%   1.4%   33.1%   4.2%   10.00   12.25   22.5%   12.50    25.0%    11.75  17.5%
Stone Street Bancorp(1)      76.8%    18.4   24.7%   1.3%   32.2%   4.2%   15.00   17.50   16.7%   18.00    20.0%    17.75  18.3%
WHG Bancshares               72.8%    17.3   16.5%   1.0%   22.7%   4.2%   10.00   11.13   11.2%   11.44    14.4%    11.38  13.8%
PFF Bancorp, Inc.            71.5%    25.4    9.5%   0.4%   13.2%   2.8%   10.00   11.38   13.8%   11.62    16.2%    11.63  16.3%
Crazy Woman Creek Bncrp      70.2%    18.1   22.5%   1.2%   32.1%   3.9%   10.00   10.38    3.8%   10.75     7.5%    10.50   5.0%
Falmouth Co-Op. Bank(1)      67.8%    20.2   16.6%   0.8%   24.4%   3.4%   10.00   10.75    7.5%   11.25    12.5%    10.75   7.5%
Community Federal Bancorp    72.2%    15.5   22.3%   1.4%   30.9%   4.7%   10.00   12.63   26.3%   13.13    31.3%    12.62  26.2%
GA Financial, Inc.           71.5%    15.7   14.9%   1.0%   20.8%   4.6%   10.00   11.38   13.8%   11.50    15.0%    11.00  10.0%
North Central Bancshares(7)  74.2%    12.1   19.7%   1.6%   26.5%   6.1%   10.00   10.88    8.7%   10.69     6.9%    10.4    4.4%
Washington Bancorp           66.6%    14.9   10.7%   0.7%   16.1%   4.5%   10.00     NT      NA      NT       NA       NT     NA

                   Averages: 70.9%    18.9   17.1%   0.9%   24.0%   3.9%  $10.11  $11.11    9.5%  $11.22    10.4%   $11.12   9.3%
                   Medians:  71.6%    18.1   15.7%   0.9%   21.7%   4.0%   10.00   10.75    7.5%   10.72     7.2%    10.50   5.0%

 Averages, Excluding 2nd St  70.5%    19.4   17.2%   0.9%   24.3%   3.8%  $10.12  $11.18   10.1%  $11.33    11.3%   $11.22  10.1%
 Medians, Excluding 2nd St   71.5%    18.1   15.7%   0.9%   21.7%   3.9%   10.00   10.75    7.5%   10.88     8.8%    10.62   6.2%



                                                                  June 12, 1996

Note: * - Appraisal performed by RP Financial; "NT" - Not Traded;
     "NA" - Not Applicable, Not Available.
(1) Non-OTS regulated thrifts.
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Latest price if offering less than one week old.
(6) Latest price if offering more than one week but less than one month old.
(7) Second-step conversions.

RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700



                                            Table 9
                                  Market Pricing Comparatives
                                  Prices As of June 14, 1996


                                            Market           Per Share Data
                                        Capitalizaton       ----------------
                                      ------------------              Book                Pricing Ratios(3)
                                       Price/     Market    12-Mth    Value/   ---------------------------------------
Financial Institution                 Share(1)    Value     EPS(2)    Share      P/E     P/B      P/A    P/TB   P/CORE
- ---------------------                 --------   -------    ------    ------   ------   ------  ------  ------  ------
                                         ($)       ($Mil)      ($)       ($)      (X)      (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                    17.21     119.16      1.25     16.52    14.29   104.98   13.13  108.21   15.14
Special Selection Grouping(8)           11.04      38.13      0.48     14.39    17.41    76.64   18.95   77.16   17.66

Comparable Group
- ----------------

Special Comparative Group(8)
- ----------------------------
AMFC  AMB Financial Corp. of IN         10.12      11.37      0.31     14.37       NM    70.42   14.12   70.42      NM
CNSB  CNS Bancorp of MO                 12.00      19.84      0.45     14.07       NM    85.29   19.68   85.29      NM
CATB  Catskill Fin. Corp. of NY         10.19      57.95      0.47     13.65    21.68    74.65   20.75   74.65   18.87
CBK   Citizens First Fin.Corp. of IL     9.87      27.81      0.56     13.95    17.63    70.75   11.02   70.75   16.18
CFTP  Community Fed. Bancorp of MS      13.62      63.05      0.43     14.34       NM    94.98   31.44   94.98      NM
CRZY  Crazy Woman Creek Bncorp of WY    10.25      10.84      0.34     14.67       NM    69.87   22.85   69.87      NM
FFDF  FFD Financial Corp. of OH         10.19      14.83      0.52     14.08    19.60    72.37   20.28   72.37   19.60
FCB   Falmouth Co-Op Bank of MA         10.25      14.91      0.25     14.84       NM    69.07   16.96   69.07      NM
FBER  First Bergen Bancorp of NJ         9.31      29.55      0.20     13.46       NM    69.17   11.43   69.17      NM
FFBH  First Fed. Bancshares of AR       13.75      70.87      0.96     15.38    14.32    89.40   14.22   89.40   14.32
FFFB  First Fed. Fin. Bancorp of OH     10.75       7.22      0.58     15.73    18.53    68.34   12.34   68.34   18.53
GAF   GA Financial Corp. of PA          11.00      97.90      0.33     14.34       NM    76.71   17.21   76.71   25.00
GSFC  Green Street Fin. Corp. of NC     12.87      55.32      0.62     13.78    20.76    93.40   29.44   93.40   20.76
JXVL  Jacksonville Bancorp of TX        10.62      28.27      0.59     13.37    18.00    79.43   13.27   79.43   18.00
LXMO  Lexington B&L Fin. Corp. of MO    10.00      12.65      0.62     14.27    16.13    70.08   20.62   70.08   16.39
LONF  London Financial Corp. of OH      10.50       5.55      0.37     14.81       NM    70.90   14.79   70.90      NM
FFFD  North Central Bancshares of IA    11.00      44.12      0.65     13.72    16.92    80.17   23.15   80.17   18.03
PFFB  PFF Bancorp of Pomona CA          11.44     226.94      0.10     14.57       NM    78.52   11.30   79.44      NM
PHFC  Pittsburgh Home Fin. of PA        10.37      22.63      0.54     13.58    19.20    76.36   12.55   76.36   19.20
RELI  Reliance Bancshares Inc of WI      7.87      20.16      0.29     11.06       NM    71.16   40.01   71.16      NM
SSB   Scotland Bancorp of NC            12.37      22.76      0.38     14.38       NM    86.02   32.32   86.02      NM
SSM   Stone Street Bancorp of NC        16.87      30.79      0.43     21.43       NM    78.72   26.52   78.72      NM
WHGB  WHG Bancshares of MD              11.00      17.82      0.36     14.20       NM    77.46   15.95   77.46      NM
WWFC  Westwood Fin. Corp. of NJ         10.38       6.72      0.99     14.61    10.48    71.05    7.61   82.97   10.48
YFCB  Yonkers Fin. Corp. of NY           9.38      33.50      0.60     13.07    15.63    71.77   13.92   71.77   14.21


                                                                                         Financial Characteristics(6)
                                               Dividends(4)            ------------------------------------------------------------
                                      -----------------------------                                    Reported            Core
                                       Amount/               Payout     Total     Equity/   NPAs/    -------------    -------------
Financial Institution                  Share      Yield     Ratio(5)    Assets    Assets    Assets    ROA      ROE     ROA     ROE
- ---------------------                 --------   -------    --------   --------   -------   -------  -----    -----   -----   -----
                                         ($)       (%)         (%)      ($Mil)      (%)      (%)      (%)      (%)      (%)     (%)
SAIF-Insured Thrifts                      0.35     1.98       25.53      1,297     13.25      0.95    0.87    8.08     0.81    7.29
Special Selection Grouping(8)             0.06     0.48        2.77        243     24.57      0.77    0.83    4.37     0.84    4.47

Comparable Group
- ----------------

Special Comparative Group(8)
- ----------------------------
AMFC  AMB Financial Corp. of IN           0.00     0.00        0.00         81     20.06      0.71    0.49    4.30     0.49    4.30
CNSB  CNS Bancorp of MO                   0.00     0.00        0.00        101     23.07      0.70    0.74    3.20     0.62    2.70
CATB  Catskill Fin. Corp. of NY           0.00     0.00        0.00        279     27.79        NA    0.96    3.44     1.10    3.96
CBK   Citizens First Fin.Corp. of IL      0.00     0.00        0.00        252     15.57        NA    0.63    4.01     0.68    4.37
CFTP  Community Fed. Bancorp of MS        0.00     0.00        0.00        201     33.10      0.34    1.17    6.28     1.14    6.13
CRZY  Crazy Woman Creek Bncorp of WY      0.00     0.00        0.00         47     32.70      0.70    0.92    4.63     0.78    3.95
FFDF  FFD Financial Corp. of OH           0.00     0.00        0.00         73     28.03        NA    1.04    3.69     1.04    3.69
FCB   Falmouth Co-Op Bank of MA           0.00     0.00        0.00         88     24.56        NA    0.45    2.40     0.47    2.50
FBER  First Bergen Bancorp of NJ          0.00     0.00        0.00        259     16.52      2.49    0.28    3.06     0.42    4.59
FFBH  First Fed. Bancshares of AR         0.00     0.00        0.00        498     15.90      0.09    0.99    6.24     0.99    6.24
FFFB  First Fed. Fin. Bancorp of OH       0.00     0.00        0.00         59     18.05      0.09    0.67    3.69     0.67    3.69
GAF   GA Financial Corp. of PA            0.00     0.00        0.00        569     22.44      0.19    0.58    4.73     0.78    6.30
GSFC  Green Street Fin. Corp. of NC       0.00     0.00        0.00        188     31.53      0.16    1.42    4.50     1.42    4.50
JXVL  Jacksonville Bancorp of TX          0.50     4.71          NM        213     16.70      0.86    0.79    6.76     0.79    6.76
LXMO  Lexington B&L Fin. Corp. of MO      0.00     0.00        0.00         61     29.42      1.15    1.28    4.34     1.26    4.27
LONF  London Financial Corp. of OH        0.00     0.00        0.00         38     20.86      0.21    0.57    4.73     0.57    4.73
FFFD  North Central Bancshares of IA      0.25     2.27       38.46        191     28.87      0.13    1.48    7.67     1.39    7.19
PFFB  PFF Bancorp of Pomona CA            0.00     0.00        0.00      2,008     14.39      2.29    0.10    1.37     0.10    1.37
PHFC  Pittsburgh Home Fin. of PA          0.00     0.00        0.00        180     16.43      1.53    0.65    3.98     0.65    3.98
RELI  Reliance Bancshares Inc of WI       0.00     0.00        0.00         50     56.23        NA    1.47    2.62     1.47    2.62
SSB   Scotland Bancorp of NC              0.00     0.00        0.00         70     37.58        NA    1.09    3.96     1.09    3.96
SSM   Stone Street Bancorp of NC          0.44     2.61          NM        116     33.68      0.31    0.77    3.04     0.77    3.04
WHGB  WHG Bancshares of MD                0.00     0.00        0.00        112     20.59      0.35    0.64    5.18     0.64    5.18
WWFC  Westwood Fin. Corp. of NJ           0.25     2.41       25.25         88     10.71        NA    0.73    6.78     0.73    6.78
YFCB  Yonkers Fin. Corp. of NY            0.00     0.00        0.00        241     19.39      1.63    0.89    4.59     0.98    5.05

(1)  Average of High/Low or Bid/Ask price per share.

(2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4)  Indicated twelve month dividend, based on last quarterly dividend declared.

(5)  Indicated dividend as a percent of trailing twelve month earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

(8)  Includes Converted Last 3 Mths (no MHC);

Source: Corporate reports, offering circulars, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, Inc.

VALUATION ANALYSIS
          In the Original Appraisal we made adjustments for certain key valuation parameters based upon our comparative analysis relative to the Peer Group. We continue to believe such adjustments remain appropriate in the current update.


                                          Original Valuation  Current Valuation
Key Valuation Parameters:                 Adjustment          Adjustment
- ------------------------                  ----------          ----------

Financial Condition                       No Adjustment       Same
Profitability, Growth and Viability
  of Earnings                             Moderate Downward   Same
Asset Growth                              Slight Downward     Same
Primary Market Area                       Slight Downward     Same
Dividends                                 Slight Downward     Same
Liquidity of the Shares                   No Adjustment       Same
Marketing of the Issue                    No Adjustment       Same
Management                                No Adjustment       Same
Effect of Government Regulations and
  Regulatory Reform                       No Adjustment       Same

          RP Financial considered the potential impact of pending thrift industry legislation (SAIF recapitalization and bad debt recapture). Given the media coverage of such potential legislation, we believe the investment community is taking the potential impact of such legislation into account of current SAIF-insured thrift stock prices, so no separate adjustment for government regulations and regulatory reform was warranted in this updated appraisal. We have not adjusted the Bank's "marketing of the issue" valuation parameter downward to reflect the weakness in the new issue market.
 Instead, we have increased the emphasis of the pricing of recent conversions, both at conversion and in the after-market, in the determination of the Bank's valuation. Thrift stock industry pricing information is presented in Exhibit 1.


VALUATION METHODOLOGIES

          In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC and the Administrator, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Westwood Homestead's to-be-issued stock -- price/book ("P/B"), price/assets ("P/A"), and price/earnings ("P/E") approaches -- all performed on a pro forma basis including the effects of the conversion proceeds. The valuation has incorporated March 31, 1996 financial data and an updated "blended" reinvestment rate of 6.62 percent reflecting the rise in interest rates through June 14, 1996 (see Exhibit 2 for the derivation of the blended rate).

          Consistent with the Original Appraisal, this updated appraisal continues to be based primarily on fundamental analysis techniques applied to the Peer Group, including the P/TB approach, the P/A approach and the P/E approach -- with the greatest weight being placed in order on the P/TB approach (because conversion stock tends to trade in the near term based on pro forma book value) and the P/A approach (because investors tend to regard P/A ratios as a ceiling in making market value decisions). To capture the anticipated after-market trading of Westwood Homestead's stock, the updated appraisal also incorporates a technical analysis of recently completed stock conversions, including principally the P/TB approach which (as discussed in the Original Appraisal) is the most meaningful pricing ratio as applied to recent conversions in light of the relatively high and, in many cases, not meaningful P/E multiples exhibited by the recent conversions.

          In view of the new issue market weakness, including Ohio thrifts, and incorporating the March 31, 1996 financial information, we have concluded the Bank's midpoint valuation should be increased to $21.5 million. The Bank has adopted Statement of Position ("SOP" 93-6) which will cause earnings per share computations to be based on shares issued and outstanding excluding shares owned by an ESOP where there is not a commitment to release such shares. For the purpose of preparing the pro forma pricing tables and exhibits, we have reflected all shares issued in the offering including shares purchased by the ESOP as outstanding to capture the full dilutive impact of such stock to the Bank's shareholders. However, we have considered the impact of adoption of SOP 93-6 on the Bank in the determination of Westwood Homestead's pro forma value.

       1. P/B APPROACH. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. Again, we have examined the price/tangible book value ratio ("P/TB") reflecting the market's treatment of goodwill. Based on the updated midpoint value, Westwood Homestead's pro forma P/TB ratio was 65.88 percent (approximating the 65.69 percent midpoint valuation in the Original Appraisal). Relative to the average P/B and P/TB ratios indicated for the Peer Group of 88.22 and 88.24 percent, respectively, Westwood Homestead's updated valuation reflected a 25.3 percent discount (versus the 26.7 percent discount applied in the Original Appraisal). The implied conversion pricing ratios relative to the Peer Group's pricing ratios are indicated in Table 10, and the updated pro forma calculations are detailed in Exhibits 3 and 4.

          In addition to the fundamental analysis applied to the Peer Group, RP Financial utilized a technical analysis of recently completed conversions as a proxy for anticipated after-market trading in Westwood Homestead's conversion stock. The recent conversions indicated an average P/TB ratio of 70.9 at closing and 77.16 percent in the after-market. Since complete financial data is not readily available for the recent conversions, RP Financial's valuation analysis in this regard is necessarily limited -- focused primarily on how the market is pricing recent conversions and estimating how such pricing can reasonably be applied to Westwood Homestead's conversion stock. For reasons discussed above, the P/TB ratios of the recent conversions provide the most meaningful pricing information. At the updated midpoint value, Westwood Homestead's pro forma valuation was discounted by approximately 7.1 and 14.6 percent relative to the recent conversions average P/TB ratios of 70.9 and 77.16 percent, at closing and in the after-market, respectively. Comparatively, in the Original Appraisal, Westwood Homestead's P/TB ratio was at a discount of
13.6 and 23.1 percent from the recent conversion averages at closing and in the after-market, respectively.

       2. P/A APPROACH. P/A ratios are generally not as reliable an indicator of market value, as investors do not place significant weight on total assets as a determinant of market value. Investors typically place significantly greater weight on book value and earnings. In the case of Westwood Homestead, however, with its high pro forma equity-to-assets ratio, it is our belief that investors will place greater weight on the pro forma P/A ratio which will serve as an upper bound of the stock's trading range. Accordingly, since the P/A ratio will apply to Westwood Homestead more so than other institutions (with less leveraged balance sheets), the P/A approach has received greater weight in our valuation analysis. At the updated midpoint, Westwood Homestead exhibited a pro forma P/A ratio of 18.52 percent. In comparison to the Peer Group's average P/A ratio of 17.94 percent, Westwood Homestead's P/A ratio indicated a slight premium (versus a slight discount in the Original Appraisal).

       3. P/E APPROACH. The application of the P/E valuation method requires calculating the Bank's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Bank's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. Similar to the Original Appraisal, Westwood Homestead's earnings were adjusted to exclude non-recurring items such as losses on sale of MBS and the directors' retirement plan expense ("core earnings").

Core earnings were estimated to total $506,000 for the twelve months ended March 31, 1996. Adjustments were also applied to the Peer Group's earnings in the calculation of core earnings (see Exhibit 5).

          Based on Westwood Homestead's pre-conversion core earnings for the twelve months ended March 31, 1996, and incorporating the impact of the pro forma valuation parameters utilized in the Original Appraisal with the updated reinvestment rate of 6.62 percent, the Bank's core P/E multiple at the updated midpoint value equaled 21.15 times core earnings (versus the 21.74 times core earnings midpoint valuation in the Original Appraisal).
This core P/E multiple was at a premium of 15.6 percent to the Peer Group average core P/E multiple of 18.30 times excluding the three companies with core P/E multiples over 25 times and a discount of 4.4 percent to the Peer Group average of 22.12 times core earnings including the three companies with core P/E multiples over 25 times. The Original Appraisal contained a premium of 16.9 percent and a discount of 11.2 percent, respectively.

SUMMARY

          We have concluded that the Bank's estimated pro forma market value range should be increased relative to the conclusion of the Original Appraisal. Accordingly, it is our opinion, as of June 14, 1996, the aggregate pro forma market value of the Bank was $21,500,000 at the midpoint, equal to 2,150,000 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15 percent offering range indicates a minimum value of $18,275,000 and a maximum value of $24,725,000. Based on the $10.00 per share offering price, this valuation range equates to an offering of 1,827,500 shares at the minimum to 2,472,500 shares at the maximum. The Corporation's offering also includes a provision for a superrange maximum value, which if fully exercised, would result in an offering size of $28,433,750, equal to 2,843,375 shares at the $10.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 10, and the key valuation parameters are detailed in
Exhibit 4 and Exhibit 5.


                                             Respectfully submitted,
                                             RP FINANCIAL, LC.


                                             /s/ Ronald S. Riggins

                                             Ronald S. Riggins
                                             Managing Director



                                             /s/ James J. Oren

                                             James J. Oren
                                             Vice President

RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 10
                             Public Market Pricing
                 Westwood Homestead SB of OH and the Comparables
                              As of June 14, 1996

                                                Market       Per Share Data
                                            Capitalization   --------------
                                           ----------------           Book            Pricing Ratios(3)
                                            Price/   Market  12-Mth  Value/  --------------------------------------
                                           Share(1)  Value   EPS(2)  Share     P/E     P/B     P/A    P/TB   P/CORE
                                           --------  ------  ------  ------  ------  ------   -----  ------  ------
                                              ($)    ($Mil)   ($)     ($)      (X)     (%)     (%)     (%)    (X)
Westwood Homestead SB of OH
- ---------------------------
      Superrange                              10.00    28.43   0.14   13.62   73.30   73.40   23.27  73.40    23.90
      Range Maximum                           10.00    24.73   0.12   14.35   83.76   69.70   20.79  69.70    22.54
      Range Midpoint                          10.00    21.50   0.10   15.18  100.22   65.88   18.52  65.88    21.15
      Range Minimum                           10.00    18.28   0.07   16.31  136.50   61.33   16.13  61.33    19.53

SAIF-Insured Thrifts(7)
- -----------------------
      Averages                                17.21   119.16   1.25   16.52   14.29  104.98   13.13 108.21    15.14
      Medians                                    --       --     --      --   14.29   99.35   11.84 102.42    15.42

All Non-MHC State of OH(7)
- --------------------------
      Averages                                17.34    43.54   1.25   16.99   14.99  102.10   13.66 103.98    15.84
      Medians                                    --       --     --      --   14.48   91.82   12.34  93.81    15.97

Comparable Group Averages
- -------------------------
      Averages                                14.58    20.53   0.81   16.51   17.40   88.22   17.94  88.24    18.30
      Medians                                    --       --     --      --   18.84   89.41   17.74  89.41    18.84

State of OH
- -----------
     ASBP  ASB Financial Corp. of OH          15.00    25.71   0.64   15.04   23.44   99.73   23.01  99.73    23.44
     CAFI  Camco Fin. Corp. of OH             19.62    38.67   2.12   14.52    9.25  135.12   11.25 135.12    12.11
     COFI  Charter One Financial of OH(7)     35.19  1587.60   0.37   20.16     NM   174.55   12.05 177.37    14.72
     CRCL  Circle Financial Corp.of OH(7)     34.00    24.07   1.47   34.51   23.13   98.52   10.49 113.56      NM
     CTZN  CitFed Bancorp of Dayton OH        37.06   210.72   2.84   30.62   13.05  121.03    8.11 139.64    15.97
     CIBI  Community Inv. Corp. of OH         15.25    10.69   1.20   17.45   12.71   87.39   12.55  87.39    13.38
     EFBI  Enterprise Fed. Bancorp of OH      14.25    29.71   0.99   15.52   14.39   91.82   14.31  91.99    20.96
     FFDF  FFD Financial Corp. of OH          10.19    14.83   0.52   14.08   19.60   72.37   20.28  72.37    19.60
     FFYF  FFY Financial Corp. of OH          23.25   120.74   1.34   20.25   17.35  114.81   21.07 114.81    16.85
     FFOH  Fidelity Financial of OH            9.94    40.49   0.46   12.47   21.61   79.71   16.24  79.71    21.61
     FDEF  First Defiance Fin.Corp. of OH     10.75   118.01   0.53   12.22   20.28   87.97   22.34  87.97    20.67
     FFSW  First Fed Fin. Serv. of OH         28.37    92.91   2.41   16.15   11.77  175.67    9.35 193.12    14.62
     FFFB  First Fed. Fin. Bancorp of OH      10.75     7.22   0.58   15.73   18.53   68.34   12.34  68.34    18.53
     FFBZ  First Federal Bancorp of OH        24.50    19.23   2.39   17.23   10.25  142.19   11.10 142.36    10.43
     FFHS  First Franklin Corp. of OH         15.00    17.81   1.10   17.31   13.64   86.66    8.24  86.66    13.89
     GFCO  Glenway Financial Corp. of OH      20.25    22.09   1.37   24.02   14.78   84.30    7.93  86.58    15.46
     HHFC  Harvest Home Fin. Corp. of OH      13.00    11.64   0.69   14.65   18.84   88.74   16.55  88.74    18.84
     HVFD  Haverfield Corp. of OH             18.00    34.27   1.19   14.81   15.13  121.54   10.09 121.95    16.07
     INBI  Industrial Bancorp of OH           11.87    65.93   0.82   11.26   14.48  105.42   20.16 105.42    14.48
     LONF  London Financial Corp. of OH       10.50     5.55   0.37   14.81     NM    70.90   14.79  70.90      NM
     MFFC  Milton Fed. Fin. Corp. of OH       12.87    29.61   0.79   14.91   16.29   86.32   17.25  86.32    17.63
     OHSL  OHSL Financial Corp. of OH         20.12    24.63   1.53   20.85   13.15   96.50   11.99  96.50    13.50
     PVFC  PVF Capital Corp. of OH            20.25    31.37   2.26   13.77    8.96  147.06    9.86 147.06    10.18
     SFSL  Security First Corp. of OH         13.12    46.34   1.50   11.58    8.75  113.30    9.87 116.52     8.36

                                                                             Financial Characteristics(6)
                                                  Dividends(4)        --------------------------------------------------------
                                             -----------------------                            Reported         Core
                                             Amount/         Payout   Total   Equity/  NPAs/   -------------   -------------
                                             Share   Yield  Ratio(5)  Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                             ------  -----  --------  ------  ------- ------   -----   -----   -----   -----
                                              ($)     (%)     (%)     ($Mil)    (%)     (%)     (%)     (%)     (%)     (%)
Westwood Homestead SB of OH
- ---------------------------
      Superrange                               0.00   0.00    0.00      122    31.70   0.00     0.32    1.00    0.97    3.07
      Range Maximum                            0.00   0.00    0.00      119    29.82   0.00     0.25    0.83    0.92    3.09
      Range Midpoint                           0.00   0.00    0.00      116    28.11   0.00     0.18    0.66    0.88    3.11
      Range Minimum                            0.00   0.00    0.00      113    26.31   0.00     0.12    0.45    0.83    3.14

SAIF-Insured Thrifts(7)
- -----------------------
      Averages                                 0.35   1.98   25.53   1 ,297    13.25   0.95     0.87    8.08    0.81    7.29
      Medians                                    --     --      --       --       --     --      --       --      --      --

All Non-MHC State of OH(7)
- --------------------------
      Averages                                 0.36   2.06   27.82      359    14.40   0.56     0.94    7.91    0.88    7.33
      Medians                                    --     --      --       --       --     --       --      --      --      --

Comparable Group Averages
- -------------------------
      Averages                                 0.30   1.99   38.52      116    20.26   0.37     1.03    4.82    0.96    4.47
      Medians                                    --     --      --       --       --     --       --      --      --      --

State of OH
- -----------
     ASBP  ASB Financial Corp. of OH           0.30   2.00   46.88      112    23.07   1.48     1.03    4.75    1.03    4.75
     CAFI  Camco Fin. Corp. of OH              0.46   2.34   21.70      344     8.33   0.56     1.22   15.53    0.93   11.87
     COFI  Charter One Financial of OH(7)      0.92   2.61     NM    13,174     6.90   0.42     0.18    2.81    1.18   18.12
     CRCL  Circle Financial Corp.of OH(7)      0.68   2.00   46.26      229    10.65   0.10     0.50    4.34    0.43    3.72
     CTZN  CitFed Bancorp of Dayton OH         0.28   0.76    9.86    2,598     6.70   0.85     0.68    9.99    0.55    8.16
     CIBI  Community Inv. Corp. of OH          0.16   1.05   13.33       85    14.36   0.73     1.00    7.71    0.95    7.33
     EFBI  Enterprise Fed. Bancorp of OH       0.00   0.00    0.00      208    15.58   0.01     1.12    5.47    0.77    3.75
     FFDF  FFD Financial Corp. of OH           0.00   0.00    0.00       73    28.03    NA      1.04    3.69    1.04    3.69
     FFYF  FFY Financial Corp. of OH           0.60   2.58   44.78      573    18.35   0.88     1.21    6.53    1.25    6.73
     FFOH  Fidelity Financial of OH            0.20   2.01   43.48      249    20.37   0.40     0.82    5.54    0.82    5.54
     FDEF  First Defiance Fin.Corp. of OH      0.28   2.60   52.83      528    25.39    NA      1.15    5.36    1.13    5.26
     FFSW  First Fed Fin. Serv. of OH          0.48   1.69   19.92      993     5.32   0.15     0.85   15.68    0.69   12.62
     FFFB  First Fed. Fin. Bancorp of OH       0.00   0.00    0.00       59    18.05   0.09     0.67    3.69    0.67    3.69
     FFBZ  First Federal Bancorp of OH         0.44   1.80   18.41      173     7.81   0.62     1.10   14.70    1.08   14.45
     FFHS  First Franklin Corp. of OH          0.28   1.87   25.45      216     9.51   0.73     0.63    6.59    0.62    6.47
     GFCO  Glenway Financial Corp. of OH       0.68   3.36   49.64      279     9.41    NA      0.56    5.87    0.54    5.62
     HHFC  Harvest Home Fin. Corp. of OH       0.40   3.08   57.97       70    18.65   0.20     0.89    4.74    0.89    4.74
     HVFD  Haverfield Corp. of OH              0.54   3.00   45.38      340     8.30   0.78     0.65    8.20    0.62    7.71
     INBI  Industrial Bancorp of OH            0.30   2.53   36.59      327    19.12   0.40     1.48    8.08    1.48    8.08
     LONF  London Financial Corp. of OH        0.00   0.00    0.00       38    20.86   0.21     0.57    4.73    0.57    4.73
     MFFC  Milton Fed. Fin. Corp. of OH        0.48   3.73   60.76      172    19.98   0.40     1.13    4.93    1.05    4.56
     OHSL  OHSL Financial Corp. of OH          0.76   3.78   49.67      205    12.42   0.26     0.96    7.50    0.93    7.30
     PVFC  PVF Capital Corp. of OH             0.00   0.00    0.00      318     6.71    NA      1.13   17.84    0.99   15.71
     SFSL  Security First Corp. of OH          0.44   3.35   29.33      470     8.71   0.44     1.18   13.57    1.23   14.21

RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 10
                             Public Market Pricing
                 Westwood Homestead SB of OH and the Comparables
                              As of June 14, 1996

                                                Market       Per Share Data
                                            Capitalization   --------------
                                           ----------------           Book            Pricing Ratios(3)
                                            Price/   Market  12-Mth  Value/  --------------------------------------
                                           Share(1)  Value   EPS(2)  Share     P/E     P/B     P/A    P/TB   P/CORE
                                           --------  ------  ------  ------  ------  ------   -----  ------  ------
                                              ($)    ($Mil)   ($)     ($)      (X)     (%)     (%)     (%)    (X)

     SHFC  Seven Hills Fin. Corp. of OH(7)    16.00     8.58   0.31   18.01     NM    88.84   18.84  88.84      NM
     SSBK  Strongsville SB of OH              21.25    53.78   1.88   16.50   11.30  128.79   10.66 131.58    13.36
     SBCN  Suburban Bancorp. of OH            15.00    22.22   0.53   17.31     NM    86.66   11.27  86.66    19.48
     PTRS  The Potters S&L Co. of OH          16.25     8.66   1.15   20.79   14.13   78.16    7.61  78.16    14.38
     THIR  Third Financial Corp. of OH(7)     31.87    36.20   1.89   24.87   16.86  128.15   23.25 128.15    18.86
     WOFC  Western Ohio Fin. Corp. of OH      23.25    53.68   1.10   25.19   21.14   92.30   16.80  98.02      NM
     WFCO  Winton Financial Corp. of OH(7)    13.50    26.81   1.04   10.42   12.98  129.56   10.22 133.14    15.88
     FFWD  Wood Bancorp of OH                 18.50    19.13   1.56   19.72   11.86   93.81   13.69  93.81    12.25

Comparable Group
- ----------------
     ASBP  ASB Financial Corp. of OH          15.00    25.71   0.64   15.04   23.44   99.73   23.01  99.73    23.44
     BWFC  Bank West Fin. Corp. of MI         10.75    24.68   0.41   11.99     NM    89.66   17.73  89.66      NM
     EFBI  Enterprise Fed. Bancorp of OH      14.25    29.71   0.99   15.52   14.39   91.82   14.31  91.99    20.96
     FSBS  First Ashland Fin. Corp. of KY(7)  18.00    26.33   0.51   16.24     NM   110.84   29.19 110.84      NM
     GWBC  Gateway Bancorp of KY              13.87    16.31   0.66   15.52   21.02   89.37   22.34  89.37    21.02
     HHFC  Harvest Home Fin. Corp. of OH      13.00    11.64   0.69   14.65   18.84   88.74   16.55  88.74    18.84
     MFBC  MFB Corp. of Mishawaka IN          14.00    29.09   0.63   18.67   22.22   74.99   14.48  74.99    22.58
     MSBF  MSB Financial Corp. of MI          16.87    11.40   1.53   18.86   11.03   89.45   20.25  89.45    12.05
     MARN  Marion Capital Holdings of IN      20.75    41.56   1.23   21.48   16.87   96.60   23.18  96.60    16.87
     MFFC  Milton Fed. Fin. Corp. of OH       12.87    29.61   0.79   14.91   16.29   86.32   17.25  86.32    17.63
     MIVI  Miss. View Hold. Co. of MN         11.25    10.78   0.95   13.78   11.84   81.64   15.40  81.64    12.50
     NBSI  North Bancshares of Chicago IL     15.75    18.46   0.54   16.92     NM    93.09   16.14  93.09      NM
     PCBC  Perry Co. Fin. Corp. of MO         17.50    14.98   0.88   18.84   19.89   92.89   19.38  92.89    19.89
     SHFC  Seven Hills Fin. Corp. of OH(7)    16.00     8.58   0.31   18.01     NM    88.84   18.84  88.84      NM
     SOBI  Sobieski Bancorp of S. Bend IN     12.25    10.25   0.39   16.87     NM    72.61   13.43  72.61      NM
     SFFC  StateFed Financial Corp. of IA     16.00    13.17   1.03   18.13   15.53   88.25   17.75  88.25    15.53

                                                                            Financial Characteristics(6)
                                                 Dividends(4)        --------------------------------------------------------
                                            -----------------------                            Reported         Core
                                            Amount/         Payout   Total   Equity/  NPAs/   -------------   -------------
                                            Share   Yield  Ratio(5)  Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                            ------  -----  --------  ------  ------- ------   -----   -----   -----   -----
                                             ($)     (%)     (%)     ($Mil)    (%)     (%)     (%)     (%)     (%)     (%)

     SHFC  Seven Hills Fin. Corp. of OH(7)    0.36   2.25     NM        46    21.21   0.22     0.36    1.69    0.34    1.58
     SSBK  Strongsville SB of OH              0.48   2.26   25.53      505     8.28   0.49     1.00   11.90    0.85   10.06
     SBCN  Suburban Bancorp. of OH            0.60   4.00     NM       197    13.00   0.20     0.40    2.98    0.57    4.33
     PTRS  The Potters S&L Co. of OH          0.24   1.48   20.87      114     9.73   2.49     0.54    5.69    0.53    5.59
     THIR  Third Financial Corp. of OH(7)     0.68   2.13   35.98      156    18.15   0.23     1.40    7.87    1.26    7.03
     WOFC  Western Ohio Fin. Corp. of OH      1.00   4.30     NM       320    18.20   0.34     1.10    4.22    0.83    3.18
     WFCO  Winton Financial Corp. of OH(7)    0.42   3.11   40.38      262     7.89   0.53     0.93   12.26    0.76   10.02
     FFWD  Wood Bancorp of OH                 0.36   1.95   23.08      140    14.59   0.18     1.17    8.14    1.14    7.88

Comparable Group
- ----------------
     ASBP  ASB Financial Corp. of OH          0.30   2.00   46.88      112    23.07   1.48     1.03    4.75    1.03    4.75
     BWFC  Bank West Fin. Corp. of MI         0.28   2.60   68.29      139    19.78   0.08     0.69    3.38    0.41    1.98
     EFBI  Enterprise Fed. Bancorp of OH      0.00   0.00    0.00      208    15.58   0.01     1.12    5.47    0.77    3.75
     FSBS  First Ashland Fin. Corp. of KY(7)  0.00   0.00    0.00       90    26.33    NA      0.87    4.09    0.87    4.09
     GWBC  Gateway Bancorp of KY              0.40   2.88   60.61       73    25.00   0.19     1.05    3.92    1.05    3.92
     HHFC  Harvest Home Fin. Corp. of OH      0.40   3.08   57.97       70    18.65   0.20     0.89    4.74    0.89    4.74
     MFBC  MFB Corp. of Mishawaka IN          0.00   0.00    0.00      201    19.31   0.05     0.69    3.41    0.68    3.36
     MSBF  MSB Financial Corp. of MI          0.50   2.96   32.68       56    22.64   0.60     1.93    7.88    1.76    7.21
     MARN  Marion Capital Holdings of IN      0.80   3.86   65.04      179    23.99   0.93     1.40    5.77    1.40    5.77
     MFFC  Milton Fed. Fin. Corp. of OH       0.48   3.73   60.76      172    19.98   0.40     1.13    4.93    1.05    4.56
     MIVI  Miss. View Hold. Co. of MN         0.00   0.00    0.00       70    18.86   0.14     1.32    6.75    1.25    6.40
     NBSI  North Bancshares of Chicago IL     0.40   2.54   74.07      114    17.34    NA      0.57    3.03    0.52    2.75
     PCBC  Perry Co. Fin. Corp. of MO         0.30   1.71   34.09       77    20.86   0.04     1.00    5.36    1.00    5.36
     SHFC  Seven Hills Fin. Corp. of OH(7)    0.36   2.25     NM        46    21.21   0.22     0.36    1.69    0.34    1.58
     SOBI  Sobieski Bancorp of S. Bend IN     0.00   0.00    0.00       76    18.49    NA      0.42    2.27    0.42    2.27
     SFFC  StateFed Financial Corp. of IA     0.40   2.50   38.83       74    20.11    NA      1.18    5.80    1.18    5.80


(1) Average of high/low or bid/ask price per share.

(2) EPS (common earnings per share) is based on actual trailing twelve month data and is shown on a pro forma basis.

(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.

(4) Indicated twelve month dividend, based on last quarterly dividend declared.

(5) Indicated twelve month dividend as a percent of trailing twelve month earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.

(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright -C- 1995 by RP Financial, Inc.

                                    EXHIBITS

                                LIST OF EXHIBITS



Exhibit
Number                Description
- --------              ------------
   1                  Stock Prices:  June 14, 1996

   2                  Blended Reinvestment Rate Calculation

   3                  Pro Forma Analysis Sheet

   4                  Pro Forma Effect of Conversion Proceeds

   5                  Core Earnings Calculations

   6                  Firm Qualifications Statement

                                    EXHIBIT 1
                          Stock Prices:  June 14, 1996

RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                           Weekly Thrift Market Line - Part One
                                               Prices As Of June 14, 1996

                                                    Market Capitalization                        Price Change Data
                                                  -------------------------    ----------------------------------------------
                                                                                  52 Week (1)               % Change From
                                                           Shares  Market      ---------------          ---------------------
                                                  Price/   Outst- Capital-                      Last     Last Dec 31, Dec 31,
Financial Institution                             Share(1) anding ization(9)    High     Low    Week     Week 1994(2) 1995(2)
- ---------------------                             -------- ------ ---------    ------  ------- ------   ----- ------- -------
                                                    ($)     (000)  ($Mil)        ($)     ($)    ($)      (%)    (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHC)
- ---------------------------------------------

SAIF-Insured Thrifts(324)                          17.29   5,835   124.9       18.72    14.08   17.21    0.46  132.74   1.53
NYSE Traded Companies(12)                          28.39  46,329 1,312.3       30.65    21.28   28.64   -0.97  183.98   2.55
AMEX Traded Companies(17)                          13.84   3,282    49.0       14.97    12.32   13.91   -0.40  206.86   1.35
NASDAQ Listed OTC Companies(295)                   16.99   4,181    76.5       18.41    13.87   16.90    0.57  125.02   1.48
California Companies(25)                           19.30  23,611   604.6       20.87    14.93   19.30    0.31   51.51   3.87
Florida Companies(10)                              13.03   5,174    58.6       14.72    10.52   12.97    0.23   68.90   3.13
Mid-Atlantic Companies(64)                         16.71   5,652   103.1       18.15    13.82   16.58    0.70  114.42   1.19
Mid-West Companies(150)                            17.88   3,811    84.2       19.23    14.52   17.78    0.65  157.61   1.09
New England Companies(9)                           17.64   3,542    70.4       19.65    14.89   17.60   -0.26  178.79  -2.08
North-West Companies(6)                            17.42  11,909   232.2       18.18    13.05   17.97   -2.48   73.18   8.15
South-East Companies(45)                           16.45   3,530    57.9       18.10    13.57   16.37    0.36  179.05   2.26
South-West Companies(7)                            13.45   1,879    28.2       14.96    11.87   13.46    0.17  -18.52  -6.18
Western Companies (Excl CA)(8)                     16.10   4,158    61.1       16.88    13.47   16.16   -0.35  221.28   5.07
Thrift Strategy(250)                               16.16   3,464    59.3       17.58    13.52   16.09    0.54  102.02   0.84
Mortgage Banker Strategy(39)                       21.27  11,484   324.4       22.68    16.16   21.17    0.07  216.05   4.31
Real Estate Strategy(16)                           18.50   6,379   122.3       19.56    13.30   18.55   -0.06   97.09   4.44
Diversified Strategy(15)                           25.50  29,926   697.3       27.46    19.60   25.52   -0.08  191.69   3.07
Retail Banking Strategy(4)                         12.03   3,261    41.7       13.72    10.15   11.78    2.80  176.80  -3.72
Companies Issuing Dividends(245)                   18.57   6,224   142.4       20.14    15.08   18.50    0.34  152.71   1.34
Companies Without Dividends(79)                    13.35   4,642    71.4       14.34    11.03   13.27    0.80   53.63   2.28
Equity/Assets  6%(29)                              16.92  19,811   421.3       18.20    12.83   16.77    0.80   76.78   4.37
Equity/Assets 6-12%(148)                           19.36   5,397   133.9       21.02    15.27   19.32    0.15  154.44   2.02
Equity/Assets  12%(147)                            15.32   3,493    57.3       16.55    13.16   15.22    0.69   95.43   0.30
Converted Last 3 Mths (no MHC)(22)                 11.26   3,406    39.1       11.83    10.56   11.06    1.96    0.00  -2.25
Actively Traded Companies(53)                      23.15  17,267   440.5       24.98    18.29   23.07    0.46  157.85   3.28
Market Value Below $20 Million(85)                 13.99     967    12.6       15.40    12.00   13.95    0.36   85.52  -2.54
Holding Company Structure(277)                     17.71   5,891   131.6       19.19    14.56   17.64    0.53  125.71   1.11
Assets Over $1 Billion(61)                         24.57  19,220   482.3       26.37    18.86   24.54    0.25  155.85   4.12
Assets $500 Million-$1 Billion(56)                 17.58   5,025    78.2       18.81    14.13   17.40    0.91  175.99   3.05
Assets $250-$500 Million(79)                       15.87   2,642    38.6       17.36    13.40   15.79    0.35   99.16   1.81
Assets less than $250 Million(128)                 14.34   1,409    19.2       15.64    12.06   14.30    0.41   78.59  -0.97
Goodwill Companies(134)                            19.56   9,592   224.7       21.19    15.38   19.46    0.59  155.93   3.45
Non-Goodwill Companies(190)                        15.63   3,105    52.4       16.92    13.14   15.58    0.36   89.83  -0.01
Acquirors of FSLIC Cases(14)                       24.87  34,581   976.9       26.66    18.96   24.99   -0.25  197.38  -0.92


                                                              Current Per Share Financials
                                                      ------------------------------------------
                                                                                Tangible
                                                     Trailing  12 Mo.   Book     Book
                                                       12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                                  EPS(3)   EPS(3)  Share  Share(4) Share
- ---------------------                                --------  -------  -----  -------- -------
                                                        ($)      ($)     ($)      ($)     ($)
Market Averages. SAIF-Insured Thrifts(no MHC)
- ---------------------------------------------

SAIF-Insured Thrifts(324)                              1.27    1.14    16.72    16.29   163.93
NYSE Traded Companies(12)                              2.35    1.96    21.40    20.05   355.85
AMEX Traded Companies(17)                              0.79    0.75    15.14    14.97   104.13
NASDAQ Listed OTC Companies(295)                       1.25    1.13    16.61    16.20   158.92
California Companies(25)                               1.03    0.86    18.35    17.86   280.83
Florida Companies(10)                                  1.23    0.77    12.43    12.14   175.66
Mid-Atlantic Companies(64)                             1.37    1.30    16.35    15.73   166.88
Mid-West Companies(150)                                1.31    1.16    17.49    17.19   149.47
New England Companies(9)                               1.56    1.31    18.76    17.22   254.16
North-West Companies(6)                                1.30    1.20    13.13    12.35   171.31
South-East Companies(45)                               1.11    1.06    14.72    14.44   122.20
South-West Companies(7)                                1.14    1.07    16.25    15.66   213.08
Western Companies (Excl CA)(8)                         1.07    1.00    16.40    16.00   113.11
Thrift Strategy(250)                                   1.09    1.02    16.54    16.19   143.36
Mortgage Banker Strategy(39)                           2.00    1.43    17.48    16.54   250.48
Real Estate Strategy(16)                               1.64    1.61    16.59    16.29   202.91
Diversified Strategy(15)                               2.00    1.97    18.72    18.22   236.99
Retail Banking Strategy(4)                             1.13    0.86    13.56    13.05   158.37
Companies Issuing Dividends(245)                       1.42    1.27    17.40    16.89   168.17
Companies Without Dividends(79)                        0.82    0.75    14.65    14.43   150.90
Equity/Assets  6%(29)                                  1.39    1.09    14.29    13.44   291.39
Equity/Assets 6-12%(148)                               1.67    1.47    17.31    16.59   210.35
Equity/Assets  12%(147)                                0.85    0.83    16.63    16.56    92.88
Converted Last 3 Mths (no MHC)(22)                     0.50    0.50    14.55    14.45    69.96
Actively Traded Companies(53)                          1.99    1.87    18.69    17.91   251.89
Market Value Below $20 Million(85)                     1.04    0.82    16.16    16.07   132.72
Holding Company Structure(277)                         1.27    1.15    17.25    16.80   163.05
Assets Over $1 Billion(61)                             2.00    1.82    20.00    18.71   275.21
Assets $500 Million-$1 Billion(56)                     1.34    1.24    16.25    15.78   174.93
Assets $250-$500 Million(79)                           1.23    0.97    15.81    15.48   154.89
Assets less than $250 Million(128)                     0.90    0.85    15.85    15.80   108.14
Goodwill Companies(134)                                1.54    1.37    17.38    16.35   215.59
Non-Goodwill Companies(190)                            1.08    0.97    16.24    16.24   126.38
Acquirors of FSLIC Cases(14)                           2.19    1.93    18.94    17.75   297.22



(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

  * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                           Weekly Thrift Market Line - Part One
                                               Prices As Of June 14, 1996

                                                    Market Capitalization                 Price Change Data
                                                  -------------------------    ---------------------------------------------
                                                                                  52 Week (1)              % Change From
                                                           Shares  Market      ---------------          ---------------------
                                                  Price/   Outst- Capital-                      Last     Last Dec 31, Dec 31,
Financial Institution                             Share(1) anding ization(9)    High     Low    Week     Week 1994(2) 1995(2)
- ---------------------                             -------- ------ ---------    ------  ------- ------   ----- ------- -------
                                                    ($)     (000)  ($Mil)        ($)     ($)    ($)      (%)    (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHC)
- --------------------------------------------

BIF-Insured Thrifts(71)                            16.74   7,653   143.7       18.16    13.14   16.70    0.18   98.59   4.70
NYSE Traded Companies(3)                           18.91  52,884   980.8       19.67    14.44   19.16   -1.27  123.54  10.44
AMEX Traded Companies(4)                           14.72   3,115    47.7       16.69    13.16   14.44    1.86   28.64  -5.17
NASDAQ Listed OTC Companies(64)                    16.76   5,591   106.4       18.18    13.07   16.73    0.14  102.49   4.92
California Companies(2)                            11.13   5,155    64.2       11.88     7.88   11.38   -2.06  216.67   9.48
Mid-Atlantic Companies(19)                         19.35  13,139   243.8       20.94    15.45   19.28    0.30   75.79   1.80
Mid-West Companies(1)                               7.87   2,562    20.2        8.50     7.50    7.50    4.93    0.00   0.00
New England Companies(44)                          16.01   3,644    54.2       17.39    12.47   15.97    0.19  109.50   5.75
North-West Companies(4)                            17.51  22,775   598.8       19.28    13.85   17.72   -1.07   41.36   2.13
South-West Companies(1)                            10.75   1,387    14.9       11.50     7.50   10.50    2.38    0.00  19.44
Thrift Strategy(44)                                16.72   4,745    90.3       18.07    13.33   16.67    0.24   96.54   5.96
Mortgage Banker Strategy(11)                       18.15  15,785   238.1       19.54    14.17   18.16    0.19  138.65   4.56
Real Estate Strategy(7)                            16.10   3,715    70.0       17.10    11.27   16.15   -0.75  138.17  10.62
Diversified Strategy(7)                            16.10  21,376   482.8       18.14    12.17   16.04    0.48   39.06  -5.23
Retail Banking Strategy(2)                         14.50   1,330    17.9       17.13    13.13   14.38    0.76   16.56  -6.80
Companies Issuing Dividends(50)                    18.91   6,755   154.7       20.42    14.76   18.86    0.23  103.18   5.62
Companies Without Dividends(21)                    11.59   9,782   117.7       12.81     9.30   11.58    0.07   76.78   2.09
Equity/Assets  6%(8)                               11.33  23,161   285.7       12.59     8.35   11.44   -1.04   67.51  -2.77
Equity/Assets 6-12%(51)                            17.45   6,313   138.6       18.98    13.66   17.36    0.43  105.10   5.84
Equity/Assets  12%(12)                             16.58   4,782    83.2       17.57    13.53   16.68   -0.27   -6.48   3.25
Converted Last 3 Mths (no MHC)(3)                   9.44   3,235    31.0       10.21     9.27    9.33    1.45    0.00   0.00
Actively Traded Companies(30)                      17.70  11,015   208.8       18.95    13.90   17.66    0.34  120.05   4.69
Market Value Below $20 Million(11)                 13.84     982    12.5       14.73    10.58   13.87    0.08   81.45   8.38
Holding Company Structure(45)                      17.09   6,768   135.5       18.55    13.58   17.08   -0.02  102.66   5.55
Assets Over $1 Billion(17)                         22.91  22,046   473.6       24.24    17.02   23.00   -0.46   96.13   6.31
Assets $500 Million-$1 Billion(17)                 18.94   4,578    77.0       20.42    15.54   18.72    1.33  125.45   0.24
Assets $250-$500 Million(22)                       13.27   3,576    38.8       15.08    10.80   13.18    0.15   93.15   3.80
Assets less than $250 Million(15)                  13.14   1,567    15.9       14.08    10.13   13.20   -0.22   75.56   8.94
Goodwill Companies(35)                             18.52  11,037   228.1       20.20    14.73   18.38    0.80  104.95   4.09
Non-Goodwill Companies(36)                         14.96   4,270    59.4       16.12    11.55   15.01   -0.44   88.69   5.36


                                                          Current Per Share Financials
                                                     ------------------------------------------
                                                                                Tangible
                                                     Trailing  12 Mo.   Book     Book
                                                       12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                                  EPS(3)   EPS(3)  Share  Share(4) Share
- ---------------------                                --------  -------  -----  -------- -------
                                                        ($)      ($)     ($)      ($)     ($)
Market Averages. BIF-Insured Thrifts(no MHC)
- --------------------------------------------
BIF-Insured Thrifts(71)                                1.44     1.37    15.47   14.80   177.62
NYSE Traded Companies(3)                               1.02     1.13    18.11   13.88   246.88
AMEX Traded Companies(4)                               1.14     0.71    14.49   13.78   150.26
NASDAQ Listed OTC Companies(64)                        1.49     1.43    15.41   14.92   175.90
California Companies(2)                                0.64     0.55    11.42   11.41   182.68
Mid-Atlantic Companies(19)                             1.53     1.51    17.62   16.79   195.23
Mid-West Companies(1)                                  0.29     0.29    11.06   11.06    19.67
New England Companies(44)                              1.48     1.38    15.06   14.38   178.02
North-West Companies(4)                                1.43     1.42    14.17   13.64   148.84
South-West Companies(1)                                1.24     0.97     7.91    7.64    91.48
Thrift Strategy(44)                                    1.42     1.34    16.05   15.30   168.90
Mortgage Banker Strategy(11)                           1.55     1.54    16.29   15.55   229.21
Real Estate Strategy(7)                                1.46     1.34    12.71   12.67   124.13
Diversified Strategy(7)                                1.86     1.69    12.78   12.04   186.36
Retail Banking Strategy(2)                             0.19     0.20    16.33   15.86   258.61
Companies Issuing Dividends(50)                        1.71     1.64    16.80   15.91   196.16
Companies Without Dividends(21)                        0.80     0.73    12.33   12.18   133.72
Equity/Assets  6%(8)                                   0.92     0.79     9.66    9.56   180.00
Equity/Assets 6-12%(51)                                1.62     1.53    15.72   14.83   195.21
Equity/Assets  12%(12)                                 0.93     0.94    17.77   17.77    91.78
Converted Last 3 Mths (no MHC)(3)                      0.34     0.36    13.18   13.18    43.07
Actively Traded Companies(30)                          1.58     1.56    16.07   15.28   197.35
Market Value Below $20 Million(11)                     1.19     1.07    15.01   14.46   175.71
Holding Company Structure(45)                          1.52     1.48    15.60   15.08   167.99
Assets Over $1 Billion(17)                             2.04     1.99    18.90   17.44   239.15
Assets $500 Million-$1 Billion(17)                     1.66     1.49    17.23   16.77   193.64
Assets $250-$500 Million(22)                           1.09     1.06    12.80   12.36   143.09
Assets less than $250 Million(15)                      1.12     1.04    13.97   13.57   147.21
Goodwill Companies(35)                                 1.58     1.46    16.75   15.40   217.12
Non-Goodwill Companies(36)                             1.30     1.28    14.20   14.20   138.13

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

  * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                           (continued)
                             Weekly Thrift Market Line - Part One
                                   Prices As Of June 14, 1996


                                                 Market Capitalization                        Price Change Data
                                            -----------------------------    -------------------------------------------------
                                                                               52 Week (1)                 % Change From
                                                      Shares    Market       -------------           -------------------------
                                             Price/   Outst-    Capital-                     Last     Last   Dec 31,   Dec 31,
Financial Institution                       Share(1)  anding   ization(9)    High     Low    Week     Week   1994(2)   1995(2)
- ---------------------                       --------  ------   ----------    ----     ----   ----     ----   -------   -------
                                               ($)    (000)     ($Mil)        ($)     ($)     ($)     (%)      (%)       (%)
Market Averages. MHC Institutions
- ---------------------------------

SAIF-Insured Thrifts(19)                      15.96     5,017    24.2        18.09   12.44   16.08   -0.50   107.50    -4.31
BIF-Insured Thrifts(2)                        16.19    21,219   135.4        18.06   12.32   15.19    4.91   184.24     0.54
NASDAQ Listed OTC Companies(21)               15.98     6,637    35.3        18.09   12.43   15.99    0.04   133.08    -3.83
Florida Companies(3)                          18.08     5,505    45.3        21.50   14.55   18.42   -1.03     0.00   -11.71
Mid-Atlantic Companies(9)                     14.11     7,692    26.4        16.56   11.52   14.22   -0.73    57.50    -6.42
Mid-West Companies(7)                         16.45     1,911    11.8        17.80   12.31   16.34    0.88   157.50    -1.56
New England Companies(1)                      22.37    39,166   264.3        23.12   15.25   20.37    9.82   184.24    17.74
North-West Companies(1)                       15.00     2,155    11.8        17.00   11.36   16.00   -6.25     0.00     3.16
Thrift Strategy(18)                           15.68     5,079    23.9        17.87   12.33   15.74   -0.15   107.50    -5.41
Mortgage Banker Strategy(2)                   15.00     2,155    11.8        17.00   11.36   16.00   -6.25     0.00     3.16
Diversified Strategy(1)                       22.37    39,166   264.3        23.12   15.25   20.37    9.82   184.24    17.74
Companies Issuing Dividends(21)               15.98     6,637    35.3        18.09   12.43   15.99    0.04   133.08    -3.83
Equity/Assets less than 6%(1)                 14.75     1,610    11.0        17.25   11.00   15.75   -6.35     0.00    -7.06
Equity/Assets 6-12%(13)                       17.50     8,081    46.2        19.73   13.29   17.53   -0.18   133.08    -4.01
Equity/Assets greater than 12%(7)             13.55     4,880    20.2        15.39   11.14   13.37    1.33     0.00    -3.05
Actively Traded Companies(1)                  15.75     6,512    31.5        17.50   12.50   16.00   -1.56    57.50    -4.55
Market Value Below $20 Million(1)             14.00     1,250     7.8        14.25   10.50   14.00    0.00     0.00     0.94
Holding Company Structure(1)                  15.75     6,512    31.5        17.50   12.50   16.00   -1.56    57.50    -4.55
Assets Over $1 Billion(4)                     17.04    24,584   115.8        19.04   13.29   16.33    3.43   184.24    -0.11
Assets $500 Million-$1 Billion(6)             16.44     5,826    38.6        19.42   13.34   16.65   -0.77    57.50    -7.79
Assets $250-$500 Million(3)                   18.08     2,255    15.9        20.87   13.75   18.50   -2.71   157.50    -4.77
Assets less than $250 Million(8)              14.45     2,159    10.0        15.69   10.92   14.42    0.40     0.00    -1.90
Goodwill Companies(10)                        16.57    11,223    56.0        18.50   12.72   16.53   -0.12   133.08    -1.48
Non-Goodwill Companies(11)                    15.50     2,885    18.4        17.75   12.18   15.54    0.17     0.00    -5.74
MHC Institutions(21)                          15.98     6,637    35.3        18.09   12.43   15.99    0.04   133.08    -3.83

                                                      Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)  Share
- ---------------------                          --------- ------  ------  --------  -------
                                                  ($)     ($)     ($)      ($)       ($)
Market Averages. MHC Institutions
- ---------------------------------

SAIF-Insured Thrifts(19)                         0.85     0.83   13.16    12.91    126.55
BIF-Insured Thrifts(2)                           1.13     0.94   11.49    11.49    124.34
NASDAQ Listed OTC Companies(21)                  0.88     0.84   13.00    12.77    126.33
Florida Companies(3)                             1.29     1.26   14.73    14.68    145.72
Mid-Atlantic Companies(9)                        0.56     0.62   12.15    11.77    107.34
Mid-West Companies(7)                            0.87     0.79   13.39    13.37    136.71
New England Companies(1)                         1.90     1.53   14.12    14.12    176.59
North-West Companies(1)                          1.21     1.09   10.71     9.48     97.22
Thrift Strategy(18)                              0.80     0.79   13.06    12.88    125.16
Mortgage Banker Strategy(2)                      1.21     1.09   10.71     9.48     97.22
Diversified Strategy(1)                          1.90     1.53   14.12    14.12    176.59
Companies Issuing Dividends(21)                  0.88     0.84   13.00    12.77    126.33
Equity/Assets less than 6%(1)                    1.23     1.26   13.64    13.64    229.43
Equity/Assets 6-12%(13)                          0.96     0.96   14.20    13.92    148.90
Equity/Assets greater than 12%(7)                0.68     0.58   10.84    10.68     72.92
Actively Traded Companies(1)                     1.24     1.19   13.98    12.14    147.32
Market Value Below $20 Million(1)                0.48     0.39   13.41    13.41    113.76
Holding Company Structure(1)                     1.24     1.19   13.98    12.14    147.32
Assets Over $1 Billion(4)                        1.12     0.99   11.88    11.56    121.22
Assets $500 Million-$1 Billion(6)                1.04     1.06   14.49    14.12    143.41
Assets $250-$500 Million(3)                      1.21     1.18   15.94    15.90    187.55
Assets less than $250 Million(8)                 0.54     0.51   11.19    11.04     92.49
Goodwill Companies(10)                           1.08     0.95   13.16    12.65    128.21
Non-Goodwill Companies(11)                       0.71     0.76   12.87    12.87    124.80
MHC Institutions(21)                             0.88     0.84   13.00    12.77    126.33

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                          (continued)
                              Weekly Thrift Market Line - Part One
                                   Prices As Of June 14, 1996

                                                 Market Capitalization                        Price Change Data
                                            -----------------------------    -------------------------------------------------
                                                                               52 Week (1)                 % Change From
                                                       Shares   Market      ---------------          -------------------------
                                             Price/    Outst-   Capital-                     Last     Last   Dec 31,   Dec 31,
Financial Institution                       Share(1)   anding  ization(9)    High     Low    Week     Week   1994(2)   1995(2)
- ---------------------                       --------  -------- ----------   ------  ------- -------  ------- -------   -------
                                               ($)    (000)     ($Mil)        ($)     ($)     ($)     (%)      (%)       (%)
NYSE Traded Companies
- ---------------------
AHM   Ahmanson and Co. H.F. of CA             26.62   112,512   2,995.1      27.75   21.00   26.50     0.45   41.97     0.45
CAL   CalFed Inc. of Los Angeles CA           18.37    49,313     905.9      19.00   12.37   18.62    -1.34   -9.01    16.63
CSA   Coast Savings Financial of CA           32.62    18,583     606.2      34.62   19.37   33.37    -2.25  182.18    -5.78
CFB   Commercial Federal Corp. of NE          38.62    15,067     581.9      38.87   27.12   38.12     1.31  946.61     2.30
DME   Dime Savings Bank, FSB of NY*           13.12    98,847   1,296.9      13.25    9.87   13.12     0.00   30.42    12.91
DSL   Downey Financial Corp. of CA            20.75    16,973     352.2      24.05   16.79   21.62    -4.02   21.06    -4.60
FRC   First Republic Bancorp of CA*           14.25     7,349     104.7      15.25   11.00   14.62    -2.53  216.67     8.61
FED   FirstFed Fin. Corp. of CA               17.50    10,624     185.9      18.50   12.37   17.25     1.45    8.36    23.94
GLN   Glendale Fed. Bk, FSB of CA             18.50    44,085     815.6      19.00   12.37   18.75    -1.33   13.85     4.99
GDW   Golden West Fin. Corp. of CA            54.50    58,623   3,195.0      56.25   44.37   54.62    -0.22  108.09    -1.36
GWF   Great Western Fin. Corp. of CA          23.75   137,205   3,258.6      27.12   20.25   23.50     1.06   36.73    -6.39
GPT   GreenPoint Fin. Corp. of NY*            29.37    52,457   1,540.7      30.50   22.44   29.75    -1.28    N.A.     9.79
SFB   Standard Fed. Bancorp of MI             38.12    31,289   1,192.7      43.12   31.87   38.87    -1.93  309.45    -3.18
TCB   TCF Financial Corp. of MN               33.12    35,835   1,186.9      37.62   22.94   33.62    -1.49  399.55     0.00
WES   Westcorp Inc. of Orange CA              18.25    25,836     471.5      21.91   14.52   18.87    -3.29  148.98     3.58

AMEX Traded Companies
- ---------------------
BKC   American Bank of Waterbury CT*          24.50     2,286      56.0      27.62   21.37   24.12     1.58   30.67   -10.09
BFD   BostonFed Bancorp of MA                 12.25     6,590      80.7      12.62   10.00   12.25     0.00    N.A.     4.26
CFX   Cheshire Fin. Corp. of NH*              14.37     7,561     108.7      17.50   13.50   13.75     4.51   20.76    -8.06
CZF   Citisave Fin. Corp. of LA               14.25       965      13.8      16.50   12.75   15.75    -9.52    N.A.    -3.39
CBK   Citizens First Fin.Corp. of IL           9.87     2,818      27.8      10.50    9.75   10.00    -1.30    N.A.     N.A.
ESX   Essex Bancorp of VA(8)                   2.25     1,051       2.4       5.50    0.94    2.31    -2.60  -86.57    19.68
FCB   Falmouth Co-Op Bank of MA*              10.25     1,455      14.9      11.37   10.25   10.25     0.00    N.A.     N.A.
GAF   GA Financial Corp. of PA                11.00     8,900      97.9      11.50   10.75   10.75     2.33    N.A.     N.A.
KNK   Kankakee Bancorp of IL                  19.25     1,439      27.7      21.00   18.25   19.37    -0.62   92.50     2.01
KYF   Kentucky First Bancorp of KY            13.37     1,389      18.6      13.62   11.37   13.62    -1.84    N.A.     8.08
NYB   New York Bancorp, Inc. of NY            25.25    11,725     296.1      26.12   19.00   25.25     0.00  256.14    12.22
PDB   Piedmont Bancorp of NC                  13.25     2,645      35.0      13.62   12.00   13.12     0.99    N.A.     6.00
PLE   Pinnacle Bank of AL                     16.12       890      14.3      19.25   15.50   16.00     0.75  138.81   -10.44
SSB   Scotland Bancorp of NC                  12.37     1,840      22.8      12.62   11.62   12.12     2.06    N.A.     N.A.
SZB   SouthFirst Bancshares of AL             12.25       855      10.5      16.00   11.25   12.00     2.08    N.A.   -20.97
SRN   Southern Banc Company of AL             13.25     1,455      19.3      13.37   11.37   13.25     0.00    N.A.     2.95
SSM   Stone Street Bancorp of NC              16.87     1,825      30.8      18.50   16.75   16.87     0.00    N.A.     N.A.
TSH   Teche Holding Company of LA             13.25     4,094      54.2      14.50   11.75   13.25     0.00    N.A.    -3.64
FTF   Texarkana Fst. Fin. Corp of AR          16.50     1,984      32.7      16.50   10.00   16.37     0.79    N.A.    16.86
THR   Three Rivers Fin. Corp. of MI           13.37       860      11.5      13.62   11.37   13.25     0.91    N.A.     9.14
TBK   Tolland Bank of CT*                      9.75     1,157      11.3      10.25    7.50    9.62     1.35   34.48     2.63
WSB   Washington SB, FSB of MD                 5.50     4,220      23.2       6.25    3.56    5.63    -2.31  340.00    10.00

NASDAQ Listed OTC Companies
- ---------------------------
FBCV  1st Bancorp of Vincennes IN             26.62       666      17.7      34.05   26.00   26.00     2.38    N.A.    -8.74
WFSB  1st Washington Bancorp of VA(8)          7.94     9,883      78.5       8.00    5.00    7.94     0.00   98.50    13.43
ALBK  ALBANK Fin. Corp. of Albany NY          27.25    13,605     370.7      30.62   21.46   27.25     0.00   17.20     9.00
AMFC  AMB Financial Corp. of IN               10.12     1,124      11.4      11.00    9.75   10.00     1.20    N.A.     N.A.
ASBP  ASB Financial Corp. of OH               15.00     1,714      25.7      16.50   11.37   15.00     0.00    N.A.    -5.48
ABBK  Abington Savings Bank of MA(8)*         15.37     1,884      29.0      18.50   12.75   14.50     6.00  132.18   -10.90
AADV  Advantage Bancorp of WI                 34.00     3,449     117.3      34.50   23.40   34.00     0.00  269.57    12.58
AFCB  Affiliated Comm BC, Inc of MA           16.75     5,072      85.0      18.00   16.06   16.62     0.78    N.A.    -3.57
ALBC  Albion Banc Corp. of Albion NY          16.50       261       4.3      18.75   14.25   17.00    -2.94   26.92     0.00
ATSB  AmTrust Capital Corp. of IN              9.87       567       5.6      11.25    8.25   10.00    -1.30    N.A.    -3.71


                                                      Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)  Share
- ---------------------                          --------- ------  ------  --------  -------
                                                  ($)     ($)     ($)      ($)       ($)
NYSE Traded Companies
- ---------------------
AHM   Ahmanson and Co. H.F. of CA                3.65     0.44   20.40    19.12     442.46
CAL   CalFed Inc. of Los Angeles CA              1.68     1.58   13.08    13.08     289.58
CSA   Coast Savings Financial of CA              2.09     1.81   22.89    22.51     443.41
CFB   Commercial Federal Corp. of NE             3.47     3.45   26.57    23.87     439.20
DME   Dime Savings Bank, FSB of NY*              0.68     0.93    9.98     9.87     196.40
DSL   Downey Financial Corp. of CA               1.68     1.47   22.83    22.43     274.12
FRC   First Republic Bancorp of CA*              0.35     0.34   15.17    15.15     268.42
FED   FirstFed Fin. Corp. of CA                  0.71     0.79   18.38    18.07     392.11
GLN   Glendale Fed. Bk, FSB of CA                0.42     0.99   17.49    16.12     325.92
GDW   Golden West Fin. Corp. of CA               4.42     4.37   39.79    37.43     597.27
GWF   Great Western Fin. Corp. of CA             1.92     1.75   18.42    16.13     318.96
GPT   GreenPoint Fin. Corp. of NY*               2.03     2.12   29.18    16.62     275.83
SFB   Standard Fed. Bancorp of MI                3.92     3.54   30.02    25.61     431.63
TCB   TCF Financial Corp. of MN                  2.78     2.63   15.10    14.44     196.44
WES   Westcorp Inc. of Orange CA                 1.42     0.71   11.78    11.74     119.08

AMEX Traded Companies
- ---------------------
BKC   American Bank of Waterbury CT*             2.02     0.82   19.37    18.37     226.11
BFD   BostonFed Bancorp of MA                    0.20     0.17   13.90    13.90     102.85
CFX   Cheshire Fin. Corp. of NH*                 1.15     0.95   11.99    10.70     126.74
CZF   Citisave Fin. Corp. of LA                  1.02     0.70   15.02    15.01      82.61
CBK   Citizens First Fin.Corp. of IL             0.56     0.61   13.95    13.95      89.59
ESX   Essex Bancorp of VA(8)                     0.97    -2.35    7.72    -0.25     300.25
FCB   Falmouth Co-Op Bank of MA*                 0.25     0.26   14.84    14.84      60.43
GAF   GA Financial Corp. of PA                   0.33     0.44   14.34    14.34      63.90
KNK   Kankakee Bancorp of IL                     1.15     1.13   24.73    22.94     252.38
KYF   Kentucky First Bancorp of KY               0.57     0.57   14.28    14.28      60.46
NYB   New York Bancorp, Inc. of NY               2.72     2.58   13.58    13.58     234.92
PDB   Piedmont Bancorp of NC                     0.58     0.59   14.05    14.05      47.20
PLE   Pinnacle Bank of AL                        1.71     1.53   17.10    16.50     208.76
SSB   Scotland Bancorp of NC                     0.38     0.38   14.38    14.38      38.27
SZB   SouthFirst Bancshares of AL                0.55     0.76   15.48    15.48     103.98
SRN   Southern Banc Company of AL                0.36     0.36   15.51    15.34      76.12
SSM   Stone Street Bancorp of NC                 0.43     0.43   21.43    21.43      63.62
TSH   Teche Holding Company of LA                0.92     0.90   14.51    14.51      84.54
FTF   Texarkana Fst. Fin. Corp of AR             1.48     1.11   16.98    16.98      82.35
THR   Three Rivers Fin. Corp. of MI              0.51     0.49   14.90    14.81      94.69
TBK   Tolland Bank of CT*                        1.12     0.82   11.74    11.19     187.76
WSB   Washington SB, FSB of MD                   0.57     0.42    5.03     5.03      62.24

NASDAQ Listed OTC Companies
- ---------------------------
FBCV  1st Bancorp of Vincennes IN                9.81    -0.71   32.33    32.33     410.09
WFSB  1st Washington Bancorp of VA(8)            0.51     0.21    4.79     4.79      80.47
ALBK  ALBANK Fin. Corp. of Albany NY             2.21     2.21   23.58    20.81     244.99
AMFC  AMB Financial Corp. of IN                  0.31     0.31   14.37    14.37      71.65
ASBP  ASB Financial Corp. of OH                  0.64     0.64   15.04    15.04      65.18
ABBK  Abington Savings Bank of MA(8)*            0.85     0.56   16.52    14.45     253.96
AADV  Advantage Bancorp of WI                    2.51     2.26   27.77    24.06     284.11
AFCB  Affiliated Comm BC, Inc of MA              1.21     1.45   18.97    18.82     185.00
ALBC  Albion Banc Corp. of Albion NY             0.66     0.56   23.26    23.26     217.21
ATSB  AmTrust Capital Corp. of IN                0.37     0.08   13.32    13.18     128.87

RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    (continued)
                          Weekly Thrift Market Line - Part
                             Prices As Of June 14, 1996

                                                                                            Price Change Data
                                           Market Capitalization         --------------------------------------------------
                                      -------------------------------     52 Week(1)                    % Change from
                                                  Shares     Market      -------------           --------------------------
                                       Price/     Outst-    Capital-                      Last    Last    Dec 31,   Dec 31,
Financial Institution                  Share(1)   anding    ization(9)   High     Low     Week    Week    1994(2)   1995(2)
- ---------------------                  -------    ------    ----------   -----   -----   ------  ------   -------   -------
                                         ($)       (000)      ($Mil)      ($)      ($)     ($)     (%)       (%)      (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
AHCI  Ambanc Holding Co. of NY*           9.56      5,422       51.8     10.31     9.38    9.38    1.92      N.A.    -5.44
ASBI  Ameriana Bancorp of IN             13.00      3,325       43.2     14.44    11.25   13.00    0.00     40.85    -8.77
AFFFZ America First Fin. Fund of CA      27.00      6,011      162.3     29.75    24.50   26.00    3.85     44.00    -9.24
AMFB  American Federal Bank of SC        15.75     10,921      172.0     16.50    13.75   16.00   -1.56    231.58     3.28
ANBK  American Nat'l Bancorp of MD        9.87      3,980       39.3     10.25     8.05   10.00   -1.30      N.A.     1.23
ABCW  Anchor Bancorp Wisconsin of WI     34.00      4,934      167.8     36.25    25.80   34.50   -1.45     15.76    -5.21
ANDB  Andover Bancorp, Inc. of MA*       24.25      4,243      102.9     26.06    18.25   25.75   -5.83    125.58    14.82
ASFC  Astoria Financial Corp. of NY      27.37     21,917      599.9     28.13    17.69   27.00    1.37      4.27    19.99
AVND  Avondale Fin. Corp. of IL          13.00      4,015       52.2     15.25    12.72   13.25   -1.89      N.A.   -10.34
BFSI  BFS Bankorp, Inc. of NY            38.50      1,635       62.9     39.50    24.75   39.50   -2.53    324.94     9.22
BKCT  Bancorp Connecticut of CT*         20.75      2,706       56.1     21.04    12.71   19.56    6.08    137.14    40.30
BWFC  Bank West Fin. Corp. of MI         10.75      2,296       24.7     10.87     8.75   10.75    0.00      N.A.     6.23
BANC  BankAtlantic Bancorp of FL         13.50     11,743      158.5     16.00    10.24   14.00   -3.57    159.62   -10.00
BKUNA BankUnited SA of FL                 7.50      5,693       42.7      8.75     6.12    7.75   -3.23     38.12    22.55
BKCO  Bankers Corp. of NJ*               17.25     12,794      220.7     18.78    16.25   17.25    0.00    176.00     6.15
BVFS  Bay View Capital Corp. of CA       33.50      6,900      231.2     35.25    24.00   33.00    1.52     69.62    17.54
BFSB  Bedford Bancshares of VA           16.62      1,195       19.9     18.75    15.25   16.00    3.88     58.29    -4.32
BTHL  Bethel Bancorp. of ME*             13.00      1,203       15.6     13.25    10.75   13.00    0.00     10.64    13.04
SBOS  Boston Bancorp of MA(8)*           41.87      5,251      219.9     44.00    35.75   42.00   -0.31    154.68     4.02
BSBC  Branford SB of CT*                  3.25      6,559       21.3      3.50     2.12    3.37   -3.56     53.30    13.24
BRFC  Bridgeville SB, FSB of PA          13.75      1,124       15.5     15.25    12.25   14.25   -3.51     -3.51    -5.17
BYFC  Broadway Fin. Corp. of CA          10.00        893        8.9     11.00    10.00   10.00    0.00      N.A.     N.A.
CBCO  CB Bancorp of Michigan City IN     17.25      1,188       20.5     19.25    12.50   17.25    0.00     56.82    -4.17
CCFH  CCF Holding Company of GA          12.00      1,131       13.6     12.75    10.75   11.50    4.35      N.A.    -5.88
CENF  CENFED Financial Corp. of CA       21.50      5,031      108.2     23.41    17.50   21.50    0.00     37.12    -1.47
CFSB  CFSB Bancorp of Lansing MI         21.25      4,476       95.1     24.00    17.73   20.62    3.06    136.11    -1.16
CKFB  CKF Bancorp of Danville KY         19.50        932       18.2     20.25    12.75   20.00   -2.50      N.A.     1.30
CNSB  CNS Bancorp of MO                  12.00      1,653       19.8     12.00    10.00   10.00   20.00      N.A.     N.A.
CSBF  CSB Financial Group Inc of IL       9.12      1,035        9.4      9.62     8.81    9.00    1.33      N.A.    -4.00
CFHC  California Fin. Hld. Co. of CA     20.87      4,668       97.4     21.88    15.00   20.50    1.80     98.76     1.80
CBCI  Calumet Bancorp of Chicago IL      28.50      2,668       76.0     28.50    26.50   28.00    1.79     40.74     2.70
CAFI  Camco Fin. Corp. of OH             19.62      1,971       38.7     20.00    13.81   20.00   -1.90      N.A.     9.00
CMRN  Cameron Fin. Corp. of MO           13.50      2,850       38.5     15.50    11.37   14.00   -3.57      N.A.    -6.05
CAPS  Capital Savings Bancorp of MO      18.00      1,039       18.7     19.50    16.50   18.00    0.00     35.85    -2.70
CARV  Carver FSB of New York, NY          7.87      2,314       18.2     10.75     6.81    7.62    3.28     25.92   -12.56
CASB  Cascade SB of Everett WA           16.50      2,040       33.7     16.50    12.40   20.00  -17.50     28.91    24.06
CATB  Catskill Fin. Corp. of NY*         10.19      5,687       58.0     10.75    10.06   10.25   -0.59      N.A.     N.A.
CNIT  Cenit Bancorp of Norfolk VA        35.00      1,606       56.2     40.25    33.00   34.00    2.94    120.40    -4.76
CTBK  Center Banks, Inc. of NY*          13.75        932       12.8     15.25    13.00   13.75    0.00     25.00    -2.20
CFCX  Center Fin. Corp of CT(8)*         22.87     14,487      331.3     22.87    14.12   20.87    9.58    238.81    30.69
CEBK  Central Co-Op. Bank of MA*         15.50      1,933       30.0     17.00    10.75   15.25    1.64    195.24     3.33
CJFC  Central Jersey Fin. Corp of NJ(8)  30.75      2,668       82.0     31.31    19.00   30.25    1.65    229.94    23.00
CBSB  Charter Financial Inc. of IL       11.50      4,974       57.2     12.25     8.52   11.50    0.00      N.A.     6.38
COFI  Charter One Financial of OH(8)     35.19     45,115    1,587.6     38.00    24.25   35.62   -1.21    101.09    14.92
CVAL  Chester Valley Bancorp of PA       18.25      1,580       28.8     20.48    18.12   18.62   -1.99     61.08    -5.19
CRCL  Circle Financial Corp.of OH(8)     34.00        708       24.1     35.50    25.00   33.84    0.47    209.09    25.93
CTZN  CitFed Bancorp of Dayton OH        37.06      5,686      210.7     38.87    26.50   36.75    0.84    311.78     7.42
CLAS  Classic Bancshares of KY           11.00      1,322       14.5     11.75    10.50   11.12   -1.08      N.A.    -6.38
CMSB  Cmnwealth SB, MHC of PA (46.3)(8)  21.50      8,642       82.8     24.87    14.87   21.88   -1.74      N.A.    -4.44
CBSA  Coastal Bancorp of Houston TX      18.56      4,958       92.0     18.75    15.63   18.62   -0.32      N.A.     6.06
CFCP  Coastal Fin. Corp. of SC           20.19      2,742       55.4     21.50    14.80   20.00    0.95    101.90    27.78
COFD  Collective Bancorp Inc. of NJ      24.25     20,407      494.9     28.25    20.00   24.12    0.54    218.24    -4.41
CMSV  Commty. Svgs, MHC of FL(47.6)      15.25      4,869       36.3     18.25    14.25   14.75    3.39      N.A.   -10.29
CBIN  Community Bank Shares of IN        13.62      1,984       27.0     14.75    12.00   13.62    0.00      N.A.    -4.42
CBNH  Community Bankshares Inc of NH*    17.75      2,416       42.9     19.75    15.75   17.37    2.19    373.33    -5.94
CFTP  Community Fed. Bancorp of MS       13.62      4,629       63.0     13.62    12.50   13.50    0.89      N.A.     N.A.

                                                     Contingent Per Share Financials
                                           --------------------------------------------------
                                                                           Tangible
                                           Trailing     12 Mo.    Book       Book
                                            12 Mo.      Core      Value/    Value/    Assets/
Financial Institution                       EPS(3)      EPS(3)    Share     Share(4)   Share
- ---------------------                      ---------   -------   -------   --------   -------
                                              ($)        ($)       ($)        ($)       ($)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------

AHCI  Ambanc Holding Co. of NY*               -0.02     -0.03     13.87     13.87      72.36
ASBI  Ameriana Bancorp of IN                   1.00      0.97     13.41     13.39     115.21
AFFFZ America First Fin. Fund of CA            3.20      3.18     26.41     25.79     388.14
AMFB  American Federal Bank of SC              1.55      1.69     10.07      9.29     122.62
ANBK  American Nat'l Bancorp of MD             0.37      0.36     12.31     12.31     112.82
ABCW  Anchor Bancorp Wisconsin of WI           2.94      2.86     24.00     23.37     355.61
ANDB  Andover Bancorp, Inc. of MA*             2.25      2.36     20.44     20.44     269.10
ASFC  Astoria Financial Corp. of NY            2.21      2.19     26.16     21.28     306.07
AVND  Avondale Fin. Corp. of IL                0.93      0.65     15.35     15.35     144.39
BFSI  BFS Bankorp, Inc. of NY                  6.20      5.99     28.20     28.20     346.45
BKCT  Bancorp Connecticut of CT*               1.65      1.65     16.09     16.09     148.88
BWFC  Bank West Fin. Corp. of MI               0.41      0.24     11.99     11.99      60.63
BANC  BankAtlantic Bancorp of FL               1.44      1.12     11.65     10.70     139.90
BKUNA BankUnited SA of FL                      1.12      0.86      7.93      7.49     129.72
BKCO  Bankers Corp. of NJ*                     1.62      1.71     14.69     14.38     149.72
BVFS  Bay View Capital Corp. of CA            -0.46      1.15     29.46     28.72     421.78
BFSB  Bedford Bancshares of VA                 1.20      1.20     15.85     15.85      98.41
BTHL  Bethel Bancorp. of ME*                   1.08      0.83     13.72     11.53     181.37
SBOS  Boston Bancorp of MA(8)*                 7.08      3.39     40.29     40.29     326.62
BSBC  Branford SB of CT*                       0.20      0.20      2.31      2.31      26.59
BRFC  Bridgeville SB, FSB of PA                0.59      0.59     14.13     14.13      49.57
BYFC  Broadway Fin. Corp. of CA                0.49      0.55     14.73     14.73     129.03
CBCO  CB Bancorp of Michigan City IN           2.07      2.07     15.79     15.79     172.41
CCFH  CCF Holding Company of GA                0.59      0.56     14.79     14.79      69.65
CENF  CENFED Financial Corp. of CA             1.97      1.36     21.02     20.98     420.11
CFSB  CFSB Bancorp of Lansing MI               1.58      1.55     14.30     14.30     172.40
CKFB  CKF Bancorp of Danville KY               0.75      0.75     17.21     17.21      63.05
CNSB  CNS Bancorp of MO                        0.45      0.38     14.07     14.07      60.98
CSBF  CSB Financial Group Inc of IL            0.32      0.32     12.30     12.30      39.82
CFHC  California Fin. Hld. Co. of CA           0.77      0.67     18.48     18.32     273.69
CBCI  Calumet Bancorp of Chicago IL            2.28      2.27     31.99     31.99     188.31
CAFI  Camco Fin. Corp. of OH                   2.12      1.62     14.52     14.52     174.38
CMRN  Cameron Fin. Corp. of MO                 0.97      0.96     16.06     16.06      60.52
CAPS  Capital Savings Bancorp of MO            1.75      1.75     20.34     20.34     194.95
CARV  Carver FSB of New York, NY               0.31      0.40     15.12     14.38     156.97
CASB  Cascade SB of Everett WA                 0.86      0.45      9.94      9.94     159.93
CATB  Catskill Fin. Corp. of NY*               0.47      0.54     13.65     13.65      49.12
CNIT  Cenit Bancorp of Norfolk VA              1.57      1.84     29.00     27.92     415.61
CTBK  Center Banks, Inc. of NY*                1.27      1.31     16.32     16.32     230.66
CFCX  Center Fin. Corp of CT(8)*               1.60      1.09     15.46     14.44     253.30
CEBK  Central Co-Op. Bank of MA*               0.99      0.93     16.38     14.30     164.61
CJFC  Central Jersey Fin. Corp of NJ(8)        1.89      1.80     20.58     19.13     174.74
CBSB  Charter Financial Inc. of IL             0.65      0.65     12.95     12.61      60.48
COFI  Charter One Financial of OH(8)           0.37      2.39     20.16     19.84     292.01
CVAL  Chester Valley Bancorp of PA             1.54      1.48     15.90     15.90     173.78
CRCL  Circle Financial Corp.of OH(8)           1.47      1.26     34.51     29.94     324.02
CTZN  CitFed Bancorp of Dayton OH              2.84      2.32     30.62     26.54     456.89
CLAS  Classic Bancshares of KY                 0.21      0.19     14.76     14.76      51.28
CMSB  Cmnwealth SB, MHC of PA (46.3)(8)        1.27      1.13     15.93     14.00     191.82
CBSA  Coastal Bancorp of Houston TX            1.93      1.92     18.76     15.22     566.10
CFCP  Coastal Fin. Corp. of SC                 1.51      1.36      9.79      9.79     160.91
COFD  Collective Bancorp Inc. of NJ            2.62      2.56     17.47     16.22     247.89
CMSV  Commty. Svgs, MHC of FL(47.6)            0.99      0.96     15.35     15.35     129.90
CBIN  Community Bank Shares of IN              0.96      0.94     12.84     12.84     113.06
CBNH  Community Bankshares Inc of NH*          1.41      1.17     15.46     15.46     213.92
CFTP  Community Fed. Bancorp of MS             0.43      0.42     14.34     14.34      43.32

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700                                     (continued)
                                           Weekly Thrift Market Line - Part One
                                                Prices As Of June 14, 1996

                                                  Market Capitalization                      Price Change Data
                                                ---------------------------    ----------------------------------------------
                                                                                  52 Week (1)              % Change From
                                                          Shares  Market       ----------------------   ---------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       -------- ------ ----------    ------  ------- -------  ----- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     CFFC  Community Fin. Corp. of VA              20.00   1,270    25.4        21.00   13.50   21.00   -4.76  185.71    11.11
     CIBI  Community Inv. Corp. of OH              15.25     701    10.7        17.50   12.75   14.75    3.39    N.A.     0.00
     CONE  Conestoga Bancorp of Roslyn NY(8)       21.00   4,742    99.6        21.12   14.37   21.00    0.00    N.A.     4.37
     COOP  Cooperative Bk.for Svgs. of NC          17.25   1,492    25.7        22.50   17.25   17.25    0.00   72.50   -15.85
     CNSK  Covenant Bank for Svgs. of NJ*          12.00   1,959    23.5        13.22    8.62   12.00    0.00    N.A.    -9.23
     CRZY  Crazy Woman Creek Bncorp of WY          10.25   1,058    10.8        11.00   10.25   10.37   -1.16    N.A.     N.A.
     DNFC  D&N Financial Corp. of MI               13.44   6,829    91.8        13.62    9.38   12.37    8.65   53.60    10.89
     DSBC  DS Bancor Inc. of Derby CT*             31.25   3,029    94.7        33.00   23.33   31.37   -0.38   89.97    22.55
     DFIN  Damen Fin. Corp. of Chicago IL          11.50   3,967    45.6        11.94   11.00   11.62   -1.03    N.A.     1.14
     DIBK  Dime Financial Corp. of CT*             14.25   5,024    71.6        14.50    9.50   13.75    3.64   35.71     5.56
     EBSI  Eagle Bancshares of Tucker GA           16.00   3,117    49.9        19.00   13.62   16.00    0.00  120.69   -15.79
     EGFC  Eagle Financial Corp. of CT             23.75   4,491   106.7        27.75   20.75   23.50    1.06  171.43    -9.52
     ETFS  East Texas Fin. Serv. of TX             14.75   1,194    17.6        16.75   13.75   14.75    0.00    N.A.    -9.23
     EBCP  Eastern Bancorp of NH                   24.00   2,398    57.6        27.50   19.25   24.25   -1.03  186.74   -10.28
     ESBK  Elmira SB of Elmira NY*                 16.75     706    11.8        18.75   14.50   16.50    1.52   16.56   -10.67
     EFBI  Enterprise Fed. Bancorp of OH           14.25   2,085    29.7        18.00   13.75   14.25    0.00    N.A.    -3.39
     EQSB  Equitable FSB of Wheaton MD             24.25     600    14.6        24.25   20.37   22.50    7.78    N.A.     7.78
     FFFG  F.F.O. Financial Group of FL             2.81   8,430    23.7         3.00    2.25    2.69    4.46  -66.19     9.77
     FCBF  FCB Fin. Corp. of Neenah WI             18.25   2,513    45.9        18.50   15.50   17.50    4.29    N.A.    -1.35
     FFBS  FFBS Bancorp of Columbus MS             22.75   1,573    35.8        24.00   15.50   23.00   -1.09    N.A.    33.82
     FFDF  FFD Financial Corp. of OH               10.19   1,455    14.8        10.75   10.00   10.37   -1.74    N.A.     N.A.
     FFLC  FFLC Bancorp of Leesburg FL             18.50   2,638    48.8        20.25   16.00   17.75    4.23    N.A.    -1.33
     FFFC  FFVA Financial Corp. of VA              17.50   5,426    95.0        17.50   13.25   16.75    4.48    N.A.    27.27
     FFWC  FFW Corporation of Wabash IN            19.25     739    14.2        19.75   16.50   19.25    0.00    N.A.    -2.53
     FFYF  FFY Financial Corp. of OH               23.25   5,193   120.7        23.50   19.00   23.25    0.00    N.A.    10.71
     FMCO  FMS Financial Corp. of NJ               17.50   2,467    43.2        17.50   12.50   16.25    7.69   94.44     2.94
     FFHH  FSF Financial Corp. of MN               12.12   3,861    46.8        13.50   10.75   11.69    3.68    N.A.    -6.77
     FMLY  Family Bancorp of Haverhill MA(8)*      24.25   4,087    99.1        24.37   14.67   24.12    0.54  365.45    35.70
     FMCT  Farmers & Mechanics Bank of CT(8)*      30.25   1,661    50.2        30.25   15.75   19.12   58.21    N.A.    37.50
     FOBC  Fed One Bancorp of Wheeling WV          14.62   2,489    36.4        16.25   13.00   14.62    0.00   46.20    -3.31
     FFRV  Fid. Fin. Bkshrs. Corp. of VA           12.50   2,279    28.5        14.75   10.75   12.50    0.00   42.86    -9.88
     FBCI  Fidelity Bancorp of Chicago IL          16.62   3,085    51.3        17.00   13.25   16.62    0.00    N.A.     8.13
     FSBI  Fidelity Bancorp, Inc. of PA            16.00   1,367    21.9        17.50   13.41   16.00    0.00  106.99     6.67
     FFFL  Fidelity FSB, MHC of FL(47.2)           13.25   6,720    42.0        17.00   10.91   13.50   -1.85    N.A.   -18.46
     FFED  Fidelity Fed. Bancorp of IN             11.25   2,493    28.0        14.77   10.46   12.00   -6.25   59.57   -23.83
     FFOH  Fidelity Financial of OH                 9.94   4,073    40.5        10.89    5.61   10.00   -0.60    N.A.    -8.72
     FIBC  Financial Bancorp of NY                 12.50   1,873    23.4        14.87   11.75   12.87   -2.87    N.A.    -9.09
     FNSC  Financial Security Corp. of IL(8)       25.37   1,524    38.7        26.50   16.50   25.37    0.00  153.70    14.02
     FSBS  First Ashland Fin. Corp. of KY(8)       18.00   1,463    26.3        18.37   13.00   18.00    0.00    N.A.    24.14
     FBSI  First Bancshares of MO                  15.50   1,302    20.2        17.00   14.50   15.75   -1.59   21.57    -3.13
     FBBC  First Bell Bancorp of PA                13.69   8,166   111.8        14.25   10.00   13.44    1.86    N.A.     2.39
     FBER  First Bergen Bancorp of NJ               9.31   3,174    29.5        10.00    9.25    9.25    0.65    N.A.     N.A.
     FCIT  First Cit. Fin. Corp of MD              17.75   2,914    51.7        19.09   14.09   17.75    0.00  104.26     2.78
     FFBA  First Colorado Bancorp of Co            13.19  20,302   267.8        13.62    7.75   13.25   -0.45  299.70    20.02
     FDEF  First Defiance Fin.Corp. of OH          10.75  10,978   118.0        11.00    7.41   10.62    1.22    N.A.     6.23
     FESX  First Essex Bancorp of MA*              10.75   6,035    64.9        12.00    8.13   10.37    3.66   79.17    -5.45
     FFES  First FS&LA of E. Hartford CT           17.00   2,594    44.1        21.50   16.75   17.00    0.00  161.54   -15.00
     FSSB  First FS&LA of San Bern. CA             10.00     328     3.3        14.50   10.00   10.00    0.00    0.00   -20.00
     FFSX  First FS&LA. MHC of IA (45.0)           25.75   1,706    19.5        28.62   18.00   25.75    0.00  157.50    -3.74
     FFML  First Family Bank, FSB of FL            21.00     545    11.4        23.00   14.50   21.12   -0.57  223.08     0.00
     FFSW  First Fed Fin. Serv. of OH              28.37   3,275    92.9        28.37   18.18   28.00    1.32   66.88    31.40
     BDJI  First Fed. Bancorp. of MN               13.00     819    10.6        14.75   11.25   13.50   -3.70    N.A.    -5.45
     FFBH  First Fed. Bancshares of AR             13.75   5,154    70.9        14.00   13.00   13.75    0.00    N.A.     N.A.
     FFEC  First Fed. Bancshares of WI             15.25   6,855   104.5        16.19   12.00   16.00   -4.69    N.A.     0.00
     FTFC  First Fed. Capital Corp. of WI          21.88   6,298   137.8        22.87   15.75   22.00   -0.55   94.49    21.56


                                                          Current Per Share Financials
                                                   ------------------------------------------
                                                                            Tangible
                                                   Trailing  12 Mo.   Book    Book
                                                    12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                          ------  -------  ----- --------- -------
                                                      ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     CFFC  Community Fin. Corp. of VA                1.58    1.58   17.24   17.24   125.82
     CIBI  Community Inv. Corp. of OH                1.20    1.14   17.45   17.45   121.56
     CONE  Conestoga Bancorp of Roslyn NY(8)         0.68    0.55   16.86   16.86   104.25
     COOP  Cooperative Bk.for Svgs. of NC            0.60    0.51   19.64   17.27   210.32
     CNSK  Covenant Bank for Svgs. of NJ*            0.97    0.97    8.74    8.74   172.93
     CRZY  Crazy Woman Creek Bncorp of WY            0.34    0.29   14.67   14.67    44.86
     DNFC  D&N Financial Corp. of MI                 1.80    1.59   10.16   10.00   180.40
     DSBC  DS Bancor Inc. of Derby CT*               2.69    2.41   26.99   26.06   411.93
     DFIN  Damen Fin. Corp. of Chicago IL            0.44    0.43   14.34   14.34    59.32
     DIBK  Dime Financial Corp. of CT*               1.93    2.17   10.63   10.10   133.64
     EBSI  Eagle Bancshares of Tucker GA             1.53    1.48   11.91   11.91   179.12
     EGFC  Eagle Financial Corp. of CT               3.66    1.79   22.70   16.42   318.09
     ETFS  East Texas Fin. Serv. of TX               0.87    0.81   18.90   18.90    96.28
     EBCP  Eastern Bancorp of NH                     2.10    1.74   26.48   24.93   343.99
     ESBK  Elmira SB of Elmira NY*                   0.46    0.46   19.89   19.00   315.91
     EFBI  Enterprise Fed. Bancorp of OH             0.99    0.68   15.52   15.49    99.61
     EQSB  Equitable FSB of Wheaton MD               3.42    3.39   22.75   22.75   433.56
     FFFG  F.F.O. Financial Group of FL              0.15    0.15    2.18    2.18    36.26
     FCBF  FCB Fin. Corp. of Neenah WI               1.02    1.00   18.78   18.78   101.73
     FFBS  FFBS Bancorp of Columbus MS               1.00    1.00   15.37   15.37    78.55
     FFDF  FFD Financial Corp. of OH                 0.52    0.52   14.08   14.08    50.24
     FFLC  FFLC Bancorp of Leesburg FL               1.14    1.15   21.26   21.26   125.29
     FFFC  FFVA Financial Corp. of VA                1.19    1.16   15.57   15.26    95.42
     FFWC  FFW Corporation of Wabash IN              1.74    1.94   21.76   21.76   201.48
     FFYF  FFY Financial Corp. of OH                 1.34    1.38   20.25   20.25   110.37
     FMCO  FMS Financial Corp. of NJ                 1.69    1.69   13.49   13.12   204.99
     FFHH  FSF Financial Corp. of MN                 0.48    0.48   13.51   13.51    84.61
     FMLY  Family Bancorp of Haverhill MA(8)*        2.01    1.80   16.84   15.41   217.12
     FMCT  Farmers & Mechanics Bank of CT(8)*        0.20   -0.07   17.95   17.95   323.27
     FOBC  Fed One Bancorp of Wheeling WV            1.31    1.31   16.53   15.65   136.43
     FFRV  Fid. Fin. Bkshrs. Corp. of VA             1.35    1.33   12.01   12.00   141.10
     FBCI  Fidelity Bancorp of Chicago IL            0.98    0.92   16.91   16.85   140.37
     FSBI  Fidelity Bancorp, Inc. of PA              1.25    1.23   16.06   15.93   220.51
     FFFL  Fidelity FSB, MHC of FL(47.2)             0.73    0.68   12.06   11.92   117.84
     FFED  Fidelity Fed. Bancorp of IN               1.38    1.30    5.70    5.70   112.37
     FFOH  Fidelity Financial of OH                  0.46    0.46   12.47   12.47    61.22
     FIBC  Financial Bancorp of NY                   0.80    0.79   14.33   14.25   134.48
     FNSC  Financial Security Corp. of IL(8)         1.41    1.31   25.83   25.83   179.85
     FSBS  First Ashland Fin. Corp. of KY(8)         0.51    0.51   16.24   16.24    61.67
     FBSI  First Bancshares of MO                    0.80    0.79   18.26   18.22   107.89
     FBBC  First Bell Bancorp of PA                  0.94    0.93   13.99   13.99    66.45
     FBER  First Bergen Bancorp of NJ                0.20    0.30   13.46   13.46    81.46
     FCIT  First Cit. Fin. Corp of MD                1.45    1.18   13.45   13.45   214.18
     FFBA  First Colorado Bancorp of Co              0.69    0.69   11.90   11.76    73.52
     FDEF  First Defiance Fin.Corp. of OH            0.53    0.52   12.22   12.22    48.12
     FESX  First Essex Bancorp of MA*                1.28    1.08   10.18   10.18   132.80
     FFES  First FS&LA of E. Hartford CT             1.98    1.96   22.29   22.22   359.84
     FSSB  First FS&LA of San Bern. CA              -0.52   -1.09   17.77   16.97   314.90
     FFSX  First FS&LA. MHC of IA (45.0)             1.62    1.49   21.53   21.42   255.87
     FFML  First Family Bank, FSB of FL              2.34    1.38   15.77   15.77   281.19
     FFSW  First Fed Fin. Serv. of OH                2.41    1.94   16.15   14.69   303.35
     BDJI  First Fed. Bancorp. of MN                 0.85    0.85   17.65   17.65   122.75
     FFBH  First Fed. Bancshares of AR               0.96    0.96   15.38   15.38    96.71
     FFEC  First Fed. Bancshares of WI               0.82    0.80   14.04   13.47    98.07
     FTFC  First Fed. Capital Corp. of WI            1.88    1.38   15.03   14.15   219.45

RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                    (continued)
                                        Weekly Thrift Market Line - Part One
                                             Prices As Of June 14, 1996

                                               Market Capitalization                      Price Change Data
                                             --------------------------   ------------------------------------------------
                                                                              52 Week (1)                 % Change From
                                                      Shares   Market     ---------------          -----------------------
                                              Price/  Outst-  Capital-                      Last    Last  Dec 31,  Dec 31,
Financial Institution                        Share(1) anding ization(9)     High    Low     Week    Week  1994(2)  1995(2)
- ---------------------                        -------- ------ ----------   -------- ------  ------  ------ -------  -------
                                               ($)    (000)    ($Mil)       ($)     ($)     ($)      (%)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
FFFB  First Fed. Fin. Bancorp of OH           10.75     672     7.2        10.63   10.00   10.63    1.13    N.A.     N.A.
FFKY  First Fed. Fin. Corp. of KY             22.00   4,215    92.7        22.00   14.12   21.00    4.76   39.68    43.14
FFBZ  First Federal Bancorp of OH             24.50     785    19.2        24.50   14.25   24.50    0.00  145.00    20.99
FFWM  First Fin. Corp of Western MD           20.75   2,188    45.4        23.75   17.75   20.00    3.75  107.50     5.06
FFCH  First Fin. Holdings Inc. of SC          18.75   6,366   119.4        22.25   18.00   18.50    1.35   53.06    -2.60
FPRY  First Financial Bancorp of FL(8)        21.25     894    19.0        21.37   17.50   20.37    4.32  185.62     4.94
FFBI  First Financial Bancorp of IL           16.00     472     7.6        16.25   14.50   15.50    3.23    N.A.     0.00
FFHC  First Financial Corp. of WI             22.37  29,885   668.5        24.00   16.37   23.00   -2.74   42.03    -2.74
FFHS  First Franklin Corp. of OH              15.00   1,187    17.8        17.50   12.25   15.12   -0.79   14.33    -5.48
FGHC  First Georgia Hold. Corp of GA           7.00   2,024    14.2         7.83    4.17    7.00    0.00   82.77    -8.74
FSPG  First Home SB, SLA of NJ                18.00   2,030    36.5        19.00   14.00   17.75    1.41  200.00    -5.26
FFSL  First Independence Corp. of KS          17.75     583    10.3        19.25   15.50   17.75    0.00    N.A.    -5.33
FISB  First Indiana Corp. of IN               24.00   8,278   198.7        25.19   16.25   24.50   -2.04   77.78    11.84
FKFS  First Keystone Fin. Corp of PA          17.00   1,292    22.0        20.87   13.75   17.25   -1.45    N.A.   -18.54
FLFC  First Liberty Fin. Corp. of GA          21.75   3,982    86.6        22.75   16.25   22.12   -1.67  185.43     2.35
CASH  First Midwest Fin. Corp. of IA          23.50   1,790    42.1        24.25   16.87   23.50    0.00    N.A.     0.00
FMBD  First Mutual Bancorp of IL              13.00   4,352    56.6        14.75   11.12   12.75    1.96    N.A.    -4.55
FMSB  First Mutual SB of Bellevue WA*         13.25   2,447    32.4        16.00    8.90   13.12    0.99   70.97    -2.14
FNGB  First Northern Cap. Corp of WI          16.00   4,557    72.9        16.50   13.25   15.69    1.98    9.89    -3.03
FFPB  First Palm Beach Bancorp of FL          21.75   5,181   112.7        24.87   18.75   21.25    2.35    N.A.     2.98
FSNJ  First SB of NJ, MHC (45.0)              14.37   3,017    19.5        19.50   12.50   14.12    1.77    N.A.   -16.70
FSBC  First SB, FSB of Clovis NM               5.50     696     3.8         7.00    5.12    5.50    0.00  -18.52   -18.52
FSLA  First SB, SLA MHC of NJ (37.6)          15.75   6,512    31.5        17.50   12.50   16.00   -1.56   57.50    -4.55
SOPN  First SB, SSB, Moore Co. of NC          18.25   3,744    68.3        20.25   17.25   18.75   -2.67    N.A.     2.47
FWWB  First Savings Bancorp of WA*            14.62  10,065   147.2        15.37   12.37   15.00   -2.53    N.A.    11.43
SHEN  First Shenango Bancorp of PA            21.50   2,308    49.6        22.25   18.50   20.50    4.88    N.A.     4.88
FSFC  First So.east Fin. Corp. of SC          17.87   4,101    73.3        20.25   16.87   17.87    0.00    N.A.    -5.95
FSFI  First State Fin. Serv. of NJ            10.37   4,025    41.7        14.12   10.00   10.00    3.70  155.42   -23.86
FFDP  FirstFed Bancshares of IL               16.00   3,387    54.2        16.75   12.00   16.12   -0.74  140.24    12.91
FLAG  Flag Financial Corp of GA               12.50   2,008    25.1        15.00   10.75   12.75   -1.96   27.55    -9.09
FFPC  Florida First Bancorp of FL(8)          11.19   3,374    37.8        11.19    5.50   11.12    0.63  495.21    51.83
FFIC  Flushing Fin. Corp. of NY*              15.87   7,958   126.3        16.50   14.12   15.75    0.76    N.A.     3.25
FBHC  Fort Bend Holding Corp. of TX           17.75     817    14.5        20.25   16.50   17.75    0.00    N.A.    -1.39
FTSB  Fort Thomas Fin. Corp. of KY            16.75   1,574    26.4        17.00   11.25   16.75    0.00    N.A.    38.20
FKKY  Frankfort First Bancorp of KY           11.87   3,450    41.0        15.87   11.00   11.37    4.40    N.A.   -10.42
GFSB  GFS Bancorp of Grinnell IA              20.25     515    10.4        20.75   15.25   20.50   -1.22    N.A.     1.25
GUPB  GFSB Bancorp of Gallup NM               13.50     949    12.8        15.00   12.87   14.00   -3.57    N.A.    -5.26
GWBC  Gateway Bancorp of KY                   13.87   1,176    16.3        16.25   13.50   14.00   -0.93    N.A.    -2.67
GBCI  Glacier Bancorp of MT                   21.75   3,360    73.1        22.27   16.14   21.75    0.00  350.31    18.14
GLBK  Glendale Co-op. Bank of MA*             16.50     247     4.1        19.00   12.75   17.50   -5.71    N.A.   -12.00
GFCO  Glenway Financial Corp. of OH           20.25   1,091    22.1        24.50   16.19   20.50   -1.22    N.A.   -17.35
GTPS  Great American Bancorp of IL            14.25   1,850    26.4        15.12   11.87   13.75    3.64    N.A.    -2.13
GTFN  Great Financial Corp. of KY             26.87  14,653   393.7        27.37   18.62   27.00   -0.48    N.A.    14.34
GSBC  Great Southern Bancorp of MO            27.50   4,434   121.9        27.50   17.62   27.50    0.00  841.78    11.11
GDVS  Greater DV SB,MHC of PA(19.9)*          10.00   3,272     6.5        13.00    9.38   10.00    0.00    N.A.   -16.67
GRTR  Greater New York SB of NY*              11.25  13,289   149.5        13.31    9.25   11.00    2.27   20.84    -6.25
GSFC  Green Street Fin. Corp. of NC           12.87   4,298    55.3        13.12   12.12   12.62    1.98    N.A.     N.A.
GROV  GroveBank for Savings of MA*            25.37   1,538    39.0        26.50   23.00   25.25    0.48  186.02     2.51
GFED  Guaranty FS&LA,MHC of MO(31.1)          11.62   3,125     9.0        12.50    8.00   11.50    1.04    N.A.    -2.11
GSLC  Guaranty Svgs & Loan FA of VA            8.37     919     7.7         8.50    6.31    8.50   -1.53    N.A.     8.00
HEMT  HF Bancorp of Hemet CA                   9.75   6,612    64.5        10.25    8.19   10.00   -2.50    N.A.    -1.22
HFFC  HF Financial Corp. of SD(8)             15.19   3,055    46.4        16.75   13.00   15.00    1.27  203.80    -0.39
HFNC  HFNC Financial Corp. of NC              16.50  17,192   283.7        16.50   13.12   16.12    2.36    N.A.    25.76
HMNF  HMN Financial, Inc. of MN               16.12   5,180    83.5        16.12   13.56   15.69    2.74    N.A.     0.75
HALL  Hallmark Capital Corp. of WI            15.00   1,443    21.6        16.25   13.25   14.81    1.28    N.A.    -3.23


                                                      Current Per Share Financials
                                              -------------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.    Core   Value/  Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4)  Share
- ---------------------                          --------  ------- ------ --------  -------
                                                 ($)       ($)     ($)     ($)      ($)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
FFFB  First Fed. Fin. Bancorp of OH             0.58     0.58     15.73   15.73    87.15
FFKY  First Fed. Fin. Corp. of KY               1.32     1.15     11.69   10.91    83.28
FFBZ  First Federal Bancorp of OH               2.39     2.35     17.23   17.21   220.63
FFWM  First Fin. Corp of Western MD             0.64     0.59     18.70   18.70   149.22
FFCH  First Fin. Holdings Inc. of SC            1.62     1.65     15.04   15.04   227.64
FPRY  First Financial Bancorp of FL(8)          1.47     1.10     17.07   17.07   268.88
FFBI  First Financial Bancorp of IL             1.12     1.17     16.66   16.66   187.74
FFHC  First Financial Corp. of WI               2.34     2.27     13.30   12.63   181.34
FFHS  First Franklin Corp. of OH                1.10     1.08     17.31   17.31   182.08
FGHC  First Georgia Hold. Corp of GA            0.59     0.59      5.73    5.07    70.22
FSPG  First Home SB, SLA of NJ                  2.19     2.13     14.97   14.57   229.74
FFSL  First Independence Corp. of KS            1.95     1.95     22.03   22.03   174.32
FISB  First Indiana Corp. of IN                 2.11     1.79     15.98   15.75   178.41
FKFS  First Keystone Fin. Corp of PA            1.01     1.09     17.84   17.84   215.33
FLFC  First Liberty Fin. Corp. of GA            2.15     1.70     16.84   14.14   246.53
CASH  First Midwest Fin. Corp. of IA            1.95     1.55     21.72   20.25   173.02
FMBD  First Mutual Bancorp of IL                0.61     0.59     16.56   16.56    65.56
FMSB  First Mutual SB of Bellevue WA*           1.45     1.43     10.07   10.07   151.61
FNGB  First Northern Cap. Corp of WI            1.03     0.88     15.98   15.98   125.56
FFPB  First Palm Beach Bancorp of FL            1.69     1.68     21.60   21.03   282.84
FSNJ  First SB of NJ, MHC (45.0)                0.08     0.66     17.70   17.70   217.79
FSBC  First SB, FSB of Clovis NM                0.53     0.41      7.86    7.86   165.94
FSLA  First SB, SLA MHC of NJ (37.6)            1.24     1.19     13.98   12.14   147.32
SOPN  First SB, SSB, Moore Co. of NC            1.00     1.02     17.94   17.94    68.45
FWWB  First Savings Bancorp of WA*              0.53     0.52     15.25   15.25    59.11
SHEN  First Shenango Bancorp of PA              1.44     1.36     20.40   20.40   154.12
FSFC  First So.east Fin. Corp. of SC            0.78     0.77     17.19   17.19    87.66
FSFI  First State Fin. Serv. of NJ              0.96     0.75     10.69   10.13   156.19
FFDP  FirstFed Bancshares of IL                 1.10     0.69     16.62   15.87   184.23
FLAG  Flag Financial Corp of GA                 1.05     0.93     10.76   10.76   112.53
FFPC  Florida First Bancorp of FL(8)            0.75     0.69      6.24    6.24    90.11
FFIC  Flushing Fin. Corp. of NY*                0.48     0.46     17.39   17.39    92.91
FBHC  Fort Bend Holding Corp. of TX             2.13     1.93     21.52   21.52   295.91
FTSB  Fort Thomas Fin. Corp. of KY              0.70     0.70     13.58   13.58    55.88
FKKY  Frankfort First Bancorp of KY             0.53     0.42     13.87   13.87    40.18
GFSB  GFS Bancorp of Grinnell IA                1.57     1.54     18.91   18.91   157.11
GUPB  GFSB Bancorp of Gallup NM                 0.76     0.76     17.09   17.09    74.21
GWBC  Gateway Bancorp of KY                     0.66     0.66     15.52   15.52    62.08
GBCI  Glacier Bancorp of MT                     1.76     1.76     11.41   11.39   118.52
GLBK  Glendale Co-op. Bank of MA*               1.13     0.95     23.71   23.71   145.36
GFCO  Glenway Financial Corp. of OH             1.37     1.31     24.02   23.39   255.37
GTPS  Great American Bancorp of IL              0.41     0.41     18.72   18.72    63.62
GTFN  Great Financial Corp. of KY               1.55     1.26     19.19   18.88   169.06
GSBC  Great Southern Bancorp of MO              2.48     2.33     15.04   14.79   148.62
GDVS  Greater DV SB,MHC of PA(19.9)*            0.35     0.35      8.86    8.86    72.09
GRTR  Greater New York SB of NY*                0.89     0.87     11.01   11.01   193.82
GSFC  Green Street Fin. Corp. of NC             0.62     0.62     13.78   13.78    43.71
GROV  GroveBank for Savings of MA*              2.96     2.79     23.79   23.74   381.30
GFED  Guaranty FS&LA,MHC of MO(31.1)            0.58     0.31      8.69    8.69    59.37
GSLC  Guaranty Svgs & Loan FA of VA             0.70     0.43      6.93    6.93   112.04
HEMT  HF Bancorp of Hemet CA                    0.20     0.20     13.05   13.04   114.09
HFFC  HF Financial Corp. of SD(8)               1.41     1.10     16.86   16.81   187.90
HFNC  HFNC Financial Corp. of NC                0.32     0.38     14.21   14.21    41.66
HMNF  HMN Financial, Inc. of MN                 1.13     1.01     17.54   17.54   104.64
HALL  Hallmark Capital Corp. of WI              1.14     1.02     18.38   18.38   235.12

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                  (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of June 14, 1996

                                                Market Capitalization                      Price Change Data
                                            ----------------------------     -----------------------------------------------
                                                                             52 Week (1)                   % Change From
                                                      Shares   Market        ------------             ----------------------
                                             Price/   Outst-  Capital-                       Last     Last  Dec 31,  Dec 31,
Financial Institution                       Share(1)  anding  ization(9)     High     Low    Week     Week  1994(2)  1995(2)
- ---------------------                       --------  ------  ----------     ----    ----    ----    -----  -------  -------
                                              ($)      (000)   ($Mil)         ($)     ($)     ($)     (%)      (%)      (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
HARB  Harbor FSB, MHC of FL (45.7)            25.75    4,925     57.7        29.25   18.50   27.00   -4.63     N.A.     -6.36
HRBF  Harbor Federal Bancorp of MD            13.12    1,858     24.4        15.50   12.50   12.87    1.94    31.20     -9.52
HFSA  Hardin Bancorp of Hardin MO             11.75    1,058     12.4        13.00   11.25   11.75    0.00     N.A.     -7.84
HARL  Harleysville SA of PA                   18.37    1,287     23.6        19.75   14.75   18.37    0.00     3.49     22.47
HARS  Harris SB, MHC of PA (23.1)             17.00   11,211     42.5        20.50   15.50   16.75    1.49     N.A.    -15.00
HFFB  Harrodsburg 1st Fin Bcrp of KY          15.00    2,182     32.7        15.75   12.37   15.25   -1.64     N.A.      0.00
HHFC  Harvest Home Fin. Corp. of OH           13.00      895     11.6        13.00   10.00   13.00    0.00     N.A.      6.12
HAVN  Haven Bancorp of Woodhaven NY           28.31    4,287    121.4        28.31   17.75   27.75    2.02     N.A.     19.86
HVFD  Haverfield Corp. of OH                  18.00    1,904     34.3        18.75   12.27   17.75    1.41    16.13     33.33
HTHR  Hawthorne Fin. Corp. of CA               8.50    2,599     22.1         8.50    2.25    7.50   13.33   -69.09     70.00
HSBK  Hibernia SB of Quincy MA*               14.50    1,556     22.6        18.00   13.75   14.75   -1.69    90.29    -10.77
HBNK  Highland Federal Bank of CA             16.00    2,296     36.7        17.00   11.00   16.37   -2.26     N.A.      3.23
HIFS  Hingham Inst. for Sav. of MA*           14.00    1,297     18.2        14.75   10.50   14.50   -3.45   207.02     -5.08
HNFC  Hinsdale Financial Corp. of IL          25.00    2,690     67.3        26.00   17.80   23.50    6.38   150.00     16.28
HBFW  Home Bancorp of Fort Wayne IN           14.87    3,094     46.0        16.00   12.87   14.75    0.81     N.A.     -2.49
HBBI  Home Building Bancorp of IN             17.69      322      5.7        18.00   12.87   17.69    0.00     N.A.      7.21
HOMF  Home Fed Bancorp of Seymour IN          27.25    2,224     60.6        27.25   21.25   26.75    1.87    81.67      2.83
HFMD  Home Federal Corporation of MD(8)       10.75    2,519     27.1        11.37    5.87   10.25    4.88    10.26     38.71
HOFL  Home Financial Corp. of FL(8)           13.62   24,771    337.4        16.25   13.06   13.81   -1.38   172.40    -12.13
HPBC  Home Port Bancorp, Inc. of MA*          13.00    1,842     23.9        15.00   10.00   13.75   -5.45    62.50     10.64
HMCI  Homecorp, Inc. of Rockford IL           17.50    1,126     19.7        18.50   14.00   17.50    0.00    75.00      5.29
LOAN  Horizon Bancorp, Inc of TX*             10.75    1,387     14.9        11.50    7.50   10.50    2.38     N.A.     19.44
HZFS  Horizon Fin'l. Services of IA           15.50      448      6.9        16.37   11.75   15.50    0.00     N.A.      1.64
HRZB  Horizon Financial Corp. of WA*          12.56    6,580     82.6        13.75   11.37   12.75   -1.49    -6.48     -3.38
IBSF  IBS Financial Corp. of NJ               14.00   11,410    159.7        15.46   11.93   14.00    0.00     N.A.      2.64
ISBF  ISB Financial Corp. of LA               16.00    7,381    118.1        17.00   14.00   15.63    2.37     N.A.      6.67
IFSB  Independence FSB of DC                   8.00    1,279     10.2         9.25    6.75    7.50    6.67   300.00     -5.21
INCB  Indiana Comm. Bank, SB of IN            13.69      922     12.6        16.75   11.75   14.00   -2.21     N.A.    -10.23
IFSL  Indiana Federal Corp. of IN             20.37    4,737     96.5        21.25   16.25   19.12    6.54   170.16     -4.14
INBI  Industrial Bancorp of OH                11.87    5,554     65.9        16.00   11.75   11.75    1.02     N.A.    -13.67
IWBK  Interwest SB of Oak Harbor WA           24.00    6,434    154.4        25.12   13.75   24.37   -1.52   140.00     17.82
IPSW  Ipswich SB of Ipswich MA*               10.75    1,174     12.6        10.87    4.60   10.50    2.38     N.A.     30.30
IROQ  Iroquois Bancorp of Auburn NY*          14.50    2,349     34.1        15.50   11.12   14.50    0.00   107.14     11.54
JSBF  JSB Financial, Inc. of NY               33.12   10,333    342.2        34.87   28.87   32.62    1.53   188.00      4.74
JXVL  Jacksonville Bancorp of TX              10.62    2,662     28.3        11.99    7.32   10.12    4.94     N.A.     -8.76
JXSB  Jcksnville SB,MHC of IL(43.3%)          14.00    1,250      7.8        14.25   10.50   14.00    0.00     N.A.      0.94
JEBC  Jefferson Bancorp of Gretna LA(8)       22.12    2,196     48.6        22.50   19.00   22.50   -1.69     N.A.     14.91
JSBA  Jefferson Svgs Bancorp of MO            26.00    4,182    108.7        30.75   18.00   27.25   -4.59     N.A.     -6.31
JOAC  Joachim Bancorp of MO                   12.25      760      9.3        13.50   11.50   12.75   -3.92     N.A.     -9.26
KSAV  KS Bancorp of Kenly NC                  18.00      663     11.9        22.00   15.75   18.00    0.00     N.A.      2.86
KSBK  KSB Bancorp of Kingfield ME*            22.00      374      8.2        22.25   15.50   22.25   -1.12     N.A.     14.29
KFBI  Klamath First Bancorp of OR             14.12   11,254    158.9        14.25   12.50   14.25   -0.91     N.A.      2.69
LBFI  L&B Financial of S. Springs TX(8)       16.25    1,584     25.7        16.87   11.50   16.50   -1.52     N.A.     14.04
LSBI  LSB Bancorp of Lafayette IN             16.25      965     15.7        17.37   13.50   15.75    3.17     N.A.     -5.80
LVSB  Lakeview SB of Paterson NJ              20.50    2,266     46.5        20.50   15.23   19.00    7.89     N.A.     20.23
LARK  Landmark Bancshares of KS               15.25    1,951     29.8        15.25   11.75   15.25    0.00     N.A.     10.91
LARL  Laurel Capital Group of PA              14.75    1,508     22.2        16.50   13.67   15.00   -1.67    15.23     -4.84
LSBX  Lawrence Savings Bank of MA*             5.50    4,245     23.3         6.62    3.75    5.37    2.42    59.88     19.05
LFCT  Leader Fin. Corp of Memphis TN(8)       45.50    9,924    451.5        46.37   27.50   45.62   -0.26     N.A.     21.76
LFED  Leeds FSB, MHC of MD (35.3)             13.75    3,448     17.2        16.75   12.25   14.00   -1.79     N.A.     -3.51
LXMO  Lexington B&L Fin. Corp. of MO          10.00    1,265     12.7        10.00    9.50    9.75    2.56     N.A.      N.A.
LBCI  Liberty Bancorp of Chicago IL           23.87    2,487     59.4        26.87   22.25   22.75    4.92   138.70     -5.47
LIFB  Life Bancorp of Norfolk VA              14.12   10,403    146.9        16.62   13.81   14.12    0.00     N.A.     -5.87
LFBI  Little Falls Bancorp of NJ               9.87    3,042     30.0        11.50    9.50    9.87    0.00     N.A.      N.A.
LOGN  Logansport Fin. Corp. of IN             13.75    1,322     18.2        13.75   11.25   12.75    7.84     N.A.      5.77


                                                     Current Per Share Financials
                                             ------------------------------------------------
                                                                          Tangible
                                             Trailing   12 Mo.    Book      Book
                                              12 Mo.     Core    Value/    Value/     Assets/
                                              EPS(3)    EPS(3)   Share    Share(4)    Share
                                             --------   ------   ------   --------    -------
                                               ($)       ($)      ($)        ($)       ($)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
HARB  Harbor FSB, MHC of FL (45.7)             2.15      2.14     16.78     16.78     189.41
HRBF  Harbor Federal Bancorp of MD             0.67      0.67     15.79     15.79      83.00
HFSA  Hardin Bancorp of Hardin MO              0.48      0.48     15.16     15.16      78.81
HARL  Harleysville SA of PA                    1.71      1.74     15.02     15.02     212.90
HARS  Harris SB, MHC of PA (23.1)              0.73      0.72     13.45     12.60     111.45
HFFB  Harrodsburg 1st Fin Bcrp of KY           0.49      0.49     14.28     14.28      49.82
HHFC  Harvest Home Fin. Corp. of OH            0.69      0.69     14.65     14.65      78.56
HAVN  Haven Bancorp of Woodhaven NY            2.23      2.20     21.82     21.69     346.41
HVFD  Haverfield Corp. of OH                   1.19      1.12     14.81     14.76     178.38
HTHR  Hawthorne Fin. Corp. of CA              -0.59     -0.76     11.26     11.19     297.46
HSBK  Hibernia SB of Quincy MA*                1.42      1.13     14.85     14.85     228.19
HBNK  Highland Federal Bank of CA              0.43      0.42     15.08     15.08     192.47
HIFS  Hingham Inst. for Sav. of MA*            1.45      1.45     13.88     13.88     138.31
HNFC  Hinsdale Financial Corp. of IL           1.58      1.52     20.20     19.58     253.54
HBFW  Home Bancorp of Fort Wayne IN            0.86      0.86     16.60     16.60     101.09
HBBI  Home Building Bancorp of IN              0.59      0.59     18.61     18.61     131.70
HOMF  Home Fed Bancorp of Seymour IN           3.18      2.76     22.59     21.72     272.60
HFMD  Home Federal Corporation of MD(8)        1.00      0.98      7.41      7.31      86.02
HOFL  Home Financial Corp. of FL(8)            0.83      0.79     12.64     12.64      49.55
HPBC  Home Port Bancorp, Inc. of MA*           1.57      1.58     10.20     10.20      90.59
HMCI  Homecorp, Inc. of Rockford IL            1.12      0.76     18.41     18.41     303.50
LOAN  Horizon Bancorp, Inc of TX*              1.24      0.97      7.91      7.64      91.48
HZFS  Horizon Fin'l. Services of IA            0.72      0.67     18.66     18.66     161.22
HRZB  Horizon Financial Corp. of WA*           1.10      1.10     12.03     12.03      74.31
IBSF  IBS Financial Corp. of NJ                0.71      0.72     13.53     13.53      66.34
ISBF  ISB Financial Corp. of LA                0.98      0.98     16.37     16.36      84.50
IFSB  Independence FSB of DC                   1.10      0.52     13.36     11.48     206.21
INCB  Indiana Comm. Bank, SB of IN             0.67      0.67     15.35     15.35     102.47
IFSL  Indiana Federal Corp. of IN              1.56      1.46     14.88     13.83     151.51
INBI  Industrial Bancorp of OH                 0.82      0.82     11.26     11.26      58.88
IWBK  Interwest SB of Oak Harbor WA            2.07      1.91     14.63     14.21     212.71
IPSW  Ipswich SB of Ipswich MA*                1.43      1.25      7.22      7.22     114.20
IROQ  Iroquois Bancorp of Auburn NY*           1.60      1.59     11.67     11.67     192.02
JSBF  JSB Financial, Inc. of NY                2.19      2.32     32.70     32.70     149.84
JXVL  Jacksonville Bancorp of TX               0.59      0.59     13.37     13.37      80.04
JXSB  Jcksnville SB,MHC of IL(43.3%)           0.48      0.39     13.41     13.41     113.76
JEBC  Jefferson Bancorp of Gretna LA(8)        1.21      1.21     16.13     16.13     120.69
JSBA  Jefferson Svgs Bancorp of MO             1.52      1.49     19.19     15.72     273.30
JOAC  Joachim Bancorp of MO                    0.28      0.28     14.15     14.15      48.39
KSAV  KS Bancorp of Kenly NC                   1.51      1.53     20.56     20.53     135.55
KSBK  KSB Bancorp of Kingfield ME*             2.67      2.56     23.33     21.47     340.57
KFBI  Klamath First Bancorp of OR              0.66      0.66     14.90     14.90      53.73
LBFI  L&B Financial of S. Springs TX(8)        0.93      0.92     15.50     15.50      90.42
LSBI  LSB Bancorp of Lafayette IN              1.28      1.21     17.96     17.96     168.41
LVSB  Lakeview SB of Paterson NJ               2.20      1.32     19.99     15.35     200.86
LARK  Landmark Bancshares of KS                0.94      0.82     17.05     17.05      99.13
LARL  Laurel Capital Group of PA               1.71      1.65     13.67     13.67     127.99
LSBX  Lawrence Savings Bank of MA*             0.78      0.79      5.76      5.76      76.21
LFCT  Leader Fin. Corp of Memphis TN(8)        4.04      3.95     25.71     25.71     320.21
LFED  Leeds FSB, MHC of MD (35.3)              0.78      0.78     12.65     12.65      77.34
LXMO  Lexington B&L Fin. Corp. of MO           0.62      0.61     14.27     14.27      48.50
LBCI  Liberty Bancorp of Chicago IL            1.45      1.45     25.66     25.59     269.38
LIFB  Life Bancorp of Norfolk VA               0.89      0.93     14.74     14.20     115.79
LFBI  Little Falls Bancorp of NJ               0.18      0.13     14.29     13.14      93.87
LOGN  Logansport Fin. Corp. of IN              0.76      0.75     15.49     15.49      57.86

RP FINANCIAL, LC.
- -------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                    (continued)

                     Weekly Thrift Market Line - Part One
                          Prices As Of June 14, 1996



                                              Market Capitalization                      Price Change Data
                                            --------------------------    -----------------------------------------------
                                                                            52 Week (1)                 % Change From
                                                     Shares   Market      --------------            ----------------------
                                             Price/  Outst-  Capital-                      Last     Last  Dec 31,  Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  1994(2)  1995(2)
- ---------------------                       -------- ------ ----------    ------   -----  ------    ----  -------  -------
                                               ($)    (000)   ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
LONF  London Financial Corp. of OH            10.50     529     5.6        11.25    9.75   10.50    0.00    N.A.     N.A.
LISB  Long Island Bancorp of NY               30.12  24,859   748.8        30.44   18.75   29.87    0.84    N.A.    14.22
MAFB  MAF Bancorp of IL                       24.25   5,244   127.2        26.81   20.45   24.50   -1.02  185.29    -3.00
MBLF  MBLA Financial Corp. of MO(8)           24.00   1,372    32.9        26.00   13.50   23.75    1.05    N.A.    23.90
MFBC  MFB Corp. of Mishawaka IN               14.00   2,078    29.1        16.25   13.00   14.00    0.00    N.A.    -5.08
MLFB  MLF Bancorp of Villanova PA             23.75   6,247   148.4        25.00   18.75   23.75    0.00    N.A.     6.74
MSBB  MSB Bancorp of Middletown NY*           16.12   2,833    45.7        27.25   15.00   15.75    2.35   61.20   -12.86
MSBF  MSB Financial Corp. of MI               16.87     676    11.4        19.50   14.50   16.75    0.72    N.A.   -11.21
MGNL  Magna Bancorp of MS                     35.00   6,959   243.6        36.25   21.00   34.00    2.94  600.00    21.74
MARN  Marion Capital Holdings of IN           20.75   2,003    41.6        20.75   18.50   20.00    3.75    N.A.     3.75
MFCX  Marshalltown Fin. Corp. of IA(8)        15.50   1,411    21.9        16.75   12.75   15.50    0.00    N.A.    -1.59
MFSL  Maryland Fed. Bancorp of MD             28.50   3,150    89.8        33.25   28.50   29.62   -3.78  171.43    -5.00
MASB  MassBank Corp. of Reading MA*           32.87   2,734    89.9        34.50   26.00   33.25   -1.14  166.59     3.53
MFLR  Mayflower Co-Op. Bank of MA*            14.75     873    12.9        14.75    9.50   14.25    3.51  195.00    34.09
MDBK  Medford Savings Bank of MA*             21.50   4,530    97.4        24.25   17.25   21.25    1.18  207.14     0.00
MERI  Meritrust FSB of Thibodaux LA           34.00     774    26.3        34.00   17.75   34.00    0.00    N.A.     9.68
MWBX  Metro West of MA*                        4.12  13,882    57.2         4.87    3.25    4.25   -3.06    0.00     0.00
MSEA  Metropolitan Bancorp of WA              13.62   3,710    50.5        15.00   10.12   13.62    0.00   87.35     4.77
MCBS  Mid Continent Bancshares of KS          18.50   2,061    38.1        19.00   15.50   18.62   -0.64    N.A.     0.00
MIFC  Mid Iowa Financial Corp. of IA           6.25   1,730    10.8         7.87    4.75    6.25    0.00   25.00   -19.35
MCBN  Mid-Coast Bancorp of ME                 19.12     229     4.4        20.25   14.05   19.12    0.00  234.85    11.68
MIDC  Midconn Bank of Kensington CT*          16.00   1,904    30.5        16.00   13.00   15.25    4.92   52.38    14.29
MWBI  Midwest Bancshares, Inc. of IA          25.75     357     9.2        27.12   22.12   25.75    0.00  157.50     0.00
MWFD  Midwest Fed. Fin. Corp of WI            15.87   1,633    25.9        16.00    8.25   16.00   -0.81  217.40    47.63
MFFC  Milton Fed. Fin. Corp. of OH            12.87   2,301    29.6        17.12   11.50   12.87    0.00    N.A.   -20.80
MIVI  Miss. View Hold. Co. of MN              11.25     958    10.8        12.25    9.38   11.25    0.00    N.A.    -1.06
MBBC  Monterey Bay Bancorp of CA              11.87   3,414    40.5        13.06    9.87   11.87    0.00    N.A.     2.15
MORG  Morgan Financial Corp. of CO            12.25     833    10.2        12.50    9.00   12.25    0.00    N.A.    -2.00
MFSB  Mutual Bancompany of MO(8)              21.37     333     7.1        21.75   12.50   21.00    1.76    N.A.    18.72
MSBK  Mutual SB, FSB of Bay City MI            5.37   4,271    22.9         7.37    5.25    5.50   -2.36  -38.63   -10.50
NHTB  NH Thrift Bancshares of NH               9.87   1,690    16.7        11.00    9.00   10.12   -2.47  113.64    -2.47
NHSL  NHS Financial, Inc. of CA(8)            10.87   2,523    27.4        11.00    7.75   10.87    0.00   38.83     8.70
NSLB  NS&L Bancorp of Neosho MO               12.87     888    11.4        13.75   11.75   12.87    0.00    N.A.    -2.87
NMSB  Newmil Bancorp. of CT*                   6.75   4,179    28.2         7.50    5.75    7.50  -10.00    5.97    -3.57
NFSL  Newnan SB, FSB of Newnan GA             19.75   1,447    28.6        19.75   12.75   18.25    8.22   58.00    14.49
NASB  North American SB of MO                 30.50   2,276    69.4        32.37   22.50   29.50    3.39  617.65    -4.69
NBSI  North Bancshares of Chicago IL          15.75   1,172    18.5        16.25   12.87   15.63    0.77    N.A.    16.67
FFFD  North Central Bancshares of IA          11.00   4,011    44.1        12.68    9.22   10.25    7.32    N.A.     4.27
NEIB  Northeast Indiana Bncrp of IN           11.75   2,062    24.2        13.50   11.25   11.50    2.17    N.A.    -2.08
NSBK  Northside SB of Bronx NY*               36.25   4,815   174.5        36.25   23.00   36.12    0.36  127.27    18.85
NWEQ  Northwest Equity Corp. of WI            10.25     981    10.1        11.37    8.75   10.25    0.00    N.A.    -5.70
NWSB  Northwest SB, MHC of PA(29.9)           11.75  23,376    40.5        13.50    9.12   11.87   -1.01    N.A.    -3.05
NSSY  Norwalk Savings Society of CT*          20.37   2,371    48.3        21.88   15.37   19.87    2.52    N.A.     7.21
NSSB  Norwich Financial Corp. of CT*          13.56   5,604    76.0        15.25   11.25   13.37    1.42   93.71     5.36
NTMG  Nutmeg FS&LA of CT                       7.25     708     5.1         7.75    5.17    7.50   -3.33    N.A.     8.70
OHSL  OHSL Financial Corp. of OH              20.12   1,224    24.6        22.00   17.25   20.75   -3.04    N.A.    -6.42
OSBF  OSB Fin. Corp. of Oshkosh WI            24.00   1,141    27.4        24.87   22.75   22.75    5.49  108.70     1.05
OFCP  Ottawa Financial Corp. of MI            16.37   5,455    89.3        16.75   13.31   16.25    0.74    N.A.     4.73
PFFB  PFF Bancorp of Pomona CA                11.44  19,837   226.9        11.75   10.75   11.25    1.69    N.A.     N.A.
PVFC  PVF Capital Corp. of OH                 20.25   1,549    31.4        20.75   12.04   19.00    6.58  203.60    10.96
PCCI  Pacific Crest Capital of CA*             8.00   2,960    23.7         8.50    4.75    8.13   -1.60    N.A.    10.34
PALM  Palfed, Inc. of Aiken SC                12.50   5,222    65.3        13.50   10.75   12.62   -0.95  -18.67     5.31
PSSB  Palm Springs SB of CA(8)                13.87   1,131    15.7        14.00    7.62   13.75    0.87  206.86    58.51
PBCI  Pamrapo Bancorp, Inc. of NJ             20.00   3,317    66.3        26.12   18.25   19.00    5.26  255.24    -6.98
PVSA  Parkvale Financial Corp of PA           26.00   3,233    84.1        28.50   19.40   26.00    0.00  214.01    -5.45


                                                      Current Per Share Financials
                                               ----------------------------------------
                                                                       Tangible
                                               Trailing  12 Mo.  Book    Book
                                                12 Mo.   Core   Value/  Value/  Assets/
Financial Institution                           EPS(3)  EPS(3)  Share  Share(4)  Share
- ---------------------                          -------- ------- ------ -------- -------
                                                  ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
LONF  London Financial Corp. of OH               0.37    0.37   14.81   14.81    70.99
LISB  Long Island Bancorp of NY                  1.84    1.72   20.79   20.79   194.47
MAFB  MAF Bancorp of IL                          3.11    3.20   20.91   20.91   377.61
MBLF  MBLA Financial Corp. of MO(8)              1.00    1.00   20.67   20.67   142.18
MFBC  MFB Corp. of Mishawaka IN                  0.63    0.62   18.67   18.67    96.68
MLFB  MLF Bancorp of Villanova PA                1.86    1.65   22.46   21.90   282.67
MSBB  MSB Bancorp of Middletown NY*              0.83    0.89   15.53   15.26   160.30
MSBF  MSB Financial Corp. of MI                  1.53    1.40   18.86   18.86    83.31
MGNL  Magna Bancorp of MS                        3.08    2.91   18.12   17.02   185.48
MARN  Marion Capital Holdings of IN              1.23    1.23   21.48   21.48    89.53
MFCX  Marshalltown Fin. Corp. of IA(8)           0.29    0.29   13.71   13.71    89.46
MFSL  Maryland Fed. Bancorp of MD                2.71    2.37   29.84   29.34   362.96
MASB  MassBank Corp. of Reading MA*              3.24    3.17   31.91   31.91   314.16
MFLR  Mayflower Co-Op. Bank of MA*               0.95    0.89   12.51   12.23   126.78
MDBK  Medford Savings Bank of MA*                2.15    2.11   19.24   17.45   216.55
MERI  Meritrust FSB of Thibodaux LA              2.89    2.89   21.83   21.83   293.44
MWBX  Metro West of MA*                          0.41    0.41    2.57    2.57    34.41
MSEA  Metropolitan Bancorp of WA                 1.39    1.50   13.71   12.41   209.75
MCBS  Mid Continent Bancshares of KS             1.75    1.48   17.68   17.65   141.15
MIFC  Mid Iowa Financial Corp. of IA             0.53    0.51    6.23    6.22    69.01
MCBN  Mid-Coast Bancorp of ME                    1.33    1.22   21.51   21.51   237.39
MIDC  Midconn Bank of Kensington CT*             0.64    0.62   18.13   15.11   191.83
MWBI  Midwest Bancshares, Inc. of IA             3.71    3.62   26.58   26.58   383.22
MWFD  Midwest Fed. Fin. Corp of WI               1.22    0.98   10.20    9.74   109.15
MFFC  Milton Fed. Fin. Corp. of OH               0.79    0.73   14.91   14.91    74.62
MIVI  Miss. View Hold. Co. of MN                 0.95    0.90   13.78   13.78    73.05
MBBC  Monterey Bay Bancorp of CA                 0.18    0.22   13.99   13.82    93.40
MORG  Morgan Financial Corp. of CO               0.80    0.77   12.61   12.61    86.02
MFSB  Mutual Bancompany of MO(8)                 0.34    0.39   18.73   18.73   160.09
MSBK  Mutual SB, FSB of Bay City MI              0.02   -0.16    9.19    9.19   168.46
NHTB  NH Thrift Bancshares of NH                 0.83    0.87   11.49   11.49   149.40
NHSL  NHS Financial, Inc. of CA(8)               0.19    0.18    9.78    9.76   115.98
NSLB  NS&L Bancorp of Neosho MO                  0.59    0.55   15.62   15.62    66.50
NMSB  Newmil Bancorp. of CT*                     1.47    1.46    7.77    7.77    69.77
NFSL  Newnan SB, FSB of Newnan GA                2.10    1.83   12.86   12.77   111.03
NASB  North American SB of MO                    3.74    3.57   21.44   20.58   291.85
NBSI  North Bancshares of Chicago IL             0.54    0.49   16.92   16.92    97.56
FFFD  North Central Bancshares of IA             0.65    0.61   13.72   13.72    47.52
NEIB  Northeast Indiana Bncrp of IN              0.70    0.70   13.92   13.92    68.43
NSBK  Northside SB of Bronx NY*                  3.73    3.22   25.40   25.16   328.23
NWEQ  Northwest Equity Corp. of WI               0.86    0.82   12.09   12.09    88.03
NWSB  Northwest SB, MHC of PA(29.9)              0.73    0.73    8.07    7.97    75.61
NSSY  Norwalk Savings Society of CT*             1.59    1.36   18.24   18.24   228.47
NSSB  Norwich Financial Corp. of CT*             0.98    0.98   13.43   12.12   126.99
NTMG  Nutmeg FS&LA of CT                         0.76    0.46    7.20    7.20   120.33
OHSL  OHSL Financial Corp. of OH                 1.53    1.49   20.85   20.85   167.86
OSBF  OSB Fin. Corp. of Oshkosh WI               0.38    0.66   28.00   28.00   222.36
OFCP  Ottawa Financial Corp. of MI               0.72    0.72   14.92   11.96   136.66
PFFB  PFF Bancorp of Pomona CA                   0.10    0.10   14.57   14.40   101.23
PVFC  PVF Capital Corp. of OH                    2.26    1.99   13.77   13.77   205.36
PCCI  Pacific Crest Capital of CA*               0.93    0.75    7.66    7.66    96.93
PALM  Palfed, Inc. of Aiken SC                   0.82    0.69   10.09    9.60   119.41
PSSB  Palm Springs SB of CA(8)                   1.07    0.57   10.34   10.34   169.84
PBCI  Pamrapo Bancorp, Inc. of NJ                1.59    1.59   17.21   17.05   111.06
PVSA  Parkvale Financial Corp of PA              2.90    2.71   20.99   20.89   282.71


RP FINANCIAL, LC.
- ----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                            (continued)
                             Weekly Thrift Market Line - Part One
                                  Prices As Of June 14, 1996

                                                Market Capitalization                     Price Change Data
                                            ----------------------------   ------------------------------------------------
                                                                             52 Week (1)               % Change From
                                                      Shares   Market      -------------          -------------------------
                                              Price/  Outst-  Capital-                      Last   Last    Dec 31,  Dec 31,
Financial Institution                        Share(1) anding  ization(9)    High    Low     Week   Week    1994(2)  1995(2)
- ----------------------                       -------- ------  ----------   ------  -----   ------ ------  --------- -------
                                               ($)    (000)    ($Mil)       ($)     ($)     ($)     (%)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
PBIX  Patriot Bank Corp. of PA                13.12   3,498    45.9        13.12   12.31   13.00    0.92    N.A.     1.94
PEEK  Peekskill Fin. Corp. of NY              11.75   4,100    48.2        12.12   11.12   12.00   -2.08    N.A.    -3.05
PFSB  PennFed Fin. Services of NJ             15.87   5,077    80.6        16.00   12.25   15.12    4.96    N.A.     7.59
PWBC  PennFirst Bancorp of PA                 13.50   3,996    53.9        13.75   11.87   13.75   -1.82   69.17     0.00
PBKB  People's SB of Brockton MA*              9.87   3,340    33.0        10.50    5.75   10.00   -1.30   66.16    -6.00
PFDC  Peoples Bancorp of Auburn IN            20.25   2,356    47.7        22.50   18.00   20.62   -1.79   15.71    -1.79
PBCT  Peoples Bank, MHC of CT(32.3)*          22.37  39,166   264.3        23.12   15.25   20.37    9.82  184.24    17.74
PHBK  Peoples Heritage Fin Grp of ME*         20.25  17,028   344.8        22.75   15.00   20.12    0.65   32.27   -10.99
PBNB  Peoples Sav. Fin. Corp. of CT*          20.50   1,915    39.3        22.50   18.00   20.50    0.00  107.70     6.49
PERM  Permanent Bancorp of IN                 15.75   2,186    34.4        18.50   14.00   16.00   -1.56    N.A.    -3.08
PMFI  Perpetual Midwest Fin. of IA            17.00   2,017    34.3        17.75   14.25   17.00    0.00    N.A.     3.03
PCBC  Perry Co. Fin. Corp. of MO              17.50     856    15.0        21.50   14.75   17.25    1.45    N.A.   -10.26
PHFC  Pittsburgh Home Fin. of PA              10.37   2,182    22.6        11.12    9.87   10.00    3.70    N.A.     N.A.
PFSL  Pocahnts Fed, MHC of AR (46.4)          14.75   1,610    11.0        17.25   11.00   15.75   -6.35    N.A.    -7.06
POBS  Portsmouth Bank Shrs Inc of NH(8)*      13.87   5,737    79.6        15.20   10.78   13.75    0.87   33.24    -7.96
PKPS  Poughkeepsie SB of NY                    5.25  12,535    65.8         6.00    4.62    5.50   -4.55  -32.26     0.00
PETE  Primary Bank of NH*                     12.25   1,953    23.9        15.50   11.75   12.25    0.00    N.A.    -2.93
PSAB  Prime Bancorp, Inc. of PA               17.62   3,723    65.6        20.68   15.68   17.50    0.69  153.89   -12.99
PFNC  Progress Financial Corp. of PA           6.25   3,730    23.3         7.25    4.75    6.50   -3.85  -43.23    11.01
PSBK  Progressive Bank, Inc. of NY*           29.50   2,631    77.6        29.75   24.25   29.00    1.72  120.64     0.00
PULB  Pulaski SB, MHC of MO (29.0)            14.75   2,094     8.9        16.50   11.75   14.00    5.36    N.A.    -1.67
PULS  Pulse Bancorp of S. River NJ            17.50   3,886    68.0        17.75   14.50   17.31    1.10   41.47     2.94
QCFB  QCF Bancorp of Virginia MN              14.50   1,783    25.9        15.12   12.00   14.00    3.57    N.A.    -1.69
QCBC  Quaker City Bancorp of CA               14.37   3,928    56.4        14.75   11.12   14.50   -0.90   91.60     3.60
QCSB  Queens County SB of NY*                 47.62   6,110   291.0        47.87   31.50   47.62    0.00    N.A.    20.37
RCSB  RCSB Financial, Inc. of NY*             25.62  13,514   346.2        25.81   19.00   24.75    3.52  108.12     7.87
RARB  Raritan Bancorp. of Raritan NJ*         20.75   1,427    29.6        22.50   20.50   21.19   -2.08  112.82    -3.49
REDF  RedFed Bancorp of Redlands CA            9.62   4,060    39.1        10.62    7.75    9.62    0.00    N.A.    -4.94
RELY  Reliance Bancorp of NY                  15.63   9,226   144.2        16.50   13.12   15.50    0.84    N.A.     6.91
RELI  Reliance Bancshares Inc of WI*           7.87   2,562    20.2         8.50    7.50    7.50    4.93    N.A.     N.A.
RFED  Roosevelt Fin. Grp. Inc. of MO          19.25  42,118   810.8        19.75   15.25   18.25    5.48  393.59    -0.62
RVSB  Rvrview SB,FSB MHC of WA(40.3)          15.00   2,155    11.8        17.00   11.36   16.00   -6.25    N.A.     3.16
SCCB  S. Carolina Comm. Bnshrs of SC          16.50     747    12.3        20.50   14.75   16.50    0.00    N.A.    -8.94
SBFL  SB Fing. Lakes MHC of NY(33.0)          16.00   1,785     9.4        16.75    9.50   16.50   -3.03    N.A.    -1.54
SFED  SFS Bancorp of Schenectady NY           12.00   1,395    16.7        13.50   11.00   11.75    2.13    N.A.    -7.69
SGVB  SGV Bancorp of W. Covina CA              8.62   2,728    23.5        10.12    8.00    8.62    0.00    N.A.   -11.59
SISB  SIS Bank of Sprinfield MA*              17.25   5,718    98.6        18.75   12.25   16.87    2.25    N.A.     5.38
SJSB  SJS Bancorp of St. Joseph MI            20.75     983    20.4        20.75   14.75   20.75    0.00    N.A.     5.06
SWCB  Sandwich Co-Op. Bank of MA*             20.00   1,873    37.5        21.50   15.63   19.37    3.25  132.02     9.59
SFBM  Security Bancorp of MT                  20.25   1,462    29.6        21.25   19.50   20.50   -1.22  161.29    -3.57
SECP  Security Capital Corp. of WI            61.25   9,536   584.1        62.50   48.00   61.00    0.41    N.A.     1.66
SFSL  Security First Corp. of OH              13.12   3,532    46.3        15.75   11.50   13.25   -0.98  -16.70    -7.93
SHFC  Seven Hills Fin. Corp. of OH(8)         16.00     536     8.6        17.37   14.37   14.50   10.34    6.67    10.34
SMFC  Sho-Me Fin. Corp. of MO                 15.75   1,821    28.7        16.75   14.50   15.63    0.77    N.A.     5.00
SOBI  Sobieski Bancorp of S. Bend IN          12.25     837    10.3        13.25   10.12   12.00    2.08    N.A.    -5.77
SOSA  Somerset Savings Bank of MA(8)*          1.47  16,652    24.5         1.88    1.12    1.50   -2.00  -71.29     7.30
SMBC  Southern Missouri Bncrp of MO           14.75   1,724    25.4        17.50   13.50   14.00    5.36    N.A.    -1.67
SWBI  Southwest Bancshares of IL              27.12   1,871    50.7        28.25   26.00   27.25   -0.48  171.20     2.34
SVRN  Sovereign Bancorp of PA                 10.25  47,838   490.3        11.25    8.75   10.37   -1.16  129.31     6.33
STFR  St. Francis Cap. Corp. of WI            25.25   5,857   147.9        28.00   19.00   25.50   -0.98    N.A.     8.60
SPBC  St. Paul Bancorp, Inc. of IL            23.12  18,550   428.9        26.62   22.25   23.50   -1.62   37.05    -9.33
STND  Standard Fin. of Chicago IL             15.12  16,765   253.5        15.37   12.87   15.25   -0.85    N.A.     3.42
SFFC  StateFed Financial Corp. of IA          16.00     823    13.2        19.75   15.25   16.00    0.00    N.A.   -11.70
SFIN  Statewide Fin. Corp. of NJ              12.31   5,270    64.9        13.75   11.75   12.12    1.57    N.A.    -5.74
STSA  Sterling Financial Corp. of WA          14.75   5,426    80.0        14.75   10.23   14.00    5.36   62.27     7.27

                                                     Current Per Share Financials
                                              -----------------------------------------
                                                                      Tangible
                                              Trailing  12 Mo.  Book    Book
                                               12 Mo.   Core   Value/  Value/   Assets/
Financial Institution                          EPS(3)   EPS(3) Share  Share(4)  Share
- ----------------------                        --------  ------ -----  --------  -------
                                                ($)      ($)    ($)     ($)      ($)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
PBIX  Patriot Bank Corp. of PA                  0.42    0.43   15.47   15.47    89.48
PEEK  Peekskill Fin. Corp. of NY                0.44    0.46   14.49   14.49    47.24
PFSB  PennFed Fin. Services of NJ               1.32    1.43   18.08   14.32   201.45
PWBC  PennFirst Bancorp of PA                   1.00    0.99   13.37   12.18   170.28
PBKB  People's SB of Brockton MA*               0.74    0.53    7.87    7.45   159.62
PFDC  Peoples Bancorp of Auburn IN              1.70    1.69   18.19   18.19   119.18
PBCT  Peoples Bank, MHC of CT(32.3)*            1.90    1.53   14.12   14.12   176.59
PHBK  Peoples Heritage Fin Grp of ME*           2.14    2.11   16.24   13.97   193.90
PBNB  Peoples Sav. Fin. Corp. of CT*            1.80    1.88   22.94   21.22   212.15
PERM  Permanent Bancorp of IN                   0.53    0.53   19.26   18.98   172.88
PMFI  Perpetual Midwest Fin. of IA              0.73    0.73   17.87   17.87   185.44
PCBC  Perry Co. Fin. Corp. of MO                0.88    0.88   18.84   18.84    90.32
PHFC  Pittsburgh Home Fin. of PA                0.54    0.54   13.58   13.58    82.64
PFSL  Pocahnts Fed, MHC of AR (46.4)            1.23    1.26   13.64   13.64   229.43
POBS  Portsmouth Bank Shrs Inc of NH(8)*        1.06    0.89   11.68   11.68    46.61
PKPS  Poughkeepsie SB of NY                     1.23    1.62    5.69    5.69    66.95
PETE  Primary Bank of NH*                      -0.08   -0.07   12.76   12.71   201.31
PSAB  Prime Bancorp, Inc. of PA                 1.61    1.43   15.44   14.44   163.57
PFNC  Progress Financial Corp. of PA            0.81    0.63    5.15    5.11    93.30
PSBK  Progressive Bank, Inc. of NY*             2.73    2.81   26.45   26.45   298.58
PULB  Pulaski SB, MHC of MO (29.0)              0.73    0.69   10.82   10.82    85.68
PULS  Pulse Bancorp of S. River NJ              1.36    1.37   13.84   13.84   116.43
QCFB  QCF Bancorp of Virginia MN                1.28    1.28   17.81   17.81    81.66
QCBC  Quaker City Bancorp of CA                 0.84    0.81   17.43   17.33   176.42
QCSB  Queens County SB of NY*                   3.39    3.50   35.00   35.00   206.14
RCSB  RCSB Financial, Inc. of NY*               2.43    2.39   22.19   21.45   304.21
RARB  Raritan Bancorp. of Raritan NJ*           1.94    1.91   17.60   17.16   243.06
REDF  RedFed Bancorp of Redlands CA            -1.06   -1.02   11.90   11.90   211.32
RELY  Reliance Bancorp of NY                    1.14    1.09   16.75   11.30   189.07
RELI  Reliance Bancshares Inc of WI*            0.29    0.29   11.06   11.06    19.67
RFED  Roosevelt Fin. Grp. Inc. of MO            1.35    1.83   10.54    9.96   216.88
RVSB  Rvrview SB,FSB MHC of WA(40.3)            1.21    1.09   10.71    9.48    97.22
SCCB  S. Carolina Comm. Bnshrs of SC            0.80    0.80   16.80   16.80    59.02
SBFL  SB Fing. Lakes MHC of NY(33.0)           -0.52   -0.19   11.40   11.40    98.92
SFED  SFS Bancorp of Schenectady NY             0.74    0.74   16.68   16.68   118.69
SGVB  SGV Bancorp of W. Covina CA               0.12    0.12   11.94   11.94   122.09
SISB  SIS Bank of Sprinfield MA*                2.29    2.33   14.73   14.73   198.53
SJSB  SJS Bancorp of St. Joseph MI              0.88    0.86   17.89   17.89   153.36
SWCB  Sandwich Co-Op. Bank of MA*               1.92    1.80   19.46   18.18   226.31
SFBM  Security Bancorp of MT                    1.71    1.27   21.98   18.92   246.25
SECP  Security Capital Corp. of WI              2.99    3.09   59.20   59.20   350.74
SFSL  Security First Corp. of OH                1.50    1.57   11.58   11.26   132.97
SHFC  Seven Hills Fin. Corp. of OH(8)           0.31    0.29   18.01   18.01    84.91
SMFC  Sho-Me Fin. Corp. of MO                   1.08    1.07   17.36   17.36   144.91
SOBI  Sobieski Bancorp of S. Bend IN            0.39    0.39   16.87   16.87    91.23
SOSA  Somerset Savings Bank of MA(8)*           0.10    0.10    1.67    1.67    30.60
SMBC  Southern Missouri Bncrp of MO             0.78    0.73   15.41   15.41    93.96
SWBI  Southwest Bancshares of IL                2.27    2.26   22.42   22.42   186.82
SVRN  Sovereign Bancorp of PA                   1.13    1.02    7.15    4.63   175.82
STFR  St. Francis Cap. Corp. of WI              2.70    1.84   23.08   22.04   221.20
SPBC  St. Paul Bancorp, Inc. of IL              1.95    1.90   20.64   20.57   223.33
STND  Standard Fin. of Chicago IL               1.03    0.93   16.05   16.04   130.43
SFFC  StateFed Financial Corp. of IA            1.03    1.03   18.13   18.13    90.14
SFIN  Statewide Fin. Corp. of NJ                0.53    0.65   13.36   13.32   120.39
STSA  Sterling Financial Corp. of WA            0.92    0.90   11.55    9.26   276.01

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                           (continued)
                               Weekly Thrift Market Line - Part One
                                    Prices As Of June 14, 1996

                                                                                             Price Change Data
                                                  Market Capitalization        ---------------------------------------------
                                                 -------------------------        52 Week (1)              % Change From
                                                          Shares  Market       ----------------------    -------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       -------- ------ ----------    ------  ------- ------    ---- ------- -------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     SSBK  Strongsville SB of OH                   21.25   2,531    53.8        21.75   17.00   21.50   -1.16    N.A.     8.97
     SFSB  SuburbFed Fin. Corp. of IL              17.50   1,261    22.1        18.17   14.83   17.62   -0.68  162.37     6.06
     SBCN  Suburban Bancorp. of OH                 15.00   1,481    22.2        18.50   14.50   14.50    3.45    N.A.   -18.92
     SCSL  Suncoast S&LA of Hollywood FL            6.12   1,990    12.2         7.19    5.81    6.25   -2.08  -10.13    -2.08
     THRD  TF Financial Corp. of PA                14.50   4,523    65.6        16.00   13.25   14.62   -0.82    N.A.    -5.66
     ROSE  TR Financial Corp. of NY                26.50   8,948   237.1        27.75   17.37   26.12    1.45    N.A.     3.92
     TPNZ  Tappan Zee Fin. Corp. of NY             12.25   1,620    19.8        13.00   11.25   12.00    2.08    N.A.    -2.93
     PTRS  The Potters S&L Co. of OH               16.25     533     8.7        18.50   15.25   16.25    0.00    N.A.    -4.75
     THIR  Third Financial Corp. of OH(8)          31.87   1,136    36.2        32.00   18.25   31.25    1.98    N.A.    21.41
     TSBS  Trenton SB, FSB MHC of NJ(35.0          14.25   8,912    44.4        15.00   11.37   14.50   -1.72    N.A.     9.62
     TRIC  Tri-County Bancorp of WY                18.50     631    11.7        18.50   13.87   18.50    0.00    N.A.    12.12
     THBC  Troy Hill Bancorp of PA                 13.00   1,068    13.9        14.00   11.50   13.37   -2.77    N.A.     0.00
     TWIN  Twin City Bancorp of TN                 16.00     898    14.4        18.25   13.50   16.00    0.00    N.A.    -5.88
     UFRM  United FS&LA of Rocky Mount NC           8.00   3,065    24.5         8.50    5.25    8.25   -3.03  146.15     6.67
     UBMT  United SB, FA of MT                     18.25   1,223    22.3        18.75   17.00   18.25    0.00   73.81     4.29
     VABF  Va. Beach Fed. Fin. Corp of VA           7.37   4,962    36.6         9.94    6.81    7.62   -3.28   57.14    -4.90
     VAFD  Valley FSB of Sheffield AL(8)           32.00     367    11.7        35.25   24.87   32.00    0.00  204.76    -8.57
     VFFC  Virginia First Savings of VA            12.75   5,615    71.6        12.75    8.37   12.25    4.08  ***.**    12.14
     WBCI  WFS Bancorp of Wichita KS(8)            22.87   1,561    35.7        22.87   18.75   22.87    0.00    N.A.     3.39
     WHGB  WHG Bancshares of MD                    11.00   1,620    17.8        11.75   10.87   11.50   -4.35    N.A.     N.A.
     WSFS  WSFS Financial Corp. of DE*              7.50  14,179   106.3        10.00    5.63    7.87   -4.70    3.45   -16.67
     WVFC  WVS Financial Corp. of PA*              20.75   1,736    36.0        22.25   16.00   20.75    0.00    N.A.     8.53
     WLDN  Walden Bancorp of MA*                   18.75   5,312    99.6        20.00   15.75   18.75    0.00  163.34    -1.32
     WRNB  Warren Bancorp of Peabody MA*           12.50   3,718    46.5        13.25    8.00   12.50    0.00  270.92    11.11
     WFSL  Washington FS&LA of Seattle WA          21.50  42,592   915.7        23.46   19.32   21.56   -0.28   47.36    -7.73
     WAMU  Washington Mutual Inc. of WA*           29.62  72,007 2,132.8        32.00   22.75   30.00   -1.27   59.59     2.60
     WAYN  Wayne S&L Co., MHC of OH(46.7)          20.75   1,492    13.7        22.00   17.14   20.50    1.22    N.A.    -5.29
     WCFB  Webster CityFSB,MHC of IA(45.2          13.50   2,100    12.8        13.50    9.75   12.87    4.90    N.A.     8.00
     WBST  Webster Financial Corp. of CT           28.75   8,104   233.0        30.50   23.00   28.00    2.68  204.56    -2.54
     WEFC  Wells Fin. Corp. of Wells MN            11.50   2,188    25.2        11.50    9.06   11.25    2.22    N.A.     4.55
     WCBI  WestCo Bancorp of IL                    21.62   2,678    57.9        22.00   14.83   22.00   -1.73  116.20    21.26
     WSTR  WesterFed Fin. Corp. of MT              14.37   4,396    63.2        17.12   14.25   14.37    0.00    N.A.   -13.54
     WOFC  Western Ohio Fin. Corp. of OH           23.25   2,309    53.7        24.37   18.75   23.00    1.09    N.A.     0.00
     WWFC  Westwood Fin. Corp. of NJ               10.38     647     6.7        10.38   10.00   10.00    3.80    N.A.     N.A.
     WFCO  Winton Financial Corp. of OH(8)         13.50   1,986    26.8        15.00   10.87   12.25   10.20    N.A.    24.20
     FFWD  Wood Bancorp of OH                      18.50   1,034    19.1        19.50   14.12   18.75   -1.33    N.A.     2.78
     WCHI  Workingmens Cap. Hldgs of IN(8)         20.00   1,798    36.0        20.25   15.50   19.87    0.65  300.00    14.29
     YFCB  Yonkers Fin. Corp. of NY                 9.38   3,571    33.5        10.12    9.31    9.62   -2.49    N.A.     N.A.
     YFED  York Financial Corp. of PA              16.87   6,050   102.1        18.86   14.32   16.62    1.50   78.52     0.00


                                                         Current Per Share Financials
                                                     -----------------------------------------
                                                                              Tangible
                                                     Trailing  12 Mo.   Book    Book
                                                      12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                            ------   ------  -----  -------- -------
                                                        ($)      ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     SSBK  Strongsville SB of OH                       1.88    1.59   16.50   16.15   199.38
     SFSB  SuburbFed Fin. Corp. of IL                  1.41    1.21   20.52   20.40   287.29
     SBCN  Suburban Bancorp. of OH                     0.53    0.77   17.31   17.31   133.11
     SCSL  Suncoast S&LA of Hollywood FL               0.74   -0.92    6.59    6.56   234.42
     THRD  TF Financial Corp. of PA                    0.94    0.91   16.43   16.43   114.79
     ROSE  TR Financial Corp. of NY                    2.71    2.14   20.91   20.91   335.49
     TPNZ  Tappan Zee Fin. Corp. of NY                 0.52    0.48   13.80   13.80    70.86
     PTRS  The Potters S&L Co. of OH                   1.15    1.13   20.79   20.79   213.62
     THIR  Third Financial Corp. of OH(8)              1.89    1.69   24.87   24.87   137.05
     TSBS  Trenton SB, FSB MHC of NJ(35.0              1.05    0.70   11.08   10.83    58.20
     TRIC  Tri-County Bancorp of WY                    0.98    0.95   20.75   20.75   116.38
     THBC  Troy Hill Bancorp of PA                     1.02    0.93   16.73   16.73    75.36
     TWIN  Twin City Bancorp of TN                     1.21    1.05   15.70   15.70   114.06
     UFRM  United FS&LA of Rocky Mount NC              0.73    0.64    6.81    6.81    82.27
     UBMT  United SB, FA of MT                         1.32    1.31   20.12   20.12    85.51
     VABF  Va. Beach Fed. Fin. Corp of VA              0.32    0.01    8.28    8.28   125.95
     VAFD  Valley FSB of Sheffield AL(8)               1.09    1.06   26.14   26.14   323.23
     VFFC  Virginia First Savings of VA                1.48    1.22    9.82    9.46   127.15
     WBCI  WFS Bancorp of Wichita KS(8)                0.86    0.94   21.35   21.34   187.16
     WHGB  WHG Bancshares of MD                        0.36    0.36   14.20   14.20    68.95
     WSFS  WSFS Financial Corp. of DE*                 1.91    1.13    5.21    5.14    88.82
     WVFC  WVS Financial Corp. of PA*                  1.63    1.82   20.93   20.93   138.41
     WLDN  Walden Bancorp of MA*                       1.58    1.75   17.98   15.38   191.88
     WRNB  Warren Bancorp of Peabody MA*               1.56    1.49    8.54    8.54    95.45
     WFSL  Washington FS&LA of Seattle WA              1.88    1.80   14.04   13.36   115.73
     WAMU  Washington Mutual Inc. of WA*               2.62    2.61   19.33   17.19   310.31
     WAYN  Wayne S&L Co., MHC of OH(46.7)              0.95    0.89   15.32   15.32   166.56
     WCFB  Webster CityFSB,MHC of IA(45.2              0.51    0.51   10.32   10.32    46.31
     WBST  Webster Financial Corp. of CT               2.00    2.14   24.27   18.45   470.53
     WEFC  Wells Fin. Corp. of Wells MN                0.72    0.70   13.40   13.40    89.66
     WCBI  WestCo Bancorp of IL                        1.50    1.49   18.07   18.07   115.48
     WSTR  WesterFed Fin. Corp. of MT                  0.99    0.93   17.77   17.77   133.82
     WOFC  Western Ohio Fin. Corp. of OH               1.10    0.83   25.19   23.72   138.40
     WWFC  Westwood Fin. Corp. of NJ                   0.99    0.99   14.61   12.51   136.46
     WFCO  Winton Financial Corp. of OH(8)             1.04    0.85   10.42   10.14   132.09
     FFWD  Wood Bancorp of OH                          1.56    1.51   19.72   19.72   135.12
     WCHI  Workingmens Cap. Hldgs of IN(8)             1.07    1.05   14.55   14.55   118.84
     YFCB  Yonkers Fin. Corp. of NY                    0.60    0.66   13.07   13.07    67.39
     YFED  York Financial Corp. of PA                  1.65    1.44   15.22   15.22   173.33

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                      Weekly Thrift Market Line - Part Two
                           Prices As Of June 14, 1996

                                                              Key Financial Ratios                           Asset Quality Ratios
                                            -----------------------------------------------------------    ------------------------
                                                      Tang.     Reported Earnings        Core Earnings
                                            Equity/  Equity/  ----------------------    ---------------      NPAs   Resvs/   Resvs/
Financial Institution                       Assets   Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans)
- ---------------------                       -------  -------  ------  ------  ------    -------  ------     ------  ------   ------
                                              (%)      (%)      (%)     (%)     (%)       (%)     (%)        (%)     (%)      (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
- ----------------------------------------------
SAIF-Insured Thrifts(324)                    13.33    13.14    0.87    8.15    6.96       0.81    7.33       0.97  128.50    0.89
NYSE Traded Companies(12)                     6.31     5.96    0.70   11.72    7.94       0.58    9.64       1.58   62.19    1.33
AMEX Traded Companies(17)                    18.40    18.32    0.83    6.71    5.46       0.80    6.35       0.61  132.94    0.70
NASDAQ Listed OTC Companies(295)             13.34    13.15    0.88    8.08    7.01       0.83    7.29       0.95  131.56    0.88
California Companies(25)                      7.62     7.48    0.33    5.18    3.79       0.27    4.11       2.34   50.59    1.32
Florida Companies(10)                         7.64     7.46    0.75   12.69    9.73       0.53    6.73       1.08  105.23    1.01
Mid-Atlantic Companies(64)                   11.91    11.59    0.86    8.98    7.92       0.84    8.59       1.25   86.49    1.09
Mid-West Companies(150)                      14.78    14.64    0.94    7.83    6.87       0.87    7.08       0.59  170.63    0.73
New England Companies(9)                      8.08     7.66    0.63    8.69    8.61       0.53    7.21       1.35   49.90    1.10
North-West Companies(6)                      10.61    10.24    0.96   10.34    7.28       0.90    9.45       0.87   71.09    0.84
South-East Companies(45)                     15.70    15.54    1.02    8.66    6.71       0.97    8.06       0.99  124.58    0.86
South-West Companies(7)                      12.45    12.34    0.72    7.33    8.19       0.69    6.85       0.86   41.09    0.86
Western Companies (Excl CA)(8)               17.09    16.91    1.04    7.61    6.38       0.99    7.17       0.26  211.26    0.67
Thrift Strategy(250)                         14.91    14.74    0.87    7.07    6.36       0.83    6.63       0.86  137.91    0.82
Mortgage Banker Strategy(39)                  7.52     7.21    0.84   11.92    9.29       0.64    8.38       1.32   77.80    0.94
Real Estate Strategy(16)                      9.03     8.89    0.90   10.74    8.87       0.92   11.02       1.86   84.24    1.54
Diversified Strategy(15)                      7.97     7.78    0.97   12.92    8.05       0.92   12.63       1.02  151.77    1.27
Retail Banking Strategy(4)                    9.43     9.18    0.73    9.92    9.80       0.58    7.67       1.37   76.19    0.92
Companies Issuing Dividends(245)             13.24    13.02    0.95    8.75    7.42       0.88    7.95       0.84  134.57    0.84
Companies Without Dividends(79)              13.62    13.51    0.64    6.31    5.56       0.60    5.46       1.37  108.85    1.04
Equity/Assets 6%(29)                          4.98     4.73    0.52   10.66    7.40       0.41    8.06       1.74   83.49    1.06
Equity/Assets 6-12%(148)                      8.56     8.25    0.84   10.27    8.46       0.75    9.13       1.17  110.62    1.03
Equity/Assets 12%(147)                       19.69    19.63    0.98    5.56    5.40       0.95    5.42       0.58  157.46    0.71
Converted Last 3 Mths (no MHC)(22)           22.98    22.90    0.81    4.58    4.48       0.82    4.67       0.77  163.90    0.90
Actively Traded Companies(53)                 8.58     8.30    0.92   11.34    8.38       0.88   10.65       1.43   85.94    1.03
Market Value Below $20 Million(85)           15.74    15.68    0.83    6.69    6.84       0.75    5.37       0.86  120.16    0.75
Holding Company Structure(277)               13.89    13.70    0.87    7.74    6.70       0.82    7.10       0.92  131.37    0.86
Assets Over $1 Billion(61)                    8.05     7.58    0.83   11.08    8.20       0.76   10.10       1.15  101.18    1.03
Assets $500 Million-$1 Billion(56)           11.31    11.07    0.85    8.76    7.01       0.81    8.14       1.34  133.20    1.03
Assets $250-$500 Million(79)                 11.54    11.35    0.83    8.37    7.42       0.74    6.84       0.93  135.90    0.90
Assets less than $250 Million(128)           18.04    18.01    0.93    6.26    6.04       0.89    5.86       0.70  136.63    0.74
Goodwill Companies(134)                       9.28     8.82    0.82    9.63    7.68       0.74    8.45       1.17   97.22    0.96
Non-Goodwill Companies(190)                  16.28    16.28    0.91    7.07    6.45       0.87    6.52       0.81  153.28    0.83
Acquirors of FSLIC Cases(14)                  7.07     6.70    0.88   12.89    9.72       0.84   12.16       1.45   51.18    0.92


                                                           Pricing Ratios                       Dividend Data(6)
                                              ----------------------------------------     -------------------------
                                                                        Price/   Price/      Ind.   Divi-
                                               Price/  Price/  Price/   Tang.     Core      Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book    Earnings    Share   Yield   Ratio(7)
- ---------------------                         -------  ------  ------   ------  --------    ------  -----   --------
                                                (X)      (%)     (%)     (%)      (x)         ($)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
- -----------------------------------------------
SAIF-Insured Thrifts(324)                       14.16   103.89   13.03  107.14    14.99      0.34    1.87    25.75
NYSE Traded Companies(12)                       12.83   134.82    8.65  143.08    14.52      0.42    1.49    16.50
AMEX Traded Companies(17)                       15.97    93.51   16.27   94.20    17.16      0.35    2.37    26.64
NASDAQ Listed OTC Companies(295)                14.15   103.13   13.03  106.31    14.91      0.33    1.86    26.16
California Companies(25)                        13.77   101.59    7.45  104.33    15.53      0.27    1.13    16.04
Florida Companies(10)                           11.59   107.59    7.96  110.30    13.96      0.16    0.87    11.16
Mid-Atlantic Companies(64)                      12.92   101.44   11.42  106.47    13.49      0.32    1.79    23.51
Mid-West Companies(150)                         14.83   102.77   14.20  104.95    15.73      0.34    1.89    26.99
New England Companies(9)                        11.32    93.54    7.44  102.87    12.94      0.51    2.76    32.40
North-West Companies(6)                         14.91   134.17   13.05  143.27    14.27      0.27    1.32    18.23
South-East Companies(45)                        14.87   113.25   16.53  115.83    15.26      0.37    2.23    30.64
South-West Companies(7)                         13.51    81.31    9.90   85.14    14.38      0.30    2.13    21.90
Western Companies (Excl CA)(8)                  15.12   102.67   16.20  104.74    16.03      0.43    2.49    36.99
Thrift Strategy(250)                            14.95    98.34   14.01  100.78    15.54      0.33    1.96    28.30
Mortgage Banker Strategy(39)                    11.24   120.44    9.15  128.56    13.21      0.34    1.52    16.80
Real Estate Strategy(16)                        12.84   110.26    9.66  112.25    13.03      0.17    0.83     8.83
Diversified Strategy(15)                        12.25   148.58   11.72  153.48    12.72      0.60    2.41    27.99
Retail Banking Strategy(4)                      12.29    91.51    8.42   94.49    16.07      0.14    1.33    18.06
Companies Issuing Dividends(245)                14.16   107.95   13.47  111.69    14.90      0.45    2.48    34.55
Companies Without Dividends(79)                 14.18    91.44   11.70   93.20    15.40      0.00    0.00     0.00
Equity/Assets 6%(29)                            10.98   119.25    5.98  128.32    12.88      0.24    1.17    13.46
Equity/Assets 6-12%(148)                        12.48   113.14    9.55  118.03    13.47      0.36    1.83    22.54
Equity/Assets 12%(147)                          16.89    91.73   17.86   92.21    17.24      0.33    2.05    31.87
Converted Last 3 Mths (no MHC)(22)              17.02    77.33   18.00   77.91    17.56      0.07    0.55     3.19
Actively Traded Companies(53)                   11.72   124.78   10.51  131.82    12.36      0.49    2.12    25.20
Market Value Below $20 Million(85)              14.77    86.88   13.44   87.50    15.75      0.26    1.74    24.96
Holding Company Structure(277)                  14.58   103.12   13.45  106.41    15.22      0.35    1.91    26.72
Assets Over $1 Billion(61)                      12.29   126.35    9.95  136.51    13.35      0.48    2.00    23.95
Assets $500 Million-$1 Billion(56)              13.77   107.05   11.82  110.72    14.69      0.29    1.57    22.61
Assets $250-$500 Million(79)                    13.49   104.07   11.62  105.98    14.65      0.33    1.97    26.11
Assets less than $250 Million(128)              15.92    90.96   16.02   91.36    16.36      0.29    1.89    28.12
Goodwill Companies(134)                         12.62   113.46   10.26  121.19    13.88      0.39    1.89    24.17
Non-Goodwill Companies(190)                     15.39    96.93   15.04   96.93    15.90      0.30    1.85    26.98
Acquirors of FSLIC Cases(14)                    10.89   130.26    9.07  137.91    12.61      0.43    1.99    21.15

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                            (continued)
                                Weekly Thrift Market Line - Part Two
                                     Prices As Of June 14, 1996

                                                                  Key Financial Ratios
                                                 ---------------------------------------------------------
                                                          Tang.
                                                 Equity/ Equity/    Reported Earnings        Core Earnings
Financial Institution                            Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
- ----------------------                           ------  ------   ------  ------  ------     ------  ------
                                                   (%)     (%)     (%)     (%)     (%)        (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
- ---------------------------------------------
BIF-Insured Thrifts(71)                           10.43    10.12    0.93   10.91    8.77       0.88   10.13
NYSE Traded Companies(3)                           7.10     5.57    0.46    5.41    4.85       0.52    6.34
AMEX Traded Companies(4)                          12.21    11.77    0.75    8.27    7.54       0.53    5.60
NASDAQ Listed OTC Companies(64)                   10.48    10.24    0.97   11.39    9.06       0.93   10.65
California Companies(2)                            6.78     6.77    0.61   11.41    7.04       0.51    9.40
Mid-Atlantic Companies(19)                        10.53    10.22    0.84   10.10    7.99       0.81    9.35
Mid-West Companies(1)                             56.23    56.23    1.47    2.62    3.68       1.47    2.62
New England Companies(44)                          9.03     8.68    0.94   11.21    9.40       0.89   10.47
North-West Companies(4)                           13.71    13.54    1.12   12.13    8.04       1.11   12.03
South-West Companies(1)                            8.65     8.35    1.54   17.77   11.53       1.20   13.90
Thrift Strategy(44)                               11.97    11.62    0.94    9.95    8.50       0.91    9.47
Mortgage Banker Strategy(11)                       7.24     6.88    0.74   10.13    8.21       0.73   10.10
Real Estate Strategy(7)                            9.61     9.56    1.24   14.45    9.78       1.12   12.71
Diversified Strategy(7)                            6.87     6.55    1.16   18.46   13.00       0.98   15.19
Retail Banking Strategy(2)                         6.32     6.16    0.05    0.82    1.05       0.05    0.86
Companies Issuing Dividends(50)                    9.23     8.82    1.01   11.61    9.36       0.97   11.02
Companies Without Dividends(21)                   13.27    13.18    0.74    9.26    7.36       0.68    8.03
Equity/Assets  6%(8)                               5.38     5.31    0.74   14.03    9.43       0.58   10.93
Equity/Assets 6-12%(51)                            8.30     7.89    0.95   11.68    9.51       0.90   11.01
Equity/Assets  12%(12)                            23.69    23.69    0.97    5.38    4.78       0.99    5.44
Converted Last 3 Mths (no MHC)(3)                 36.19    36.19    0.96    2.82    3.58       1.01    3.03
Actively Traded Companies(30)                      8.50     8.10    0.90   10.73    8.87       0.89   10.63
Market Value Below $20 Million(11)                 9.98     9.72    0.80    9.69    8.62       0.71    8.54
Holding Company Structure(45)                     11.59    11.33    1.04   11.60    9.26       1.00   10.88
Assets Over $1 Billion(17)                         8.01     7.44    0.98   12.97    9.55       0.93   11.93
Assets $500 Million-$1 Billion(17)                10.22     9.93    0.93   10.87    8.54       0.84    9.76
Assets $250-$500 Million(22)                      10.17     9.94    0.89   10.50    8.68       0.88   10.14
Assets less than $250 Million(15)                 13.41    13.22    0.94    9.44    8.31       0.88    8.67
Goodwill Companies(35)                             7.94     7.31    0.83   10.80    8.59       0.75    9.60
Non-Goodwill Companies(36)                        12.93    12.93    1.03   11.02    8.94       1.02   10.66


                                                   Asset Quality Ratios                  Pricing Ratios
                                                 -----------------------   -------------------------------------------
                                                                                                     Price/  Price/
                                                   NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
Financial Institution                             Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
- ----------------------                            ------   ----   ------    -------  ------  ------   ----  ----------
                                                   (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)
Market Averages. BIF-Insured Thrifts(no MHCs)
- ---------------------------------------------
BIF-Insured Thrifts(71)                             1.70   92.30    1.49      11.44  110.18   10.75  114.86   11.68
NYSE Traded Companies(3)                            2.79   30.49    1.33      16.88  108.68    7.55  134.57   13.98
AMEX Traded Companies(4)                            2.73   45.60    1.37      11.11   99.61   11.08  105.97   13.51
NASDAQ Listed OTC Companies(64)                     1.60   97.47    1.51      11.25  111.00   10.90  114.45   11.51
California Companies(2)                             4.57   31.17    1.83       8.60   99.19    6.78   99.25   10.67
Mid-Atlantic Companies(19)                          1.98   76.75    1.45      12.68  109.85   10.84  114.91   12.18
Mid-West Companies(1)                               0.00    0.00    0.49       0.00   71.16   40.01   71.16    0.00
New England Companies(44)                           1.56   87.70    1.60      11.11  110.11    9.65  114.95   11.57
North-West Companies(4)                             0.31  256.34    0.95      10.62  121.27   14.98  126.04   10.68
South-West Companies(1)                             0.42  127.82    0.78       8.67  135.90   11.75  140.71   11.08
Thrift Strategy(44)                                 1.61   86.44    1.45      11.85  105.84   11.63  110.79   11.94
Mortgage Banker Strategy(11)                        1.16  121.43    1.22      11.87  113.81    8.23  118.90   11.75
Real Estate Strategy(7)                             2.07   95.15    1.73      10.97  126.85   12.46  127.65   12.14
Diversified Strategy(7)                             2.69   91.76    2.03       8.88  124.46    8.50  131.34    9.65
Retail Banking Strategy(2)                          1.31   68.51    1.24       0.00   90.11    5.69   92.27    0.00
Companies Issuing Dividends(50)                     1.19  106.75    1.39      11.15  114.56   10.44  120.73   11.30
Companies Without Dividends(21)                     3.25   48.95    1.72      12.39   99.82   11.50  100.97   12.85
Equity/Assets  6%(8)                                3.69   44.18    1.81      12.31  122.37    6.56  124.14   12.93
Equity/Assets 6-12%(51)                             1.53   92.61    1.52      10.97  113.28    9.37  119.29   11.21
Equity/Assets  12%(12)                              1.31  137.58    1.19      14.90   88.01   19.91   88.01   14.53
Converted Last 3 Mths (no MHC)(3)                   0.00    0.00    1.14      21.68   71.63   25.91   71.63   18.87
Actively Traded Companies(30)                       1.29   95.02    1.52      11.83  112.19    9.42  117.80   11.48
Market Value Below $20 Million(11)                  1.54   89.01    1.21      10.64   98.44    9.21  102.23   12.21
Holding Company Structure(45)                       1.48  101.04    1.57      10.90  110.13   11.90  114.05   11.20
Assets Over $1 Billion(17)                          2.06   75.96    1.57      11.27  121.17    9.73  131.08   11.11
Assets $500 Million-$1 Billion(17)                  1.17  110.69    1.58      11.04  111.35   10.98  115.50   12.22
Assets $250-$500 Million(22)                        2.02   80.14    1.51      12.07  107.70   10.28  110.25   11.46
Assets less than $250 Million(15)                   1.43  108.50    1.31      11.09  101.42   12.19  104.20   12.15
Goodwill Companies(35)                              1.49   82.20    1.42      12.03  112.08    8.83  121.43   12.27
Non-Goodwill Companies(36)                          1.93  103.15    1.57      10.81  108.29   12.68  108.29   11.08

                                                      Dividend Data(6)
                                                 ------------------------
                                                  Ind.   Divi-
                                                 Div./   dend    Payout
Financial Institution                            Share   Yield   Ratio(7)
- ----------------------                           -----   ------  --------
                                                  ($)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
- ---------------------------------------------

BIF-Insured Thrifts(71)                            0.38    2.01   22.56
NYSE Traded Companies(3)                           0.27    0.91   13.14
AMEX Traded Companies(4)                           0.52    2.64   32.48
NASDAQ Listed OTC Companies(64)                    0.37    2.03   22.34
California Companies(2)                            0.00    0.00    0.00
Mid-Atlantic Companies(19)                         0.39    1.67   20.35
Mid-West Companies(1)                              0.00    0.00    0.00
New England Companies(44)                          0.40    2.36   25.15
North-West Companies(4)                            0.40    2.10   28.55
South-West Companies(1)                            0.16    1.49   12.90
Thrift Strategy(44)                                0.39    2.11   24.28
Mortgage Banker Strategy(11)                       0.38    2.06   23.71
Real Estate Strategy(7)                            0.31    1.51   15.05
Diversified Strategy(7)                            0.34    1.80   17.14
Retail Banking Strategy(2)                         0.32    1.91    0.00
Companies Issuing Dividends(50)                    0.53    2.86   31.48
Companies Without Dividends(21)                    0.00    0.00    0.00
Equity/Assets  6%(8)                               0.05    0.47    6.31
Equity/Assets 6-12%(51)                            0.46    2.46   26.55
Equity/Assets  12%(12)                             0.19    0.79   13.43
Converted Last 3 Mths (no MHC)(3)                  0.00    0.00    0.00
Actively Traded Companies(30)                      0.46    2.43   25.33
Market Value Below $20 Million(11)                 0.23    1.57   14.71
Holding Company Structure(45)                      0.40    2.17   24.86
Assets Over $1 Billion(17)                         0.46    1.71   19.43
Assets $500 Million-$1 Billion(17)                 0.53    2.78   32.38
Assets $250-$500 Million(22)                       0.32    2.02   23.46
Assets less than $250 Million(15)                  0.23    1.59   14.99
Goodwill Companies(35)                             0.49    2.50   29.50
Non-Goodwill Companies(36)                         0.26    1.53   16.06

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

  * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                           (continued)
                             Weekly Thrift Market Line - Part Two
                                   Prices As Of June 14, 1996

                                                              Key Financial Ratios                           Asset Quality Ratios
                                           --------------------------------------------------------------  -------------------------
                                                       Tang.     Reported Earnings        Core Earnings
                                            Equity/   Equity/ -----------------------   -----------------    NPAs   Resvs/   Resvs/
Financial Institution                       Assets    Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)    Assets   NPAs    Loans
- ---------------------                      --------- -------- ------- ------- -------   -------- --------  -------- ------  --------
                                              (%)       (%)     (%)     (%)     (%)        (%)     (%)        (%)    (%)      (%)
Market Averages. MHC Institutions
- ---------------------------------
SAIF-Insured Thrifts(19)                     11.89    11.67    0.78    6.84    5.19       0.73    6.57       0.69   83.87    0.82
BIF-Insured Thrifts(2)                       10.14    10.14    0.80    9.31    6.00       0.69    7.88       2.36   44.03    1.42
NASDAQ Listed OTC Companies(21)              11.72    11.52    0.78    7.09    5.27       0.73    6.70       0.85   79.44    0.88
Florida Companies(3)                         10.30    10.26    0.89    8.83    6.78       0.86    8.60       0.72  107.38    0.97
Mid-Atlantic Companies(9)                    12.45    12.12    0.68    5.25    4.03       0.68    5.55       1.11   50.81    0.89
Mid-West Companies(7)                        12.13    12.12    0.74    6.66    5.19       0.64    5.90       0.59   94.58    0.76
New England Companies(1)                      8.00     8.00    1.11   14.66    8.49       0.89   11.81       1.66   65.45    1.65
North-West Companies(1)                      11.02     9.75    1.30   11.97    8.07       1.17   10.78       0.26  119.16    0.51
Thrift Strategy(18)                          11.97    11.81    0.74    6.39    4.94       0.70    6.19       0.84   77.83    0.85
Mortgage Banker Strategy(2)                  11.02     9.75    1.30   11.97    8.07       1.17   10.78       0.26  119.16    0.51
Diversified Strategy(1)                       8.00     8.00    1.11   14.66    8.49       0.89   11.81       1.66   65.45    1.65
Companies Issuing Dividends(21)              11.72    11.52    0.78    7.09    5.27       0.73    6.70       0.85   79.44    0.88
Equity/Assets less than 6%(1)                 5.95     5.95    0.56    9.43    8.34       0.58    9.66       0.26  146.44    1.14
Equity/Assets 6-12%(13)                       9.93     9.69    0.68    7.17    5.22       0.68    7.14       0.89   87.47    0.90
Equity/Assets greater than 12%(7)            15.61    15.44    1.00    6.61    4.94       0.83    5.53       0.87   46.77    0.79
Actively Traded Companies(1)                  9.49     8.24    0.86    9.52    7.87       0.83    9.13       0.96   55.11    1.08
Market Value Below $20 Million(1)            11.79    11.79    0.43    3.82    3.43       0.35    3.10       0.52   90.42    0.60
Holding Company Structure(1)                  9.49     8.24    0.86    9.52    7.87       0.83    9.13       0.96   55.11    1.08
Assets Over $1 Billion(4)                    10.25     9.95    0.95    9.86    6.33       0.87    8.88       1.13   67.59    1.17
Assets $500 Million-$1 Billion(6)            11.26    10.96    0.90    7.95    6.02       0.83    7.78       0.76   81.42    0.95
Assets $250-$500 Million(3)                  10.24    10.22    0.74    7.85    6.77       0.73    7.72       0.15  187.85    0.64
Assets less than $250 Million(8)             13.17    13.01    0.65    5.11    3.76       0.60    4.70       1.09   51.85    0.80
Goodwill Companies(10)                       11.19    10.75    0.95    8.90    6.39       0.82    7.79       0.68   93.85    0.80
Non-Goodwill Companies(11)                   12.15    12.15    0.65    5.60    4.36       0.66    5.82       0.99   65.03    0.94
MHC Institutions(21)                         11.72    11.52    0.78    7.09    5.27       0.73    6.70       0.85   79.44    0.88


                                                        Pricing Ratios                        Dividend Data(6)
                                          ------------------------------------------     -------------------------
                                                                    Price/    Price       Ind.    Divi-
                                            Price/  Price/  Price/   Tang.    Core        Div./   dend     Payout
Financial Institution                      Earning   Book   Assets   Book   Earnings      Share   Yield   Ratio(7)
- ---------------------                     --------- ------  ------  ------  --------     ------- -------  --------
                                             (X)     (%)     (%)     (%)       (x)         ($)     (%)      (%)
Market Averages. MHC Institutions
- ---------------------------------
SAIF-Insured Thrifts(19)                    16.51   123.04   14.76  125.84   17.68         0.60    3.82   44.90
BIF-Insured Thrifts(2)                      11.77   135.65   13.27  135.65   14.62         0.58    3.59   42.11
NASDAQ Listed OTC Companies(21)             16.20   124.30   14.61  126.82   17.48         0.60    3.79   44.59
Florida Companies(3)                        15.18   120.89   12.19  121.32   15.80         0.83    4.59   63.26
Mid-Atlantic Companies(9)                   16.66   119.55   15.05  123.35   18.78         0.44    3.15   35.56
Mid-West Companies(7)                       17.99   124.06   15.31  124.15   18.42         0.71    4.57   54.74
New England Companies(1)                    11.77   158.43   12.67  158.43   14.62         0.80    3.58   42.11
North-West Companies(1)                     12.40   140.06   15.43  158.23   13.76         0.20    1.33   16.53
Thrift Strategy(18)                         16.83   121.53   14.68  123.32   17.98         0.61    3.94   48.96
Mortgage Banker Strategy(2)                 12.40   140.06   15.43  158.23   13.76         0.20    1.33   16.53
Diversified Strategy(1)                     11.77   158.43   12.67  158.43   14.62         0.80    3.58   42.11
Companies Issuing Dividends(21)             16.20   124.30   14.61  126.82   17.48         0.60    3.79   44.59
Equity/Assets less than 6%(1)               11.99   108.14    6.43  108.14   11.71         0.80    5.42   65.04
Equity/Assets 6-12%(13)                     15.14   125.03   12.38  128.28   16.75         0.59    3.29   43.28
Equity/Assets greater than 12%(7)           18.95   125.35   19.62  126.99   20.74         0.60    4.43   33.33
Actively Traded Companies(1)                12.70   112.66   10.69  129.74   13.24         0.40    2.54   32.26
Market Value Below $20 Million(1)            0.00   104.40   12.31  104.40    0.00         0.40    2.86    0.00
Holding Company Structure(1)                12.70   112.66   10.69  129.74   13.24         0.40    2.54   32.26
Assets Over $1 Billion(4)                   17.05   143.47   14.49  146.93   18.11         0.56    3.18   41.60
Assets $500 Million-$1 Billion(6)           14.36   114.19   13.06  117.74   17.13         0.63    3.71   48.03
Assets $250-$500 Million(3)                 15.17   112.14   11.42  112.35   15.54         0.72    4.29   54.74
Assets less than $250 Million(8)            18.62   129.25   17.02  131.52   19.48         0.56    3.90   16.53
Goodwill Companies(10)                      15.48   127.29   14.19  132.90   17.31         0.48    2.89   34.96
Non-Goodwill Companies(11)                  17.01   121.85   14.96  121.85   17.67         0.70    4.53   63.85
MHC Institutions(21)                        16.20   124.30   14.61  126.82   17.48         0.60    3.79   44.59

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700


                                               (continued)
                                   Weekly Thrift Market Line - Part Two
                                       Prices As Of June 14, 1996

                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------
                                                          Tang.
                                                 Equity/ Equity/     Reported Earnings       Core Earnings
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------  ------   ------  ------  ------     ------  ------
                                                   (%)     (%)     (%)     (%)     (%)        (%)     (%)


     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA             4.61     4.32    0.80   17.30   13.71       0.10    2.09
     CAL   CalFed Inc. of Los Angeles CA           4.52     4.52    0.58   13.78    9.15       0.55   12.96
     CSA   Coast Savings Financial of CA           5.16     5.08    0.46    9.62    6.41       0.40    8.33
     CFB   Commercial Federal Corp. of NE          6.05     5.43    0.84   15.46    8.98       0.84   15.37
     DME   Dime Savings Bank, FSB of NY*           5.08     5.03    0.34    6.97    5.18       0.46    9.54
     DSL   Downey Financial Corp. of CA            8.33     8.18    0.61    7.57    8.10       0.53    6.62
     FRC   First Republic Bancorp of CA*           5.65     5.64    0.14    2.38    2.46       0.13    2.31
     FED   FirstFed Fin. Corp. of CA               4.69     4.61    0.18    3.94    4.06       0.20    4.38
     GLN   Glendale Fed. Bk, FSB of CA             5.37     4.95    0.12    2.49    2.27       0.29    5.87
     GDW   Golden West Fin. Corp. of CA            6.66     6.27    0.75   11.76    8.11       0.74   11.63
     GWF   Great Western Fin. Corp. of CA          5.78     5.06    0.60   10.98    8.08       0.54   10.01
     GPT   GreenPoint Fin. Corp. of NY*           10.58     6.03    0.92    6.87    6.91       0.96    7.17
     SFB   Standard Fed. Bancorp of MI             6.96     5.93    0.94   13.84   10.28       0.85   12.50
     TCB   TCF Financial Corp. of MN               7.69     7.35    1.37   20.13    8.39       1.29   19.04
     WES   Westcorp Inc. of Orange CA              9.89     9.86    1.21   13.72    7.78       0.60    6.86

     AMEX Traded Companies
     ---------------------
     BKC   American Bank of Waterbury CT*          8.57     8.12    0.96   10.74    8.24       0.39    4.36
     BFD   BostonFed Bancorp of MA                13.51    13.51    0.21    2.42    1.63       0.18    2.05
     CFX   Cheshire Fin. Corp. of NH*              9.46     8.44    0.99   10.03    8.00       0.82    8.28
     CZF   Citisave Fin. Corp. of LA              18.18    18.17    1.28    9.16    7.16       0.88    6.28
     CBK   Citizens First Fin.Corp. of IL         15.57    15.57    0.63    4.01    5.67       0.68    4.37
     ESX   Essex Bancorp of VA(8)                  2.57    -0.08    0.32    7.80   43.11      -0.78  -18.91
     FCB   Falmouth Co-Op Bank of MA*             24.56    24.56    0.45    2.40    2.44       0.47    2.50
     GAF   GA Financial Corp. of PA               22.44    22.44    0.58    4.73    3.00       0.78    6.30
     KNK   Kankakee Bancorp of IL                  9.80     9.09    0.50    4.56    5.97       0.49    4.48
     KYF   Kentucky First Bancorp of KY           23.62    23.62    1.12    5.40    4.26       1.12    5.40
     NYB   New York Bancorp, Inc. of NY            5.78     5.78    1.18   19.84   10.77       1.12   18.82
     PDB   Piedmont Bancorp of NC                 29.77    29.77    1.34    6.02    4.38       1.36    6.12
     PLE   Pinnacle Bank of AL                     8.19     7.90    0.79   10.40   10.61       0.71    9.31
     SSB   Scotland Bancorp of NC                 37.58    37.58    1.09    3.96    3.07       1.09    3.96
     SZB   SouthFirst Bancshares of AL            14.89    14.89    0.55    3.25    4.49       0.76    4.49
     SRN   Southern Banc Company of AL            20.38    20.15    0.50    4.33    2.72       0.50    4.33
     SSM   Stone Street Bancorp of NC             33.68    33.68    0.77    3.04    2.55       0.77    3.04
     TSH   Teche Holding Company of LA            17.16    17.16    1.17    7.06    6.94       1.14    6.91
     FTF   Texarkana Fst. Fin. Corp of AR         20.62    20.62    1.86   11.49    8.97       1.39    8.62
     THR   Three Rivers Fin. Corp. of MI          15.74    15.64    0.59    6.68    3.81       0.57    6.41
     TBK   Tolland Bank of CT*                     6.25     5.96    0.61    9.90   11.49       0.44    7.25
     WSB   Washington SB, FSB of MD                8.08     8.08    0.94   12.56   10.36       0.69    9.25

     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN             7.88     7.88    2.25   35.91   36.85      -0.16   -2.60
     WFSB  1st Washington Bancorp of VA(8)         5.95     5.95    0.64   11.09    6.42       0.26    4.57
     ALBK  ALBANK Fin. Corp. of Albany NY          9.62     8.49    0.99    9.39    8.11       0.99    9.39
     AMFC  AMB Financial Corp. of IN              20.06    20.06    0.49    4.30    3.06       0.49    4.30
     ASBP  ASB Financial Corp. of OH              23.07    23.07    1.03    4.75    4.27       1.03    4.75
     ABBK  Abington Savings Bank of MA(8)*         6.50     5.69    0.36    5.29    5.53       0.24    3.48
     AADV  Advantage Bancorp of WI                 9.77     8.47    0.90    9.33    7.38       0.81    8.40
     AFCB  Affiliated Comm BC, Inc of MA          10.25    10.17    0.71    6.31    7.22       0.86    7.56
     ALBC  Albion Banc Corp. of Albion NY         10.71    10.71    0.30    2.87    4.00       0.25    2.43
     ATSB  AmTrust Capital Corp. of IN            10.34    10.23    0.31    2.75    3.75       0.07    0.59
     AHCI  Ambanc Holding Co. of NY*              19.17    19.17   -0.03   -0.23   -0.21      -0.04   -0.35

                                                   Asset Quality Ratios                  Pricing Ratios
                                                  ----------------------    ----------------------------------------
                                                                                                     Price/  Price/
                                                   NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
     Financial Institution                        Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
     ---------------------                        ------  -----   ------   --------  ------  ------  -----  -------
                                                   (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)
     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA              2.30   33.64    1.25       7.29  130.49    6.02  139.23     NM
     CAL   CalFed Inc. of Los Angeles CA            1.61   77.66    1.85      10.93  140.44    6.34  140.44   11.63
     CSA   Coast Savings Financial of CA            1.62   48.77    1.17      15.61  142.51    7.36  144.91   18.02
     CFB   Commercial Federal Corp. of NE           1.02   73.31    1.02      11.13  145.35    8.79  161.79   11.19
     DME   Dime Savings Bank, FSB of NY*             NA      NA     1.24      19.29  131.46    6.68  132.93   14.11
     DSL   Downey Financial Corp. of CA             2.03   29.06    0.66      12.35   90.89    7.57   92.51   14.12
     FRC   First Republic Bancorp of CA*            2.64   36.28    1.09        NM    93.94    5.31   94.06     NM
     FED   FirstFed Fin. Corp. of CA                2.56   73.84    2.55      24.65   95.21    4.46   96.85   22.15
     GLN   Glendale Fed. Bk, FSB of CA              2.08   65.06    1.78        NM   105.77    5.68  114.76   18.69
     GDW   Golden West Fin. Corp. of CA             1.37   31.65    0.53      12.33  136.97    9.12  145.61   12.47
     GWF   Great Western Fin. Corp. of CA           1.81   43.93    1.15      12.37  128.94    7.45  147.24   13.57
     GPT   GreenPoint Fin. Corp. of NY*             2.94   24.69    1.67      14.47  100.65   10.65  176.71   13.85
     SFB   Standard Fed. Bancorp of MI              0.45   59.52    0.38       9.72  126.98    8.83  148.85   10.77
     TCB   TCF Financial Corp. of MN                0.92  102.63    1.23      11.91  219.34   16.86  229.36   12.59
     WES   Westcorp Inc. of Orange CA               1.24  107.17    2.37      12.85  154.92   15.33  155.45     NM

     AMEX Traded Companies
     ---------------------
     BKC   American Bank of Waterbury CT*           2.95   33.54    1.46      12.13  126.48   10.84  133.37     NM
     BFD   BostonFed Bancorp of MA                  1.67   40.40    0.85        NM    88.13   11.91   88.13     NM
     CFX   Cheshire Fin. Corp. of NH*               1.09   76.02    1.08      12.50  119.85   11.34  134.30   15.13
     CZF   Citisave Fin. Corp. of LA                0.30   38.75    0.21      13.97   94.87   17.25   94.94   20.36
     CBK   Citizens First Fin.Corp. of IL            NA      NA     0.24      17.63   70.75   11.02   70.75   16.18
     ESX   Essex Bancorp of VA(8)                   3.32   47.35    1.88       2.32   29.15    0.75     NM      NM
     FCB   Falmouth Co-Op Bank of MA*                NA      NA     1.31        NM    69.07   16.96   69.07     NM
     GAF   GA Financial Corp. of PA                 0.19   78.79    0.41        NM    76.71   17.21   76.71   25.00
     KNK   Kankakee Bancorp of IL                   0.59  110.93    1.02      16.74   77.84    7.63   83.91   17.04
     KYF   Kentucky First Bancorp of KY             0.15  299.19    0.87      23.46   93.63   22.11   93.63   23.46
     NYB   New York Bancorp, Inc. of NY             1.63   45.81    1.22       9.28  185.94   10.75  185.94    9.79
     PDB   Piedmont Bancorp of NC                   0.72   65.30    0.66      22.84   94.31   28.07   94.31   22.46
     PLE   Pinnacle Bank of AL                      0.22  303.63    1.04       9.43   94.27    7.72   97.70   10.54
     SSB   Scotland Bancorp of NC                    NA      NA     0.52        NM    86.02   32.32   86.02     NM
     SZB   SouthFirst Bancshares of AL              0.56   52.60    0.45      22.27   79.13   11.78   79.13   16.12
     SRN   Southern Banc Company of AL               NA      NA     0.25        NM    85.43   17.41   86.38     NM
     SSM   Stone Street Bancorp of NC               0.31  126.92    0.60        NM    78.72   26.52   78.72     NM
     TSH   Teche Holding Company of LA              0.24  362.84    1.10      14.40   91.32   15.67   91.32   14.72
     FTF   Texarkana Fst. Fin. Corp of AR           0.36  196.08    0.89      11.15   97.17   20.04   97.17   14.86
     THR   Three Rivers Fin. Corp. of MI            0.73   70.06    0.77        NM    89.73   14.12   90.28     NM
     TBK   Tolland Bank of CT*                      4.14   27.24    1.62       8.71   83.05    5.19   87.13   11.89
     WSB   Washington SB, FSB of MD                  NA      NA     0.95       9.65  109.34    8.84  109.34   13.10

     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN              0.38   86.69    0.46       2.71   82.34    6.49   82.34     NM
     WFSB  1st Washington Bancorp of VA(8)          0.87   86.57    1.70      15.57  165.76    9.87  165.76     NM
     ALBK  ALBANK Fin. Corp. of Albany NY           1.03   70.00    1.09      12.33  115.56   11.12  130.95   12.33
     AMFC  AMB Financial Corp. of IN                0.71   63.16    0.66        NM    70.42   14.12   70.42     NM
     ASBP  ASB Financial Corp. of OH                1.48   53.58    1.30      23.44   99.73   23.01   99.73   23.44
     ABBK  Abington Savings Bank of MA(8)*          0.37   88.30    0.58      18.08   93.04    6.05  106.37     NM
     AADV  Advantage Bancorp of WI                  0.56  100.02    1.04      13.55  122.43   11.97  141.31   15.04
     AFCB  Affiliated Comm BC, Inc of MA            1.34   57.09    1.28      13.84   88.30    9.05   89.00   11.55
     ALBC  Albion Banc Corp. of Albion NY           0.72   61.31    0.55      25.00   70.94    7.60   70.94     NM
     ATSB  AmTrust Capital Corp. of IN              1.31   38.02    0.73        NM    74.10    7.66   74.89     NM
     AHCI  Ambanc Holding Co. of NY*                4.22   24.58    1.64        NM    68.93   13.21   68.93     NM

                                                        Dividend Data(6)
                                                   ------------------------
                                                    Ind.   Divi-
                                                   Div./   dend    Payout
     Financial Institution                         Share   Yield   Ratio(7)
     ---------------------                         ------  ------  --------
                                                    ($)     (%)     (%)
     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA               0.88    3.31   24.11
     CAL   CalFed Inc. of Los Angeles CA             0.00    0.00    0.00
     CSA   Coast Savings Financial of CA             0.00    0.00    0.00
     CFB   Commercial Federal Corp. of NE            0.40    1.04   11.53
     DME   Dime Savings Bank, FSB of NY*             0.00    0.00    0.00
     DSL   Downey Financial Corp. of CA              0.48    2.31   28.57
     FRC   First Republic Bancorp of CA*             0.00    0.00    0.00
     FED   FirstFed Fin. Corp. of CA                 0.00    0.00    0.00
     GLN   Glendale Fed. Bk, FSB of CA               0.00    0.00    0.00
     GDW   Golden West Fin. Corp. of CA              0.38    0.70    8.60
     GWF   Great Western Fin. Corp. of CA            1.00    4.21   52.08
     GPT   GreenPoint Fin. Corp. of NY*              0.80    2.72   39.41
     SFB   Standard Fed. Bancorp of MI               0.76    1.99   19.39
     TCB   TCF Financial Corp. of MN                 0.75    2.26   26.98
     WES   Westcorp Inc. of Orange CA                0.38    2.08   26.76

     AMEX Traded Companies
     ---------------------
     BKC   American Bank of Waterbury CT*            1.36    5.55   67.33
     BFD   BostonFed Bancorp of MA                   0.20    1.63     NM
     CFX   Cheshire Fin. Corp. of NH*                0.72    5.01   62.61
     CZF   Citisave Fin. Corp. of LA                 0.30    2.11   29.41
     CBK   Citizens First Fin.Corp. of IL            0.00    0.00    0.00
     ESX   Essex Bancorp of VA(8)                    0.00    0.00    0.00
     FCB   Falmouth Co-Op Bank of MA*                0.00    0.00    0.00
     GAF   GA Financial Corp. of PA                  0.00    0.00    0.00
     KNK   Kankakee Bancorp of IL                    0.40    2.08   34.78
     KYF   Kentucky First Bancorp of KY              0.50    3.74     NM
     NYB   New York Bancorp, Inc. of NY              0.80    3.17   29.41
     PDB   Piedmont Bancorp of NC                    0.48    3.62     NM
     PLE   Pinnacle Bank of AL                       0.72    4.47   42.11
     SSB   Scotland Bancorp of NC                    0.00    0.00    0.00
     SZB   SouthFirst Bancshares of AL               0.50    4.08     NM
     SRN   Southern Banc Company of AL               0.35    2.64     NM
     SSM   Stone Street Bancorp of NC                0.44    2.61     NM
     TSH   Teche Holding Company of LA               0.50    3.77   54.35
     FTF   Texarkana Fst. Fin. Corp of AR            0.45    2.73   30.41
     THR   Three Rivers Fin. Corp. of MI             0.30    2.24   58.82
     TBK   Tolland Bank of CT*                       0.00    0.00    0.00
     WSB   Washington SB, FSB of MD                  0.10    1.82   17.54

     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN               0.40    1.50    4.08
     WFSB  1st Washington Bancorp of VA(8)           0.12    1.51   23.53
     ALBK  ALBANK Fin. Corp. of Albany NY            0.48    1.76   21.72
     AMFC  AMB Financial Corp. of IN                 0.00    0.00    0.00
     ASBP  ASB Financial Corp. of OH                 0.30    2.00   46.88
     ABBK  Abington Savings Bank of MA(8)*           0.40    2.60   47.06
     AADV  Advantage Bancorp of WI                   0.32    0.94   12.75
     AFCB  Affiliated Comm BC, Inc of MA             0.48    2.87   39.67
     ALBC  Albion Banc Corp. of Albion NY            0.31    1.88   46.97
     ATSB  AmTrust Capital Corp. of IN               0.00    0.00    0.00
     AHCI  Ambanc Holding Co. of NY*                 0.00    0.00     NM

RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                               (continued)
                                  Weekly Thrift Market Line - Part Two
                                       Prices As Of June 14, 1996


                                                               Key Financial Ratios                         Asset Quality Ratios
                                             ---------------------------------------------------------      ----------------------
                                                      Tang.      Reported Earnings       Core Earnings
                                             Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                        Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                        ------- ------- ------- ------- -------    ------- -------     ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)         (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
ASBI  Ameriana Bancorp of IN                 11.64    11.62    0.93    7.22    7.69       0.90    7.00       0.56   50.63    0.40
AFFFZ America First Fin. Fund of CA           6.80     6.64    0.81   12.56   11.85       0.81   12.48       0.65   46.82    0.50
AMFB  American Federal Bank of SC             8.21     7.58    1.29   16.11    9.84       1.41   17.57       0.50  151.69    1.27
ANBK  American Nat'l Bancorp of MD           10.91    10.91    0.34    3.61    3.75       0.33    3.51       1.40   69.89    1.61
ABCW  Anchor Bancorp Wisconsin of WI          6.75     6.57    0.87   12.13    8.65       0.85   11.80       0.61  214.80    1.63
ANDB  Andover Bancorp, Inc. of MA*            7.60     7.60    0.87   11.60    9.28       0.91   12.17       1.60   63.49    1.46
ASFC  Astoria Financial Corp. of NY           8.55     6.95    0.75    8.45    8.07       0.74    8.37       0.85   23.49    0.62
AVND  Avondale Fin. Corp. of IL              10.63    10.63    0.65    6.66    7.15       0.45    4.65       0.85   82.48    1.72
BFSI  BFS Bankorp, Inc. of NY                 8.14     8.14    1.84   24.85   16.10       1.78   24.01       1.48   69.83    1.13
BKCT  Bancorp Connecticut of CT*             10.81    10.81    1.18   10.65    7.95       1.18   10.65       1.69   74.29    2.13
BWFC  Bank West Fin. Corp. of MI             19.78    19.78    0.69    3.38    3.81       0.41    1.98       0.08  112.71    0.13
BANC  BankAtlantic Bancorp of FL              8.33     7.65    0.97   14.59   10.67       0.76   11.35       1.25   91.39    2.12
BKUNA BankUnited SA of FL                     6.11     5.77    1.02   26.11   14.93       0.78   20.05       0.90   32.13    0.38
BKCO  Bankers Corp. of NJ*                    9.81     9.60    1.12   11.36    9.39       1.18   11.99       1.59   24.80    0.56
BVFS  Bay View Capital Corp. of CA            6.98     6.81   -0.10   -1.46   -1.37       0.26    3.66       1.23   76.86    1.33
BFSB  Bedford Bancshares of VA               16.11    16.11    1.26    7.57    7.22       1.26    7.57       1.24   43.93    0.64
BTHL  Bethel Bancorp. of ME*                  7.56     6.36    0.61    8.16    8.31       0.47    6.27        NA      NA     1.48
SBOS  Boston Bancorp of MA(8)*               12.34    12.34    1.91   21.36   16.91       0.91   10.23       0.65   18.09    0.61
BSBC  Branford SB of CT*                      8.69     8.69    0.76    9.05    6.15       0.76    9.05       2.31   87.06    2.77
BRFC  Bridgeville SB, FSB of PA              28.51    28.51    1.24    4.21    4.29       1.24    4.21       0.25  102.86    0.70
BYFC  Broadway Fin. Corp. of CA              11.42    11.42    0.40    6.29    4.90       0.45    7.06       2.40   34.37    1.05
CBCO  CB Bancorp of Michigan City IN          9.16     9.16    1.36   13.92   12.00       1.36   13.92       0.84   77.80    1.45
CCFH  CCF Holding Company of GA              21.23    21.23    0.86    5.17    4.92       0.82    4.91       0.63   84.80    0.90
CENF  CENFED Financial Corp. of CA            5.00     4.99    0.48    9.87    9.16       0.33    6.81       1.22   54.40    0.89
CFSB  CFSB Bancorp of Lansing MI              8.29     8.29    0.94   11.62    7.44       0.92   11.40       0.09  662.31    0.69
CKFB  CKF Bancorp of Danville KY             27.30    27.30    1.24    4.40    3.85       1.24    4.40       1.70   10.61    0.21
CNSB  CNS Bancorp of MO                      23.07    23.07    0.74    3.20    3.75       0.62    2.70       0.70  267.72    3.02
CSBF  CSB Financial Group Inc of IL          30.89    30.89    0.82    3.62    3.51       0.82    3.62       0.78   37.38    0.55
CFHC  California Fin. Hld. Co. of CA          6.75     6.69    0.28    4.24    3.69       0.24    3.69       1.39   46.09    0.87
CBCI  Calumet Bancorp of Chicago IL          16.99    16.99    1.21    7.25    8.00       1.20    7.22       1.23   82.56    1.36
CAFI  Camco Fin. Corp. of OH                  8.33     8.33    1.22   15.53   10.81       0.93   11.87       0.56   54.79    0.36
CMRN  Cameron Fin. Corp. of MO               26.54    26.54    1.61    5.79    7.19       1.59    5.73       0.79   86.49    0.81
CAPS  Capital Savings Bancorp of MO          10.43    10.43    0.95    8.92    9.72       0.95    8.92       0.20  152.91    0.38
CARV  Carver FSB of New York, NY              9.63     9.16    0.20    2.06    3.94       0.25    2.66       1.13   27.64    1.88
CASB  Cascade SB of Everett WA                6.22     6.22    0.56    8.94    5.21       0.29    4.68       2.40   37.69    1.26
CATB  Catskill Fin. Corp. of NY*             27.79    27.79    0.96    3.44    4.61       1.10    3.96        NA      NA     1.63
CNIT  Cenit Bancorp of Norfolk VA             6.98     6.72    0.42    5.90    4.49       0.49    6.92       0.51  109.75    1.17
CTBK  Center Banks, Inc. of NY*               7.08     7.08    0.56    8.10    9.24       0.58    8.35       1.07  115.49    1.55
CFCX  Center Fin. Corp of CT(8)*              6.10     5.70    0.70   11.37    7.00       0.47    7.75       2.61   44.33    1.46
CEBK  Central Co-Op. Bank of MA*              9.95     8.69    0.60    6.40    6.39       0.57    6.01       2.31   41.68    1.39
CJFC  Central Jersey Fin. Corp of NJ(8)      11.78    10.95    1.11   10.71    6.15       1.06   10.20       1.91   33.63    1.30
CBSB  Charter Financial Inc. of IL           21.41    20.85    1.12    6.95    5.65       1.12    6.95       0.49  149.63    1.05
COFI  Charter One Financial of OH(8)          6.90     6.79    0.18    2.81    1.05       1.18   18.12       0.42  117.80    0.92
CVAL  Chester Valley Bancorp of PA            9.15     9.15    0.91   10.02    8.44       0.87    9.63       1.03   92.67    1.20
CRCL  Circle Financial Corp.of OH(8)         10.65     9.24    0.50    4.34    4.32       0.43    3.72       0.10  213.87    0.35
CTZN  CitFed Bancorp of Dayton OH             6.70     5.81    0.68    9.99    7.66       0.55    8.16       0.85   74.34    1.06
CLAS  Classic Bancshares of KY               28.78    28.78    0.44    2.82    1.91       0.40    2.55       0.51   77.33    0.62
CMSB  Cmnwealth SB, MHC of PA (46.3)(8)       8.30     7.30    0.78    8.32    5.91       0.69    7.40       0.44  103.05    0.85
CBSA  Coastal Bancorp of Houston TX           3.31     2.69    0.37   10.64   10.40       0.37   10.58       0.67   32.48    0.54
CFCP  Coastal Fin. Corp. of SC                6.08     6.08    0.99   16.43    7.48       0.89   14.80       0.42  209.91    1.02
COFD  Collective Bancorp Inc. of NJ           7.05     6.54    1.06   15.87   10.80       1.04   15.51       0.57   45.24    0.53
CMSV  Commty. Svgs, MHC of FL(47.6)          11.82    11.82    0.83    6.60    6.49       0.81    6.40       1.24   44.70    1.02
CBIN  Community Bank Shares of IN            11.36    11.36    0.90    8.26    7.05       0.88    8.09       0.12  219.42    0.50
CBNH  Community Bankshares Inc of NH*         7.23     7.23    0.78   10.93    7.94       0.65    9.07       0.46  159.64    1.09
CFTP  Community Fed. Bancorp of MS           33.10    33.10    1.17    6.28    3.16       1.14    6.13       0.34   84.38    0.53
CFFC  Community Fin. Corp. of VA             13.70    13.70    1.29    9.70    7.90       1.29    9.70       0.45  139.66    0.70
CIBI  Community Inv. Corp. of OH             14.36    14.36    1.00    7.71    7.87       0.95    7.33       0.73   69.06    0.68


                                                           Pricing Ratios                         Dividend Data(6)
                                              ----------------------------------------      -------------------------
                                                                       Price/  Price/        Ind.   Divi-
                                              Price/   Price/  Price/   Tang.   Core         Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book   Earnings      Share   Yield  Ratio(7)
- ---------------------                         -------- ------- ------- ------- --------     ------   ------ --------
                                                 (X)     (%)     (%)     (%)      (x)         ($)      (%)     (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
ASBI  Ameriana Bancorp of IN                   13.00   96.94   11.28   97.09   13.40         0.56    4.31   56.00
AFFFZ America First Fin. Fund of CA             8.44  102.23    6.96  104.69    8.49         1.60    5.93   50.00
AMFB  American Federal Bank of SC              10.16  156.41   12.84  169.54    9.32         0.40    2.54   25.81
ANBK  American Nat'l Bancorp of MD               NM    80.18    8.75   80.18     NM          0.00    0.00    0.00
ABCW  Anchor Bancorp Wisconsin of WI           11.56  141.67    9.56  145.49   11.89         0.40    1.18   13.61
ANDB  Andover Bancorp, Inc. of MA*             10.78  118.64    9.01  118.64   10.28         0.60    2.47   26.67
ASFC  Astoria Financial Corp. of NY            12.38  104.63    8.94  128.62   12.50         0.44    1.61   19.91
AVND  Avondale Fin. Corp. of IL                13.98   84.69    9.00   84.69   20.00         0.00    0.00    0.00
BFSI  BFS Bankorp, Inc. of NY                   6.21  136.52   11.11  136.52    6.43         0.00    0.00    0.00
BKCT  Bancorp Connecticut of CT*               12.58  128.96   13.94  128.96   12.58         0.72    3.47   43.64
BWFC  Bank West Fin. Corp. of MI                 NM    89.66   17.73   89.66     NM          0.28    2.60   68.29
BANC  BankAtlantic Bancorp of FL                9.38  115.88    9.65  126.17   12.05         0.18    1.33   12.50
BKUNA BankUnited SA of FL                       6.70   94.58    5.78  100.13    8.72         0.00    0.00    0.00
BKCO  Bankers Corp. of NJ*                     10.65  117.43   11.52  119.96   10.09         0.56    3.25   34.57
BVFS  Bay View Capital Corp. of CA               NM   113.71    7.94  116.64     NM          0.60    1.79     NM
BFSB  Bedford Bancshares of VA                 13.85  104.86   16.89  104.86   13.85         0.36    2.17   30.00
BTHL  Bethel Bancorp. of ME*                   12.04   94.75    7.17  112.75   15.66         0.32    2.46   29.63
SBOS  Boston Bancorp of MA(8)*                  5.91  103.92   12.82  103.92   12.35         0.76    1.82   10.73
BSBC  Branford SB of CT*                       16.25  140.69   12.22  140.69   16.25         0.00    0.00    0.00
BRFC  Bridgeville SB, FSB of PA                23.31   97.31   27.74   97.31   23.31         0.32    2.33   54.24
BYFC  Broadway Fin. Corp. of CA                20.41   67.89    7.75   67.89   18.18         0.20    2.00   40.82
CBCO  CB Bancorp of Michigan City IN            8.33  109.25   10.01  109.25    8.33         0.00    0.00    0.00
CCFH  CCF Holding Company of GA                20.34   81.14   17.23   81.14   21.43         0.40    3.33   67.80
CENF  CENFED Financial Corp. of CA             10.91  102.28    5.12  102.48   15.81         0.33    1.53   16.75
CFSB  CFSB Bancorp of Lansing MI               13.45  148.60   12.33  148.60   13.71         0.44    2.07   27.85
CKFB  CKF Bancorp of Danville KY                 NM   113.31   30.93  113.31     NM          0.40    2.05   53.33
CNSB  CNS Bancorp of MO                          NM    85.29   19.68   85.29     NM          0.00    0.00    0.00
CSBF  CSB Financial Group Inc of IL              NM    74.15   22.90   74.15     NM          0.00    0.00    0.00
CFHC  California Fin. Hld. Co. of CA             NM   112.93    7.63  113.92     NM          0.44    2.11   57.14
CBCI  Calumet Bancorp of Chicago IL            12.50   89.09   15.13   89.09   12.56         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                    9.25  135.12   11.25  135.12   12.11         0.46    2.34   21.70
CMRN  Cameron Fin. Corp. of MO                 13.92   84.06   22.31   84.06   14.06         0.28    2.07   28.87
CAPS  Capital Savings Bancorp of MO            10.29   88.50    9.23   88.50   10.29         0.36    2.00   20.57
CARV  Carver FSB of New York, NY                 NM    52.05    5.01   54.73   19.68         0.00    0.00    0.00
CASB  Cascade SB of Everett WA                 19.19  166.00   10.32  166.00     NM          0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*               21.68   74.65   20.75   74.65   18.87         0.00    0.00    0.00
CNIT  Cenit Bancorp of Norfolk VA              22.29  120.69    8.42  125.36   19.02         0.80    2.29   50.96
CTBK  Center Banks, Inc. of NY*                10.83   84.25    5.96   84.25   10.50         0.24    1.75   18.90
CFCX  Center Fin. Corp of CT(8)*               14.29  147.93    9.03  158.38   20.98         0.28    1.22   17.50
CEBK  Central Co-Op. Bank of MA*               15.66   94.63    9.42  108.39   16.67         0.00    0.00    0.00
CJFC  Central Jersey Fin. Corp of NJ(8)        16.27  149.42   17.60  160.74   17.08         1.12    3.64   59.26
CBSB  Charter Financial Inc. of IL             17.69   88.80   19.01   91.20   17.69         0.24    2.09   36.92
COFI  Charter One Financial of OH(8)             NM   174.55   12.05  177.37   14.72         0.92    2.61     NM
CVAL  Chester Valley Bancorp of PA             11.85  114.78   10.50  114.78   12.33         0.40    2.19   25.97
CRCL  Circle Financial Corp.of OH(8)           23.13   98.52   10.49  113.56     NM          0.68    2.00   46.26
CTZN  CitFed Bancorp of Dayton OH              13.05  121.03    8.11  139.64   15.97         0.28    0.76    9.86
CLAS  Classic Bancshares of KY                   NM    74.53   21.45   74.53     NM          0.00    0.00    0.00
CMSB  Cmnwealth SB, MHC of PA (46.3)(8)        16.93  134.97   11.21  153.57   19.03         0.50    2.33   39.37
CBSA  Coastal Bancorp of Houston TX             9.62   98.93    3.28  121.94    9.67         0.40    2.16   20.73
CFCP  Coastal Fin. Corp. of SC                 13.37  206.23   12.55  206.23   14.85         0.50    2.48   33.11
COFD  Collective Bancorp Inc. of NJ             9.26  138.81    9.78  149.51    9.47         0.80    3.30   30.53
CMSV  Commty. Svgs, MHC of FL(47.6)            15.40   99.35   11.74   99.35   15.89         0.70    4.59   70.71
CBIN  Community Bank Shares of IN              14.19  106.07   12.05  106.07   14.49         0.34    2.50   35.42
CBNH  Community Bankshares Inc of NH*          12.59  114.81    8.30  114.81   15.17         0.60    3.38   42.55
CFTP  Community Fed. Bancorp of MS               NM    94.98   31.44   94.98     NM          0.00    0.00    0.00
CFFC  Community Fin. Corp. of VA               12.66  116.01   15.90  116.01   12.66         0.52    2.60   32.91
CIBI  Community Inv. Corp. of OH               12.71   87.39   12.55   87.39   13.38         0.16    1.05   13.33

RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                    (continued)
                                        Weekly Thrift Market Line - Part Two
                                              Prices As Of June 14, 1996

                                                                  Key Financial Ratios                       Asset Quality Ratios
                                            -----------------------------------------------------------     ----------------------
                                                      Tang.     Reported Earnings         Core Earnings
                                            Equity/  Equity/  ----------------------     ---------------     NPAs   Resvs/  Resvs/
Financial Institution                       Assets   Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs   Loans
- ---------------------                       -------  ------   ------  ------  ------     ------  ------     ------  ------  ------
                                              (%)     (%)      (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
CONE  Conestoga Bancorp of Roslyn NY(8)      16.17    16.17    0.67    4.11    3.24       0.54    3.33       0.16   26.87    0.18
COOP  Cooperative Bk.for Svgs. of NC          9.34     8.21    0.28    3.11    3.48       0.24    2.64       0.22   95.46    0.28
CNSK  Covenant Bank for Svgs. of NJ*          5.05     5.05    0.62   11.55    8.08       0.62   11.55       2.04   38.62    1.43
CRZY  Crazy Woman Creek Bncorp of WY         32.70    32.70    0.92    4.63    3.32       0.78    3.95       0.70   85.20    1.14
DNFC  D&N Financial Corp. of MI               5.63     5.54    1.05   19.69   13.39       0.93   17.40       0.59  138.44    0.98
DSBC  DS Bancor Inc. of Derby CT*             6.55     6.33    0.66   10.49    8.61       0.59    9.40       1.82   31.42    0.79
DFIN  Damen Fin. Corp. of Chicago IL         24.17    24.17    0.81    5.02    3.83       0.79    4.91       0.14   92.58    0.35
DIBK  Dime Financial Corp. of CT*             7.95     7.56    1.50   19.84   13.54       1.69   22.30       0.99  199.52    2.98
EBSI  Eagle Bancshares of Tucker GA           6.65     6.65    0.97   13.73    9.56       0.94   13.29       0.49  138.35    0.98
EGFC  Eagle Financial Corp. of CT             7.14     5.16    1.30   17.60   15.41       0.63    8.61       1.23   55.16    1.20
ETFS  East Texas Fin. Serv. of TX            19.63    19.63    0.89    4.59    5.90       0.83    4.27       0.45   55.47    0.65
EBCP  Eastern Bancorp of NH                   7.70     7.25    0.60    8.23    8.75       0.50    6.82       1.81   23.60    0.74
ESBK  Elmira SB of Elmira NY*                 6.30     6.01    0.14    2.29    2.75       0.14    2.29       0.80   89.84    1.00
EFBI  Enterprise Fed. Bancorp of OH          15.58    15.55    1.12    5.47    6.95       0.77    3.75       0.01     NA     0.27
EQSB  Equitable FSB of Wheaton MD             5.25     5.25    0.84   16.16   14.10       0.83   16.02       0.98   22.55    0.33
FFFG  F.F.O. Financial Group of FL            6.01     6.01    0.46    6.98    5.34       0.46    6.98       3.77   45.17    2.74
FCBF  FCB Fin. Corp. of Neenah WI            18.46    18.46    1.03    5.31    5.59       1.01    5.21        NA      NA     0.51
FFBS  FFBS Bancorp of Columbus MS            19.57    19.57    1.31    6.46    4.40       1.31    6.46       0.70   76.75    0.79
FFDF  FFD Financial Corp. of OH              28.03    28.03    1.04    3.69    5.10       1.04    3.69        NA      NA     0.32
FFLC  FFLC Bancorp of Leesburg FL            16.97    16.97    0.94    5.42    6.16       0.94    5.47       0.08  365.93    0.51
FFFC  FFVA Financial Corp. of VA             16.32    15.99    1.30    7.25    6.80       1.27    7.06       0.48  132.38    1.09
FFWC  FFW Corporation of Wabash IN           10.80    10.80    0.90    8.12    9.04       1.01    9.05       0.06  620.00    0.52
FFYF  FFY Financial Corp. of OH              18.35    18.35    1.21    6.53    5.76       1.25    6.73       0.88   66.89    0.78
FMCO  FMS Financial Corp. of NJ               6.58     6.40    0.84   13.04    9.66       0.84   13.04       1.11   49.19    0.95
FFHH  FSF Financial Corp. of MN              15.97    15.97    0.62    3.34    3.96       0.62    3.34       0.09  250.67    0.39
FMLY  Family Bancorp of Haverhill MA(8)*      7.76     7.10    0.96   12.66    8.29       0.86   11.34       1.19   61.53    1.42
FMCT  Farmers & Mechanics Bank of CT(8)*      5.55     5.55    0.06    1.13    0.66      -0.02   -0.39       2.52   33.97    1.43
FOBC  Fed One Bancorp of Wheeling WV         12.12    11.47    1.00    7.73    8.96       1.00    7.73       0.28  152.99    1.16
FFRV  Fid. Fin. Bkshrs. Corp. of VA           8.51     8.50    0.99   11.83   10.80       0.97   11.66       1.16   84.92    1.20
FBCI  Fidelity Bancorp of Chicago IL         12.05    12.00    0.77    5.66    5.90       0.73    5.31       0.53   20.66    0.16
FSBI  Fidelity Bancorp, Inc. of PA            7.28     7.22    0.60    7.78    7.81       0.59    7.65       0.81   55.09    1.02
FFFL  Fidelity FSB, MHC of FL(47.2)          10.23    10.12    0.64    6.24    5.51       0.60    5.81       0.38   78.38    0.41
FFED  Fidelity Fed. Bancorp of IN             5.07     5.07    1.30   26.09   12.27       1.22   24.57       0.07  428.14    0.35
FFOH  Fidelity Financial of OH               20.37    20.37    0.82    5.54    4.63       0.82    5.54       0.40   80.88    0.43
FIBC  Financial Bancorp of NY                10.66    10.60    0.65    5.40    6.40       0.64    5.33       2.80   19.48    1.07
FNSC  Financial Security Corp. of IL(8)      14.36    14.36    0.77    5.66    5.56       0.71    5.26       2.77   31.27    1.24
FSBS  First Ashland Fin. Corp. of KY(8)      26.33    26.33    0.87    4.09    2.83       0.87    4.09        NA      NA     0.17
FBSI  First Bancshares of MO                 16.92    16.89    0.78    4.33    5.16       0.77    4.27       0.43   83.74    0.44
FBBC  First Bell Bancorp of PA               21.05    21.05    1.55    7.69    6.87       1.53    7.61       0.11   97.74    0.14
FBER  First Bergen Bancorp of NJ             16.52    16.52    0.28    3.06    2.15       0.42    4.59       2.49   59.97    3.49
FCIT  First Cit. Fin. Corp of MD              6.28     6.28    0.71   11.35    8.17       0.58    9.23       3.43   33.61    1.63
FFBA  First Colorado Bancorp of Co           16.19    16.00    0.98    8.50    5.23       0.98    8.50       0.25   84.38    0.33
FDEF  First Defiance Fin.Corp. of OH         25.39    25.39    1.15    5.36    4.93       1.13    5.26        NA      NA     0.48
FESX  First Essex Bancorp of MA*              7.67     7.67    0.94   13.05   11.91       0.79   11.01       0.77  108.82    1.32
FFES  First FS&LA of E. Hartford CT           6.19     6.17    0.60    8.87   11.65       0.59    8.78       0.83   40.36    1.94
FSSB  First FS&LA of San Bern. CA             5.64     5.39   -0.17   -2.90   -5.20      -0.35   -6.09       4.86   16.11    1.21
FFSX  First FS&LA. MHC of IA (45.0)           8.41     8.37    0.63    7.77    6.29       0.58    7.15       0.17  229.25    0.53
FFML  First Family Bank, FSB of FL            5.61     5.61    0.82   16.10   11.14       0.48    9.50       0.42  105.69    0.61
FFSW  First Fed Fin. Serv. of OH              5.32     4.84    0.85   15.68    8.49       0.69   12.62       0.15  196.94    0.47
BDJI  First Fed. Bancorp. of MN              14.38    14.38    0.70    5.24    6.54       0.70    5.24       0.23  211.89    0.98
FFBH  First Fed. Bancshares of AR            15.90    15.90    0.99    6.24    6.98       0.99    6.24       0.09  278.68    0.35
FFEC  First Fed. Bancshares of WI            14.32    13.74    0.96    5.83    5.38       0.94    5.69       0.13  104.41    0.19
FTFC  First Fed. Capital Corp. of WI          6.85     6.45    0.91   13.51    8.59       0.67    9.91        NA      NA     0.84
FFFB  First Fed. Fin. Bancorp of OH          18.05    18.05    0.67    3.69    5.40       0.67    3.69       0.09  617.39    0.86
FFKY  First Fed. Fin. Corp. of KY            14.04    13.10    1.65   11.51    6.00       1.44   10.03       0.45  102.40    0.53
FFBZ  First Federal Bancorp of OH             7.81     7.80    1.10   14.70    9.76       1.08   14.45       0.62  144.45    1.01


                                                          Pricing Ratios                        Dividend Data(6)
                                             -----------------------------------------     -------------------------
                                                                     Price/    Price/       Ind.    Divi-
                                              Price/  Price/  Price/  Tang.     Core        Div./   dend     Payout
Financial Institution                        Earning   Book   Assets  Book    Earnings     Share    Yield   Ratio(7)
- ---------------------                        -------- ------  ------ -------  --------     ------  -------  --------
                                               (X)    (%)      (%)     (%)       (x)         ($)     (%)       (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
CONE  Conestoga Bancorp of Roslyn NY(8)         NM   124.56   20.14  124.56     NM          0.00    0.00    0.00
COOP  Cooperative Bk.for Svgs. of NC            NM    87.83    8.20   99.88     NM          0.00    0.00    0.00
CNSK  Covenant Bank for Svgs. of NJ*          12.37  137.30    6.94  137.30   12.37         0.00    0.00    0.00
CRZY  Crazy Woman Creek Bncorp of WY            NM    69.87   22.85   69.87     NM          0.00    0.00    0.00
DNFC  D&N Financial Corp. of MI                7.47  132.28    7.45  134.40    8.45         0.00    0.00    0.00
DSBC  DS Bancor Inc. of Derby CT*             11.62  115.78    7.59  119.92   12.97         0.24    0.77    8.92
DFIN  Damen Fin. Corp. of Chicago IL            NM    80.20   19.39   80.20     NM          0.24    2.09   54.55
DIBK  Dime Financial Corp. of CT*              7.38  134.05   10.66  141.09    6.57         0.28    1.96   14.51
EBSI  Eagle Bancshares of Tucker GA           10.46  134.34    8.93  134.34   10.81         0.52    3.25   33.99
EGFC  Eagle Financial Corp. of CT              6.49  104.63    7.47  144.64   13.27         0.92    3.87   25.14
ETFS  East Texas Fin. Serv. of TX             16.95   78.04   15.32   78.04   18.21         0.20    1.36   22.99
EBCP  Eastern Bancorp of NH                   11.43   90.63    6.98   96.27   13.79         0.72    3.00   34.29
ESBK  Elmira SB of Elmira NY*                   NM    84.21    5.30   88.16     NM          0.64    3.82     NM
EFBI  Enterprise Fed. Bancorp of OH           14.39   91.82   14.31   91.99   20.96         0.00    0.00    0.00
EQSB  Equitable FSB of Wheaton MD              7.09  106.59    5.59  106.59    7.15         0.00    0.00    0.00
FFFG  F.F.O. Financial Group of FL            18.73  128.90    7.75  128.90   18.73         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI             17.89   97.18   17.94   97.18   18.25         0.72    3.95   70.59
FFBS  FFBS Bancorp of Columbus MS             22.75  148.02   28.96  148.02   22.75         0.50    2.20   50.00
FFDF  FFD Financial Corp. of OH               19.60   72.37   20.28   72.37   19.60         0.00    0.00    0.00
FFLC  FFLC Bancorp of Leesburg FL             16.23   87.02   14.77   87.02   16.09         0.40    2.16   35.09
FFFC  FFVA Financial Corp. of VA              14.71  112.40   18.34  114.68   15.09         0.40    2.29   33.61
FFWC  FFW Corporation of Wabash IN            11.06   88.47    9.55   88.47    9.92         0.60    3.12   34.48
FFYF  FFY Financial Corp. of OH               17.35  114.81   21.07  114.81   16.85         0.60    2.58   44.78
FMCO  FMS Financial Corp. of NJ               10.36  129.73    8.54  133.38   10.36         0.20    1.14   11.83
FFHH  FSF Financial Corp. of MN                 NM    89.71   14.32   89.71     NM          0.50    4.13     NM
FMLY  Family Bancorp of Haverhill MA(8)*      12.06  144.00   11.17  157.37   13.47         0.48    1.98   23.88
FMCT  Farmers & Mechanics Bank of CT(8)*        NM   168.52    9.36  168.52     NM          0.00    0.00    0.00
FOBC  Fed One Bancorp of Wheeling WV          11.16   88.45   10.72   93.42   11.16         0.54    3.69   41.22
FFRV  Fid. Fin. Bkshrs. Corp. of VA            9.26  104.08    8.86  104.17    9.40         0.20    1.60   14.81
FBCI  Fidelity Bancorp of Chicago IL          16.96   98.29   11.84   98.64   18.07         0.24    1.44   24.49
FSBI  Fidelity Bancorp, Inc. of PA            12.80   99.63    7.26  100.44   13.01         0.29    1.81   23.20
FFFL  Fidelity FSB, MHC of FL(47.2)           18.15  109.87   11.24  111.16   19.49         0.60    4.53     NM
FFED  Fidelity Fed. Bancorp of IN              8.15  197.37   10.01  197.37    8.65         0.80    7.11   57.97
FFOH  Fidelity Financial of OH                21.61   79.71   16.24   79.71   21.61         0.20    2.01   43.48
FIBC  Financial Bancorp of NY                 15.63   87.23    9.30   87.72   15.82         0.30    2.40   37.50
FNSC  Financial Security Corp. of IL(8)       17.99   98.22   14.11   98.22   19.37         0.00    0.00    0.00
FSBS  First Ashland Fin. Corp. of KY(8)         NM   110.84   29.19  110.84     NM          0.00    0.00    0.00
FBSI  First Bancshares of MO                  19.38   84.88   14.37   85.07   19.62         0.20    1.29   25.00
FBBC  First Bell Bancorp of PA                14.56   97.86   20.60   97.86   14.72         0.20    1.46   21.28
FBER  First Bergen Bancorp of NJ                NM    69.17   11.43   69.17     NM          0.00    0.00    0.00
FCIT  First Cit. Fin. Corp of MD              12.24  131.97    8.29  131.97   15.04         0.00    0.00    0.00
FFBA  First Colorado Bancorp of Co            19.12  110.84   17.94  112.16   19.12         0.30    2.27   43.48
FDEF  First Defiance Fin.Corp. of OH          20.28   87.97   22.34   87.97   20.67         0.28    2.60   52.83
FESX  First Essex Bancorp of MA*               8.40  105.60    8.09  105.60    9.95         0.48    4.47   37.50
FFES  First FS&LA of E. Hartford CT            8.59   76.27    4.72   76.51    8.67         0.60    3.53   30.30
FSSB  First FS&LA of San Bern. CA               NM    56.27    3.18   58.93     NM          0.00    0.00     NM
FFSX  First FS&LA. MHC of IA (45.0)           15.90  119.60   10.06  120.21   17.28         0.72    2.80   44.44
FFML  First Family Bank, FSB of FL             8.97  133.16    7.47  133.16   15.22         0.16    0.76    6.84
FFSW  First Fed Fin. Serv. of OH              11.77  175.67    9.35  193.12   14.62         0.48    1.69   19.92
BDJI  First Fed. Bancorp. of MN               15.29   73.65   10.59   73.65   15.29         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR             14.32   89.40   14.22   89.40   14.32         0.00    0.00    0.00
FFEC  First Fed. Bancshares of WI             18.60  108.62   15.55  113.21   19.06         0.28    1.84   34.15
FTFC  First Fed. Capital Corp. of WI          11.64  145.58    9.97  154.63   15.86         0.64    2.93   34.04
FFFB  First Fed. Fin. Bancorp of OH           18.53   68.34   12.34   68.34   18.53         0.00    0.00    0.00
FFKY  First Fed. Fin. Corp. of KY             16.67  188.20   26.42  201.65   19.13         0.48    2.18   36.36
FFBZ  First Federal Bancorp of OH             10.25  142.19   11.10  142.36   10.43         0.44    1.80   18.41

RP FINANCIAL, LC.
- -------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                    (continued)
                     Weekly Thrift Market Line - Part Two
                          Prices As Of June 14, 1996

                                                              Key Financial Ratios                          Asset Quality Ratios
                                            ----------------------------------------------------------     ----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------     --------------      NPAs   Resvs/   Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------  ------   ------  ------  ------     ------  ------     ------   ----    -----
                                              (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
FFWM  First Fin. Corp of Western MD          12.53    12.53    0.42    3.52    3.08       0.39    3.24       2.02  116.36    3.17
FFCH  First Fin. Holdings Inc. of SC          6.61     6.61    0.75   11.29    8.64       0.77   11.50       1.36   55.75    0.93
FPRY  First Financial Bancorp of FL(8)        6.35     6.35    0.57    8.93    6.92       0.43    6.68        NA      NA     0.84
FFBI  First Financial Bancorp of IL           8.87     8.87    0.69    6.63    7.00       0.72    6.93       0.40   98.60    0.55
FFHC  First Financial Corp. of WI             7.33     6.96    1.28   18.96   10.46       1.24   18.40       0.52   85.22    0.67
FFHS  First Franklin Corp. of OH              9.51     9.51    0.63    6.59    7.33       0.62    6.47       0.73   57.88    0.64
FGHC  First Georgia Hold. Corp of GA          8.16     7.22    0.86   10.81    8.43       0.86   10.81       1.51   47.32    0.84
FSPG  First Home SB, SLA of NJ                6.52     6.34    1.01   15.73   12.17       0.98   15.30       0.97   79.35    1.40
FFSL  First Independence Corp. of KS         12.64    12.64    1.14    8.56   10.99       1.14    8.56       0.96   70.41    1.10
FISB  First Indiana Corp. of IN               8.96     8.83    1.17   13.93    8.79       1.00   11.82       1.70   64.84    1.32
FKFS  First Keystone Fin. Corp of PA          8.28     8.28    0.48    5.48    5.94       0.51    5.92       2.86   19.07    0.91
FLFC  First Liberty Fin. Corp. of GA          6.83     5.74    0.96   14.60    9.89       0.76   11.54       0.88   92.83    1.12
CASH  First Midwest Fin. Corp. of IA         12.55    11.70    1.22    9.29    8.30       0.97    7.38       0.39  148.22    0.81
FMBD  First Mutual Bancorp of IL             25.26    25.26    0.98    4.24    4.69       0.95    4.10       0.09  471.37    0.52
FMSB  First Mutual SB of Bellevue WA*         6.64     6.64    1.02   15.30   10.94       1.01   15.08       0.19  359.89    0.83
FNGB  First Northern Cap. Corp of WI         12.73    12.73    0.84    6.54    6.44       0.72    5.58       0.13  358.40    0.52
FFPB  First Palm Beach Bancorp of FL          7.64     7.44    0.68    8.13    7.77       0.67    8.08       0.81   48.51    0.55
FSNJ  First SB of NJ, MHC (45.0)              8.13     8.13    0.04    0.52    0.56       0.37    4.27       0.98   41.68    1.18
FSBC  First SB, FSB of Clovis NM              4.74     4.74    0.31    6.79    9.64       0.24    5.25       1.44   21.82    0.98
FSLA  First SB, SLA MHC of NJ (37.6)          9.49     8.24    0.86    9.52    7.87       0.83    9.13       0.96   55.11    1.08
SOPN  First SB, SSB, Moore Co. of NC         26.21    26.21    1.48    5.67    5.48       1.50    5.78       0.03  936.92    0.35
FWWB  First Savings Bancorp of WA*           25.80    25.80    1.02    8.65    3.63       1.00    8.48       0.23  283.53    1.12
SHEN  First Shenango Bancorp of PA           13.24    13.24    1.01    7.19    6.70       0.95    6.79       0.49  146.55    1.10
FSFC  First So.east Fin. Corp. of SC         19.61    19.61    0.90    4.60    4.36       0.89    4.55       0.14  238.66    0.52
FSFI  First State Fin. Serv. of NJ            6.84     6.49    0.63    9.28    9.26       0.49    7.25       4.97   21.02    1.28
FFDP  FirstFed Bancshares of IL               9.02     8.61    0.63    6.51    6.88       0.39    4.08       0.14  145.75    0.38
FLAG  Flag Financial Corp of GA               9.56     9.56    0.91    9.92    8.40       0.81    8.79       1.69   36.23    0.90
FFPC  Florida First Bancorp of FL(8)          6.92     6.92    0.85   12.80    6.70       0.78   11.77       0.82  150.67    2.11
FFIC  Flushing Fin. Corp. of NY*             18.72    18.72    0.58    4.55    3.02       0.56    4.36       0.90   80.61    1.78
FBHC  Fort Bend Holding Corp. of TX           7.27     7.27    0.74   10.13   12.00       0.67    9.18        NA      NA     1.42
FTSB  Fort Thomas Fin. Corp. of KY           24.30    24.30    1.30    5.84    4.18       1.30    5.84       1.78   19.53    0.42
FKKY  Frankfort First Bancorp of KY          34.52    34.52    1.36    4.94    4.47       1.08    3.91       0.10   66.67    0.09
GFSB  GFS Bancorp of Grinnell IA             12.04    12.04    1.09    8.45    7.75       1.06    8.29       0.97   52.35    0.61
GUPB  GFSB Bancorp of Gallup NM              23.03    23.03    1.24    5.07    5.63       1.24    5.07        NA      NA     0.87
GWBC  Gateway Bancorp of KY                  25.00    25.00    1.05    3.92    4.76       1.05    3.92       0.19   57.04    0.46
GBCI  Glacier Bancorp of MT                   9.63     9.61    1.59   16.27    8.09       1.59   16.27       0.23  225.96    0.72
GLBK  Glendale Co-op. Bank of MA*            16.31    16.31    0.78    4.96    6.85       0.65    4.17        NA      NA     0.70
GFCO  Glenway Financial Corp. of OH           9.41     9.16    0.56    5.87    6.77       0.54    5.62        NA      NA     0.29
GTPS  Great American Bancorp of IL           29.42    29.42    0.68    2.82    2.88       0.68    2.82       0.45   53.28    0.37
GTFN  Great Financial Corp. of KY            11.35    11.17    1.00    8.15    5.77       0.81    6.62       4.16   11.85    0.67
GSBC  Great Southern Bancorp of MO           10.12     9.95    1.72   17.10    9.02       1.62   16.07       2.03  106.34    2.54
GDVS  Greater DV SB,MHC of PA(19.9)*         12.29    12.29    0.48    3.95    3.50       0.48    3.95       3.05   22.60    1.18
GRTR  Greater New York SB of NY*              5.68     5.68    0.46    8.39    7.91       0.45    8.20       9.21    9.89    2.16
GSFC  Green Street Fin. Corp. of NC          31.53    31.53    1.42    4.50    4.82       1.42    4.50       0.16   67.98    0.19
GROV  GroveBank for Savings of MA*            6.24     6.23    0.81   13.33   11.67       0.77   12.57       0.80   70.34    0.78
GFED  Guaranty FS&LA,MHC of MO(31.1)         14.64    14.64    1.02    7.29    4.99       0.55    3.89       0.07     NA     1.59
GSLC  Guaranty Svgs & Loan FA of VA           6.19     6.19    0.68   11.24    8.36       0.42    6.90       3.14   23.56    0.94
HEMT  HF Bancorp of Hemet CA                 11.44    11.43    0.19    1.70    2.05       0.19    1.70       0.59   60.30    1.21
HFFC  HF Financial Corp. of SD(8)             8.97     8.95    0.78    8.71    9.28       0.61    6.80       0.69   93.68    0.88
HFNC  HFNC Financial Corp. of NC             34.11    34.11    0.80    3.76    1.94       0.95    4.46       1.62   64.19    1.59
HMNF  HMN Financial, Inc. of MN              16.76    16.76    1.10    6.35    7.01       0.99    5.67       0.14  305.95    0.73
HALL  Hallmark Capital Corp. of WI            7.82     7.82    0.57    6.40    7.60       0.51    5.73       0.09  390.48    0.60
HARB  Harbor FSB, MHC of FL (45.7)            8.86     8.86    1.19   13.64    8.35       1.18   13.58       0.54  199.07    1.48
HRBF  Harbor Federal Bancorp of MD           19.02    19.02    0.81    3.82    5.11       0.81    3.82       0.06  547.06    0.46
HFSA  Hardin Bancorp of Hardin MO            19.24    19.24    0.64    4.18    4.09       0.64    4.18       0.11  140.43    0.29
HARL  Harleysville SA of PA                   7.05     7.05    0.82   11.92    9.31       0.83   12.13       0.05     NA     0.78

                                                            Pricing Ratios                         Dividend Data(6)
                                               -----------------------------------------      ------------------------
                                                                        Price/  Price/        Ind.    Divi-
                                                Price/  Price/  Price/   Tang.   Core         Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book   Earnings      Share   Yield   Ratio(7)
- ---------------------                          -------   ----   ------- ------  --------      -----   -----   --------
                                                 (X)     (%)     (%)     (%)     (x)           ($)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
FFWM  First Fin. Corp of Western MD                NM   110.96   13.91  110.96     NM          0.48    2.31     NM
FFCH  First Fin. Holdings Inc. of SC             11.57  124.67    8.24  124.67   11.36         0.64    3.41   39.51
FPRY  First Financial Bancorp of FL(8)           14.46  124.49    7.90  124.49   19.32         0.80    3.76   54.42
FFBI  First Financial Bancorp of IL              14.29   96.04    8.52   96.04   13.68         0.00    0.00    0.00
FFHC  First Financial Corp. of WI                 9.56  168.20   12.34  177.12    9.85         0.60    2.68   25.64
FFHS  First Franklin Corp. of OH                 13.64   86.66    8.24   86.66   13.89         0.28    1.87   25.45
FGHC  First Georgia Hold. Corp of GA             11.86  122.16    9.97  138.07   11.86         0.00    0.00    0.00
FSPG  First Home SB, SLA of NJ                    8.22  120.24    7.83  123.54    8.45         0.48    2.67   21.92
FFSL  First Independence Corp. of KS              9.10   80.57   10.18   80.57    9.10         0.40    2.25   20.51
FISB  First Indiana Corp. of IN                  11.37  150.19   13.45  152.38   13.41         0.56    2.33   26.54
FKFS  First Keystone Fin. Corp of PA             16.83   95.29    7.89   95.29   15.60         0.00    0.00    0.00
FLFC  First Liberty Fin. Corp. of GA             10.12  129.16    8.82  153.82   12.79         0.52    2.39   24.19
CASH  First Midwest Fin. Corp. of IA             12.05  108.20   13.58  116.05   15.16         0.44    1.87   22.56
FMBD  First Mutual Bancorp of IL                 21.31   78.50   19.83   78.50   22.03         0.28    2.15   45.90
FMSB  First Mutual SB of Bellevue WA*             9.14  131.58    8.74  131.58    9.27         0.20    1.51   13.79
FNGB  First Northern Cap. Corp of WI             15.53  100.13   12.74  100.13   18.18         0.60    3.75   58.25
FFPB  First Palm Beach Bancorp of FL             12.87  100.69    7.69  103.42   12.95         0.40    1.84   23.67
FSNJ  First SB of NJ, MHC (45.0)                   NM    81.19    6.60   81.19   21.77         0.50    3.48     NM
FSBC  First SB, FSB of Clovis NM                 10.38   69.97    3.31   69.97   13.41         0.00    0.00    0.00
FSLA  First SB, SLA MHC of NJ (37.6)             12.70  112.66   10.69  129.74   13.24         0.40    2.54   32.26
SOPN  First SB, SSB, Moore Co. of NC             18.25  101.73   26.66  101.73   17.89         0.60    3.29   60.00
FWWB  First Savings Bancorp of WA*                 NM    95.87   24.73   95.87     NM          0.20    1.37   37.74
SHEN  First Shenango Bancorp of PA               14.93  105.39   13.95  105.39   15.81         0.48    2.23   33.33
FSFC  First So.east Fin. Corp. of SC             22.91  103.96   20.39  103.96   23.21         0.48    2.69   61.54
FSFI  First State Fin. Serv. of NJ               10.80   97.01    6.64  102.37   13.83         0.22    2.12   22.92
FFDP  FirstFed Bancshares of IL                  14.55   96.27    8.68  100.82   23.19         0.40    2.50   36.36
FLAG  Flag Financial Corp of GA                  11.90  116.17   11.11  116.17   13.44         0.34    2.72   32.38
FFPC  Florida First Bancorp of FL(8)             14.92  179.33   12.42  179.33   16.22         0.24    2.14   32.00
FFIC  Flushing Fin. Corp. of NY*                   NM    91.26   17.08   91.26     NM          0.00    0.00    0.00
FBHC  Fort Bend Holding Corp. of TX               8.33   82.48    6.00   82.48    9.20         0.28    1.58   13.15
FTSB  Fort Thomas Fin. Corp. of KY               23.93  123.34   29.97  123.34   23.93         0.25    1.49   35.71
FKKY  Frankfort First Bancorp of KY              22.40   85.58   29.54   85.58     NM          0.36    3.03   67.92
GFSB  GFS Bancorp of Grinnell IA                 12.90  107.09   12.89  107.09   13.15         0.30    1.48   19.11
GUPB  GFSB Bancorp of Gallup NM                  17.76   78.99   18.19   78.99   17.76         0.40    2.96   52.63
GWBC  Gateway Bancorp of KY                      21.02   89.37   22.34   89.37   21.02         0.40    2.88   60.61
GBCI  Glacier Bancorp of MT                      12.36  190.62   18.35  190.96   12.36         0.58    2.67   32.95
GLBK  Glendale Co-op. Bank of MA*                14.60   69.59   11.35   69.59   17.37         0.00    0.00    0.00
GFCO  Glenway Financial Corp. of OH              14.78   84.30    7.93   86.58   15.46         0.68    3.36   49.64
GTPS  Great American Bancorp of IL                 NM    76.12   22.40   76.12     NM          0.40    2.81     NM
GTFN  Great Financial Corp. of KY                17.34  140.02   15.89  142.32   21.33         0.48    1.79   30.97
GSBC  Great Southern Bancorp of MO               11.09  182.85   18.50  185.94   11.80         0.70    2.55   28.23
GDVS  Greater DV SB,MHC of PA(19.9)*               NM   112.87   13.87  112.87     NM          0.36    3.60     NM
GRTR  Greater New York SB of NY*                 12.64  102.18    5.80  102.18   12.93         0.00    0.00    0.00
GSFC  Green Street Fin. Corp. of NC              20.76   93.40   29.44   93.40   20.76         0.00    0.00    0.00
GROV  GroveBank for Savings of MA*                8.57  106.64    6.65  106.87    9.09         0.72    2.84   24.32
GFED  Guaranty FS&LA,MHC of MO(31.1)             20.03  133.72   19.57  133.72     NM          0.64    5.51     NM
GSLC  Guaranty Svgs & Loan FA of VA              11.96  120.78    7.47  120.78   19.47         0.10    1.19   14.29
HEMT  HF Bancorp of Hemet CA                       NM    74.71    8.55   74.77     NM          0.00    0.00    0.00
HFFC  HF Financial Corp. of SD(8)                10.77   90.09    8.08   90.36   13.81         0.33    2.17   23.40
HFNC  HFNC Financial Corp. of NC                   NM   116.12   39.61  116.12     NM          0.00    0.00    0.00
HMNF  HMN Financial, Inc. of MN                  14.27   91.90   15.41   91.90   15.96         0.00    0.00    0.00
HALL  Hallmark Capital Corp. of WI               13.16   81.61    6.38   81.61   14.71         0.00    0.00    0.00
HARB  Harbor FSB, MHC of FL (45.7)               11.98  153.46   13.59  153.46   12.03         1.20    4.66   55.81
HRBF  Harbor Federal Bancorp of MD               19.58   83.09   15.81   83.09   19.58         0.40    3.05   59.70
HFSA  Hardin Bancorp of Hardin MO                24.48   77.51   14.91   77.51   24.48         0.40    3.40     NM
HARL  Harleysville SA of PA                      10.74  122.30    8.63  122.30   10.56         0.40    2.18   23.39

RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                                (continued)
                                   Weekly Thrift Market Line - Part Two
                                        Prices As Of June 14, 1996

                                                                  Key Financial Ratios                        Asset Quality Ratios
                                           ------------------------------------------------------------    -------------------------
                                                      Tang.      Reported Earnings       Core Earnings
                                            Equity/  Equity/ -----------------------    ---------------      NPAs   Resvs/   Resvs/
Financial Institution                       Assets   Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ----------------------                     -------- -------- ------- ------- -------    ------- -------    -------- ------  --------
                                              (%)      (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
HARS  Harris SB, MHC of PA (23.1)            12.07    11.31    0.69    5.54    4.29       0.68    5.47       0.75   66.68    0.92
HFFB  Harrodsburg 1st Fin Bcrp of KY         28.66    28.66    1.05    4.73    3.27       1.05    4.73       0.60   45.62    0.40
HHFC  Harvest Home Fin. Corp. of OH          18.65    18.65    0.89    4.74    5.31       0.89    4.74       0.20   75.00    0.28
HAVN  Haven Bancorp of Woodhaven NY           6.30     6.26    0.67   10.24    7.88       0.66   10.11       1.17   50.83    1.48
HVFD  Haverfield Corp. of OH                  8.30     8.27    0.65    8.20    6.61       0.62    7.71       0.78  103.98    0.95
HTHR  Hawthorne Fin. Corp. of CA              3.79     3.76   -0.21   -5.46   -6.94      -0.27   -7.03      11.39   17.41    2.44
HSBK  Hibernia SB of Quincy MA*               6.51     6.51    0.68    9.99    9.79       0.54    7.95       0.42  146.75    1.03
HBNK  Highland Federal Bank of CA             7.83     7.83    0.22    2.87    2.69       0.21    2.81       1.98   84.53    2.22
HIFS  Hingham Inst. for Sav. of MA*          10.04    10.04    1.11   10.78   10.36       1.11   10.78       0.34  204.87    1.00
HNFC  Hinsdale Financial Corp. of IL          7.97     7.72    0.62    8.20    6.32       0.59    7.88       0.13  277.71    0.39
HBFW  Home Bancorp of Fort Wayne IN          16.42    16.42    0.86    5.00    5.78       0.86    5.00        NA      NA     0.60
HBBI  Home Building Bancorp of IN            14.13    14.13    0.45    3.17    3.34       0.45    3.17       0.23  446.39    1.48
HOMF  Home Fed Bancorp of Seymour IN          8.29     7.97    1.20   15.06   11.67       1.04   13.07       0.47  102.67    0.58
HFMD  Home Federal Corporation of MD(8)       8.61     8.50    1.18   14.27    9.30       1.16   13.98       4.75   35.71    2.59
HOFL  Home Financial Corp. of FL(8)          25.51    25.51    1.71    6.69    6.09       1.63    6.37       0.06  499.44    1.43
HPBC  Home Port Bancorp, Inc. of MA*         11.26    11.26    1.75   15.23   12.08       1.76   15.32       0.65  216.13    1.75
HMCI  Homecorp, Inc. of Rockford IL           6.07     6.07    0.37    6.28    6.40       0.25    4.26       3.24   15.53    0.65
LOAN  Horizon Bancorp, Inc of TX*             8.65     8.35    1.54   17.77   11.53       1.20   13.90       0.42  127.82    0.78
HZFS  Horizon Fin'l. Services of IA          11.57    11.57    0.46    3.70    4.65       0.43    3.44       1.57   28.85    0.67
HRZB  Horizon Financial Corp. of WA*         16.19    16.19    1.53    9.53    8.76       1.53    9.53        NA      NA     0.82
IBSF  IBS Financial Corp. of NJ              20.39    20.39    1.10    5.11    5.07       1.12    5.18       0.07  198.42    0.66
ISBF  ISB Financial Corp. of LA              19.37    19.36    1.26    6.94    6.13       1.26    6.94        NA      NA     0.91
IFSB  Independence FSB of DC                  6.48     5.57    0.55    8.92   13.75       0.26    4.22       2.68    7.66    0.38
INCB  Indiana Comm. Bank, SB of IN           14.98    14.98    0.68    4.41    4.89       0.68    4.41        NA      NA     0.61
IFSL  Indiana Federal Corp. of IN             9.82     9.13    1.02   10.77    7.66       0.96   10.08       1.41   65.46    1.20
INBI  Industrial Bancorp of OH               19.12    19.12    1.48    8.08    6.91       1.48    8.08       0.40  107.81    0.54
IWBK  Interwest SB of Oak Harbor WA           6.88     6.68    1.08   14.86    8.62       1.00   13.71       0.59   59.11    0.62
IPSW  Ipswich SB of Ipswich MA*               6.32     6.32    1.39   22.24   13.30       1.21   19.44       2.23   46.20    1.37
IROQ  Iroquois Bancorp of Auburn NY*          6.08     6.08    0.86   14.60   11.03       0.86   14.51       1.60   46.24    1.00
JSBF  JSB Financial, Inc. of NY              21.82    21.82    1.47    6.73    6.61       1.55    7.13        NA      NA     0.61
JXVL  Jacksonville Bancorp of TX             16.70    16.70    0.79    6.76    5.56       0.79    6.76       0.86   54.59    0.69
JXSB  Jcksnville SB,MHC of IL(43.3%)         11.79    11.79    0.43    3.82    3.43       0.35    3.10       0.52   90.42    0.60
JEBC  Jefferson Bancorp of Gretna LA(8)      13.36    13.36    1.00    7.78    5.47       1.00    7.78       0.46   54.63    1.08
JSBA  Jefferson Svgs Bancorp of MO            7.02     5.75    0.60    8.20    5.85       0.59    8.04       0.97   48.62    0.66
JOAC  Joachim Bancorp of MO                  29.24    29.24    0.65    3.14    2.29       0.65    3.14       0.01     NA     0.31
KSAV  KS Bancorp of Kenly NC                 15.17    15.15    1.14    6.94    8.39       1.15    7.03       0.73   41.55    0.37
KSBK  KSB Bancorp of Kingfield ME*            6.85     6.30    0.79   12.18   12.14       0.76   11.67       1.73   40.97    1.04
KFBI  Klamath First Bancorp of OR            27.73    27.73    1.34    6.14    4.67       1.34    6.14       0.11  134.99    0.20
LBFI  L&B Financial of S. Springs TX(8)      17.14    17.14    1.07    5.78    5.72       1.05    5.71       0.50  120.17    1.35
LSBI  LSB Bancorp of Lafayette IN            10.66    10.66    0.82    6.96    7.88       0.78    6.58       0.19  295.51    0.65
LVSB  Lakeview SB of Paterson NJ              9.95     7.64    1.15   10.31   10.73       0.69    6.19       1.89   34.35    1.75
LARK  Landmark Bancshares of KS              17.20    17.20    0.91    5.28    6.16       0.79    4.60       0.37   97.05    0.64
LARL  Laurel Capital Group of PA             10.68    10.68    1.36   13.21   11.59       1.31   12.75       0.70  142.16    1.31
LSBX  Lawrence Savings Bank of MA*            7.56     7.56    1.12   14.66   14.18       1.13   14.85       1.98   62.75    2.73
LFCT  Leader Fin. Corp of Memphis TN(8)       8.03     8.03    1.41   17.25    8.88       1.37   16.87      16.94    4.30    1.10
LFED  Leeds FSB, MHC of MD (35.3)            16.36    16.36    1.03    6.35    5.67       1.03    6.35       0.01     NA     0.24
LXMO  Lexington B&L Fin. Corp. of MO         29.42    29.42    1.28    4.34    6.20       1.26    4.27       1.15   35.02    0.49
LBCI  Liberty Bancorp of Chicago IL           9.53     9.50    0.56    5.51    6.07       0.56    5.51       0.12  421.89    0.70
LIFB  Life Bancorp of Norfolk VA             12.73    12.26    0.85    5.95    6.30       0.88    6.22       0.73  107.84    1.73
LFBI  Little Falls Bancorp of NJ             15.22    14.00    0.22    2.42    1.82       0.16    1.75       1.56   20.85    0.94
LOGN  Logansport Fin. Corp. of IN            26.77    26.77    1.41    5.71    5.53       1.40    5.63       0.37   79.86    0.44
LONF  London Financial Corp. of OH           20.86    20.86    0.57    4.73    3.52       0.57    4.73       0.21  239.74    0.69
LISB  Long Island Bancorp of NY              10.69    10.69    0.95    8.77    6.11       0.89    8.20        NA      NA     1.45
MAFB  MAF Bancorp of IL                       5.54     5.54    0.88   15.21   12.82       0.90   15.65       0.46  104.05    0.63
MBLF  MBLA Financial Corp. of MO(8)          14.54    14.54    0.70    4.81    4.17       0.70    4.81       0.33   83.20    0.51
MFBC  MFB Corp. of Mishawaka IN              19.31    19.31    0.69    3.41    4.50       0.68    3.36       0.05  325.00    0.25



                                                          Pricing Ratios                      Dividend Data(6)
                                           -----------------------------------------      ------------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ----------------------                     --------- ------ -------  ------ --------      ------ -------  --------
                                              (X)     (%)     (%)     (%)     (x)           ($)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
HARS  Harris SB, MHC of PA (23.1)            23.29  126.39   15.25  134.92   23.61         0.58    3.41     NM
HFFB  Harrodsburg 1st Fin Bcrp of KY           NM   105.04   30.11  105.04     NM          0.40    2.67     NM
HHFC  Harvest Home Fin. Corp. of OH          18.84   88.74   16.55   88.74   18.84         0.40    3.08   57.97
HAVN  Haven Bancorp of Woodhaven NY          12.70  129.74    8.17  130.52   12.87         0.60    2.12   26.91
HVFD  Haverfield Corp. of OH                 15.13  121.54   10.09  121.95   16.07         0.54    3.00   45.38
HTHR  Hawthorne Fin. Corp. of CA               NM    75.49    2.86   75.96     NM          0.00    0.00     NM
HSBK  Hibernia SB of Quincy MA*              10.21   97.64    6.35   97.64   12.83         0.28    1.93   19.72
HBNK  Highland Federal Bank of CA              NM   106.10    8.31  106.10     NM          0.00    0.00    0.00
HIFS  Hingham Inst. for Sav. of MA*           9.66  100.86   10.12  100.86    9.66         0.32    2.29   22.07
HNFC  Hinsdale Financial Corp. of IL         15.82  123.76    9.86  127.68   16.45         0.00    0.00    0.00
HBFW  Home Bancorp of Fort Wayne IN          17.29   89.58   14.71   89.58   17.29         0.20    1.34   23.26
HBBI  Home Building Bancorp of IN              NM    95.06   13.43   95.06     NM          0.30    1.70   50.85
HOMF  Home Fed Bancorp of Seymour IN          8.57  120.63   10.00  125.46    9.87         0.50    1.83   15.72
HFMD  Home Federal Corporation of MD(8)      10.75  145.07   12.50  147.06   10.97         0.16    1.49   16.00
HOFL  Home Financial Corp. of FL(8)          16.41  107.75   27.49  107.75   17.24         0.80    5.87     NM
HPBC  Home Port Bancorp, Inc. of MA*          8.28  127.45   14.35  127.45    8.23         0.60    4.62   38.22
HMCI  Homecorp, Inc. of Rockford IL          15.63   95.06    5.77   95.06   23.03         0.00    0.00    0.00
LOAN  Horizon Bancorp, Inc of TX*             8.67  135.90   11.75  140.71   11.08         0.16    1.49   12.90
HZFS  Horizon Fin'l. Services of IA          21.53   83.07    9.61   83.07   23.13         0.32    2.06   44.44
HRZB  Horizon Financial Corp. of WA*         11.42  104.41   16.90  104.41   11.42         0.32    2.55   29.09
IBSF  IBS Financial Corp. of NJ              19.72  103.47   21.10  103.47   19.44         0.24    1.71   33.80
ISBF  ISB Financial Corp. of LA              16.33   97.74   18.93   97.80   16.33         0.32    2.00   32.65
IFSB  Independence FSB of DC                  7.27   59.88    3.88   69.69   15.38         0.22    2.75   20.00
INCB  Indiana Comm. Bank, SB of IN           20.43   89.19   13.36   89.19   20.43         0.35    2.56   52.24
IFSL  Indiana Federal Corp. of IN            13.06  136.90   13.44  147.29   13.95         0.72    3.53   46.15
INBI  Industrial Bancorp of OH               14.48  105.42   20.16  105.42   14.48         0.30    2.53   36.59
IWBK  Interwest SB of Oak Harbor WA          11.59  164.05   11.28  168.90   12.57         0.48    2.00   23.19
IPSW  Ipswich SB of Ipswich MA*               7.52  148.89    9.41  148.89    8.60         0.20    1.86   13.99
IROQ  Iroquois Bancorp of Auburn NY*          9.06  124.25    7.55  124.25    9.12         0.32    2.21   20.00
JSBF  JSB Financial, Inc. of NY              15.12  101.28   22.10  101.28   14.28         1.20    3.62   54.79
JXVL  Jacksonville Bancorp of TX             18.00   79.43   13.27   79.43   18.00         0.50    4.71     NM
JXSB  Jcksnville SB,MHC of IL(43.3%)           NM   104.40   12.31  104.40     NM          0.40    2.86     NM
JEBC  Jefferson Bancorp of Gretna LA(8)      18.28  137.14   18.33  137.14   18.28         0.30    1.36   24.79
JSBA  Jefferson Svgs Bancorp of MO           17.11  135.49    9.51  165.39   17.45         0.32    1.23   21.05
JOAC  Joachim Bancorp of MO                    NM    86.57   25.32   86.57     NM          0.50    4.08     NM
KSAV  KS Bancorp of Kenly NC                 11.92   87.55   13.28   87.68   11.76         0.60    3.33   39.74
KSBK  KSB Bancorp of Kingfield ME*            8.24   94.30    6.46  102.47    8.59         0.20    0.91    7.49
KFBI  Klamath First Bancorp of OR            21.39   94.77   26.28   94.77   21.39         0.26    1.84   39.39
LBFI  L&B Financial of S. Springs TX(8)      17.47  104.84   17.97  104.84   17.66         0.40    2.46   43.01
LSBI  LSB Bancorp of Lafayette IN            12.70   90.48    9.65   90.48   13.43         0.32    1.97   25.00
LVSB  Lakeview SB of Paterson NJ              9.32  102.55   10.21  133.55   15.53         0.25    1.22   11.36
LARK  Landmark Bancshares of KS              16.22   89.44   15.38   89.44   18.60         0.40    2.62   42.55
LARL  Laurel Capital Group of PA              8.63  107.90   11.52  107.90    8.94         0.32    2.17   18.71
LSBX  Lawrence Savings Bank of MA*            7.05   95.49    7.22   95.49    6.96         0.00    0.00    0.00
LFCT  Leader Fin. Corp of Memphis TN(8)      11.26  176.97   14.21  176.97   11.52         0.72    1.58   17.82
LFED  Leeds FSB, MHC of MD (35.3)            17.63  108.70   17.78  108.70   17.63         0.64    4.65     NM
LXMO  Lexington B&L Fin. Corp. of MO         16.13   70.08   20.62   70.08   16.39         0.00    0.00    0.00
LBCI  Liberty Bancorp of Chicago IL          16.46   93.02    8.86   93.28   16.46         0.60    2.51   41.38
LIFB  Life Bancorp of Norfolk VA             15.87   95.79   12.19   99.44   15.18         0.44    3.12   49.44
LFBI  Little Falls Bancorp of NJ               NM    69.07   10.51   75.11     NM          0.10    1.01   55.56
LOGN  Logansport Fin. Corp. of IN            18.09   88.77   23.76   88.77   18.33         0.40    2.91   52.63
LONF  London Financial Corp. of OH             NM    70.90   14.79   70.90     NM          0.00    0.00    0.00
LISB  Long Island Bancorp of NY              16.37  144.88   15.49  144.88   17.51         0.40    1.33   21.74
MAFB  MAF Bancorp of IL                       7.80  115.97    6.42  115.97    7.58         0.32    1.32   10.29
MBLF  MBLA Financial Corp. of MO(8)          24.00  116.11   16.88  116.11   24.00         0.40    1.67   40.00
MFBC  MFB Corp. of Mishawaka IN              22.22   74.99   14.48   74.99   22.58         0.00    0.00    0.00

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                                (continued)
                                   Weekly Thrift Market Line - Part Two
                                       Prices As Of June 14, 1996

                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------     --------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------  -----    ------  ------  ------     ------  ------
                                                   (%)     (%)     (%)     (%)     (%)        (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     MLFB  MLF Bancorp of Villanova PA             7.95     7.75    0.70    8.06    7.83       0.62    7.15
     MSBB  MSB Bancorp of Middletown NY*           9.69     9.52    0.53    5.65    5.15       0.57    6.05
     MSBF  MSB Financial Corp. of MI              22.64    22.64    1.93    7.88    9.07       1.76    7.21
     MGNL  Magna Bancorp of MS                     9.77     9.18    1.76   18.10    8.80       1.66   17.10
     MARN  Marion Capital Holdings of IN          23.99    23.99    1.40    5.77    5.93       1.40    5.77
     MFCX  Marshalltown Fin. Corp. of IA(8)       15.33    15.33    0.33    2.14    1.87       0.33    2.14
     MFSL  Maryland Fed. Bancorp of MD             8.22     8.08    0.75    9.08    9.51       0.65    7.94
     MASB  MassBank Corp. of Reading MA*          10.16    10.16    1.04   10.42    9.86       1.02   10.20
     MFLR  Mayflower Co-Op. Bank of MA*            9.87     9.65    0.84    7.86    6.44       0.79    7.37
     MDBK  Medford Savings Bank of MA*             8.88     8.06    1.02   11.63   10.00       1.00   11.41
     MERI  Meritrust FSB of Thibodaux LA           7.44     7.44    1.01   13.99    8.50       1.01   13.99
     MWBX  Metro West of MA*                       7.47     7.47    1.25   17.15    9.95       1.25   17.15
     MSEA  Metropolitan Bancorp of WA              6.54     5.92    0.71   10.67   10.21       0.77   11.51
     MCBS  Mid Continent Bancshares of KS         12.53    12.50    1.37    9.90    9.46       1.16    8.37
     MIFC  Mid Iowa Financial Corp. of IA          9.03     9.01    0.83    8.92    8.48       0.80    8.59
     MCBN  Mid-Coast Bancorp of ME                 9.06     9.06    0.56    6.32    6.96       0.51    5.80
     MIDC  Midconn Bank of Kensington CT*          9.45     7.88    0.34    3.56    4.00       0.32    3.45
     MWBI  Midwest Bancshares, Inc. of IA          6.94     6.94    0.99   14.20   14.41       0.96   13.86
     MWFD  Midwest Fed. Fin. Corp of WI            9.34     8.92    1.19   12.30    7.69       0.96    9.88
     MFFC  Milton Fed. Fin. Corp. of OH           19.98    19.98    1.13    4.93    6.14       1.05    4.56
     MIVI  Miss. View Hold. Co. of MN             18.86    18.86    1.32    6.75    8.44       1.25    6.40
     MBBC  Monterey Bay Bancorp of CA             14.98    14.80    0.19    1.27    1.52       0.23    1.55
     MORG  Morgan Financial Corp. of CO           14.66    14.66    0.97    6.43    6.53       0.93    6.18
     MFSB  Mutual Bancompany of MO(8)             11.70    11.70    0.20    1.83    1.59       0.23    2.10
     MSBK  Mutual SB, FSB of Bay City MI           5.46     5.46    0.01    0.21    0.37      -0.09   -1.71
     NHTB  NH Thrift Bancshares of NH              7.69     7.69    0.57    7.35    8.41       0.59    7.70
     NHSL  NHS Financial, Inc. of CA(8)            8.43     8.42    0.17    1.97    1.75       0.16    1.86
     NSLB  NS&L Bancorp of Neosho MO              23.49    23.49    0.93    4.27    4.58       0.87    3.98
     NMSB  Newmil Bancorp. of CT*                 11.14    11.14    2.04   19.29   21.78       2.03   19.16
     NFSL  Newnan SB, FSB of Newnan GA            11.58    11.50    1.85   17.54   10.63       1.62   15.29
     NASB  North American SB of MO                 7.35     7.05    1.33   18.45   12.26       1.27   17.61
     NBSI  North Bancshares of Chicago IL         17.34    17.34    0.57    3.03    3.43       0.52    2.75
     FFFD  North Central Bancshares of IA         28.87    28.87    1.48    7.67    5.91       1.39    7.19
     NEIB  Northeast Indiana Bncrp of IN          20.34    20.34    1.10    5.50    5.96       1.10    5.50
     NSBK  Northside SB of Bronx NY*               7.74     7.67    1.14   15.51   10.29       0.98   13.39
     NWEQ  Northwest Equity Corp. of WI           13.73    13.73    1.08    6.99    8.39       1.03    6.67
     NWSB  Northwest SB, MHC of PA(29.9)          10.67    10.54    1.05    9.37    6.21       1.05    9.37
     NSSY  Norwalk Savings Society of CT*          7.98     7.98    0.75    8.92    7.81       0.64    7.63
     NSSB  Norwich Financial Corp. of CT*         10.58     9.54    0.84    7.50    7.23       0.84    7.50
     NTMG  Nutmeg FS&LA of CT                      5.98     5.98    0.63   10.78   10.48       0.38    6.52
     OHSL  OHSL Financial Corp. of OH             12.42    12.42    0.96    7.50    7.60       0.93    7.30
     OSBF  OSB Fin. Corp. of Oshkosh WI           12.59    12.59    0.17    1.33    1.58       0.30    2.31
     OFCP  Ottawa Financial Corp. of MI           10.92     8.75    0.92    4.93    4.40       0.92    4.93
     PFFB  PFF Bancorp of Pomona CA               14.39    14.23    0.10    1.37    0.87       0.10    1.37
     PVFC  PVF Capital Corp. of OH                 6.71     6.71    1.13   17.84   11.16       0.99   15.71
     PCCI  Pacific Crest Capital of CA*            7.90     7.90    1.09   20.44   11.63       0.88   16.48
     PALM  Palfed, Inc. of Aiken SC                8.45     8.04    0.66    8.56    6.56       0.56    7.20
     PSSB  Palm Springs SB of CA(8)                6.09     6.09    0.62   10.84    7.71       0.33    5.78
     PBCI  Pamrapo Bancorp, Inc. of NJ            15.50    15.35    1.42    9.06    7.95       1.42    9.06
     PVSA  Parkvale Financial Corp of PA           7.42     7.39    1.05   14.79   11.15       0.98   13.82
     PBIX  Patriot Bank Corp. of PA               17.29    17.29    0.56    3.99    3.20       0.57    4.08
     PEEK  Peekskill Fin. Corp. of NY             30.67    30.67    1.06    4.96    3.74       1.11    5.19
     PFSB  PennFed Fin. Services of NJ             8.97     7.11    0.73    7.10    8.32       0.79    7.70
     PWBC  PennFirst Bancorp of PA                 7.85     7.15    0.61    7.47    7.41       0.60    7.40
     PBKB  People's SB of Brockton MA*             4.93     4.67    0.73   12.13    7.50       0.53    8.69
     PFDC  Peoples Bancorp of Auburn IN           15.26    15.26    1.45    9.62    8.40       1.44    9.56

                                                   Asset Quality Ratios                  Pricing Ratios
                                                 -----------------------    ----------------------------------------
                                                                                                     Price/  Price/
                                                   NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
     Financial Institution                        Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
     ---------------------                        ------  -----   ------    -------  ------  ------  ------ --------
                                                   (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     MLFB  MLF Bancorp of Villanova PA              0.59  125.65    1.64      12.77  105.74    8.40  108.45   14.39
     MSBB  MSB Bancorp of Middletown NY*             NA      NA     0.57      19.42  103.80   10.06  105.64   18.11
     MSBF  MSB Financial Corp. of MI                0.60  100.59    0.69      11.03   89.45   20.25   89.45   12.05
     MGNL  Magna Bancorp of MS                      4.18   16.96    1.01      11.36  193.16   18.87  205.64   12.03
     MARN  Marion Capital Holdings of IN            0.93  120.08    1.42      16.87   96.60   23.18   96.60   16.87
     MFCX  Marshalltown Fin. Corp. of IA(8)          NA      NA     0.20        NM   113.06   17.33  113.06     NM
     MFSL  Maryland Fed. Bancorp of MD              0.48   81.70    0.45      10.52   95.51    7.85   97.14   12.03
     MASB  MassBank Corp. of Reading MA*            0.33   87.49    1.00      10.15  103.01   10.46  103.01   10.37
     MFLR  Mayflower Co-Op. Bank of MA*             1.58   59.62    1.49      15.53  117.91   11.63  120.61   16.57
     MDBK  Medford Savings Bank of MA*              0.55  135.58    1.38      10.00  111.75    9.93  123.21   10.19
     MERI  Meritrust FSB of Thibodaux LA            0.23  131.08    0.62      11.76  155.75   11.59  155.75   11.76
     MWBX  Metro West of MA*                        2.43   38.37    1.37      10.05  160.31   11.97  160.31   10.05
     MSEA  Metropolitan Bancorp of WA                NA      NA     1.76       9.80   99.34    6.49  109.75    9.08
     MCBS  Mid Continent Bancshares of KS           0.21   59.97    0.25      10.57  104.64   13.11  104.82   12.50
     MIFC  Mid Iowa Financial Corp. of IA           0.15  142.62    0.44      11.79  100.32    9.06  100.48   12.25
     MCBN  Mid-Coast Bancorp of ME                  1.10   36.89    0.51      14.38   88.89    8.05   88.89   15.67
     MIDC  Midconn Bank of Kensington CT*           2.04   24.62    0.72      25.00   88.25    8.34  105.89     NM
     MWBI  Midwest Bancshares, Inc. of IA           0.27  175.00    0.85       6.94   96.88    6.72   96.88    7.11
     MWFD  Midwest Fed. Fin. Corp of WI             0.26  294.77    1.06      13.01  155.59   14.54  162.94   16.19
     MFFC  Milton Fed. Fin. Corp. of OH             0.40   54.24    0.35      16.29   86.32   17.25   86.32   17.63
     MIVI  Miss. View Hold. Co. of MN               0.14  888.89    2.07      11.84   81.64   15.40   81.64   12.50
     MBBC  Monterey Bay Bancorp of CA               0.60   71.38    0.60        NM    84.85   12.71   85.89     NM
     MORG  Morgan Financial Corp. of CO             0.28   60.61    0.24      15.31   97.15   14.24   97.15   15.91
     MFSB  Mutual Bancompany of MO(8)                NA      NA      NA         NM   114.10   13.35  114.10     NM
     MSBK  Mutual SB, FSB of Bay City MI            0.11  215.12    0.83        NM    58.43    3.19   58.43     NM
     NHTB  NH Thrift Bancshares of NH               1.39   56.18    0.96      11.89   85.90    6.61   85.90   11.34
     NHSL  NHS Financial, Inc. of CA(8)             2.05   57.88    1.36        NM   111.15    9.37  111.37     NM
     NSLB  NS&L Bancorp of Neosho MO                0.18   40.95    0.15      21.81   82.39   19.35   82.39   23.40
     NMSB  Newmil Bancorp. of CT*                   2.88   61.88    3.42       4.59   86.87    9.67   86.87    4.62
     NFSL  Newnan SB, FSB of Newnan GA              0.67  128.82    1.07       9.40  153.58   17.79  154.66   10.79
     NASB  North American SB of MO                  3.36   26.33    1.05       8.16  142.26   10.45  148.20    8.54
     NBSI  North Bancshares of Chicago IL            NA      NA     0.36        NM    93.09   16.14   93.09     NM
     FFFD  North Central Bancshares of IA           0.13  743.80    1.18      16.92   80.17   23.15   80.17   18.03
     NEIB  Northeast Indiana Bncrp of IN            0.25  272.13    0.74      16.79   84.41   17.17   84.41   16.79
     NSBK  Northside SB of Bronx NY*                0.51   84.90    1.67       9.72  142.72   11.04  144.08   11.26
     NWEQ  Northwest Equity Corp. of WI             0.92   54.33    0.61      11.92   84.78   11.64   84.78   12.50
     NWSB  Northwest SB, MHC of PA(29.9)            0.98   70.63    0.94      16.10  145.60   15.54  147.43   16.10
     NSSY  Norwalk Savings Society of CT*           3.01   27.48    1.20      12.81  111.68    8.92  111.68   14.98
     NSSB  Norwich Financial Corp. of CT*           1.92  113.80    3.44      13.84  100.97   10.68  111.88   13.84
     NTMG  Nutmeg FS&LA of CT                        NA      NA     0.56       9.54  100.69    6.03  100.69   15.76
     OHSL  OHSL Financial Corp. of OH               0.26   97.54    0.36      13.15   96.50   11.99   96.50   13.50
     OSBF  OSB Fin. Corp. of Oshkosh WI             0.14  258.58    0.56        NM    85.71   10.79   85.71     NM
     OFCP  Ottawa Financial Corp. of MI             0.38   95.16    0.45      22.74  109.72   11.98  136.87   22.74
     PFFB  PFF Bancorp of Pomona CA                 2.29   42.84    1.23        NM    78.52   11.30   79.44     NM
     PVFC  PVF Capital Corp. of OH                   NA      NA      NA        8.96  147.06    9.86  147.06   10.18
     PCCI  Pacific Crest Capital of CA*             6.49   26.06    2.56       8.60  104.44    8.25  104.44   10.67
     PALM  Palfed, Inc. of Aiken SC                 4.14   31.72    1.69      15.24  123.89   10.47  130.21   18.12
     PSSB  Palm Springs SB of CA(8)                 4.09   15.83    0.75      12.96  134.14    8.17  134.14   24.33
     PBCI  Pamrapo Bancorp, Inc. of NJ              3.05   24.34    1.26      12.58  116.21   18.01  117.30   12.58
     PVSA  Parkvale Financial Corp of PA            0.18  850.40    2.28       8.97  123.87    9.20  124.46    9.59
     PBIX  Patriot Bank Corp. of PA                 0.23  243.20    0.88        NM    84.81   14.66   84.81     NM
     PEEK  Peekskill Fin. Corp. of NY               0.83   31.67    1.32        NM    81.09   24.87   81.09     NM
     PFSB  PennFed Fin. Services of NJ              0.96   26.31    0.44      12.02   87.78    7.88  110.82   11.10
     PWBC  PennFirst Bancorp of PA                  0.64   63.45    1.45      13.50  100.97    7.93  110.84   13.64
     PBKB  People's SB of Brockton MA*              1.27   76.25    1.93      13.34  125.41    6.18  132.48   18.62
     PFDC  Peoples Bancorp of Auburn IN             0.33   97.48    0.41      11.91  111.32   16.99  111.32   11.98

                                                       Dividend Data(6)
                                                  ------------------------
                                                   Ind.   Divi-
                                                  Div./   dend    Payout
     Financial Institution                        Share   Yield   Ratio(7)
     ---------------------                        ------  -----   --------
                                                   ($)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     MLFB  MLF Bancorp of Villanova PA              0.76    3.20   40.86
     MSBB  MSB Bancorp of Middletown NY*            0.60    3.72   72.29
     MSBF  MSB Financial Corp. of MI                0.50    2.96   32.68
     MGNL  Magna Bancorp of MS                      0.60    1.71   19.48
     MARN  Marion Capital Holdings of IN            0.80    3.86   65.04
     MFCX  Marshalltown Fin. Corp. of IA(8)         0.00    0.00    0.00
     MFSL  Maryland Fed. Bancorp of MD              0.64    2.25   23.62
     MASB  MassBank Corp. of Reading MA*            0.88    2.68   27.16
     MFLR  Mayflower Co-Op. Bank of MA*             0.40    2.71   42.11
     MDBK  Medford Savings Bank of MA*              0.68    3.16   31.63
     MERI  Meritrust FSB of Thibodaux LA            0.60    1.76   20.76
     MWBX  Metro West of MA*                        0.10    2.43   24.39
     MSEA  Metropolitan Bancorp of WA               0.00    0.00    0.00
     MCBS  Mid Continent Bancshares of KS           0.40    2.16   22.86
     MIFC  Mid Iowa Financial Corp. of IA           0.08    1.28   15.09
     MCBN  Mid-Coast Bancorp of ME                  0.50    2.62   37.59
     MIDC  Midconn Bank of Kensington CT*           0.60    3.75     NM
     MWBI  Midwest Bancshares, Inc. of IA           0.52    2.02   14.02
     MWFD  Midwest Fed. Fin. Corp of WI             0.15    0.95   12.30
     MFFC  Milton Fed. Fin. Corp. of OH             0.48    3.73   60.76
     MIVI  Miss. View Hold. Co. of MN               0.00    0.00    0.00
     MBBC  Monterey Bay Bancorp of CA               0.00    0.00    0.00
     MORG  Morgan Financial Corp. of CO             0.24    1.96   30.00
     MFSB  Mutual Bancompany of MO(8)               0.00    0.00    0.00
     MSBK  Mutual SB, FSB of Bay City MI            0.00    0.00    0.00
     NHTB  NH Thrift Bancshares of NH               0.50    5.07   60.24
     NHSL  NHS Financial, Inc. of CA(8)             0.16    1.47     NM
     NSLB  NS&L Bancorp of Neosho MO                0.50    3.89     NM
     NMSB  Newmil Bancorp. of CT*                   0.20    2.96   13.61
     NFSL  Newnan SB, FSB of Newnan GA              0.40    2.03   19.05
     NASB  North American SB of MO                  0.63    2.07   16.84
     NBSI  North Bancshares of Chicago IL           0.40    2.54   74.07
     FFFD  North Central Bancshares of IA           0.25    2.27   38.46
     NEIB  Northeast Indiana Bncrp of IN            0.30    2.55   42.86
     NSBK  Northside SB of Bronx NY*                1.00    2.76   26.81
     NWEQ  Northwest Equity Corp. of WI             0.36    3.51   41.86
     NWSB  Northwest SB, MHC of PA(29.9)            0.30    2.55   41.10
     NSSY  Norwalk Savings Society of CT*           0.00    0.00    0.00
     NSSB  Norwich Financial Corp. of CT*           0.40    2.95   40.82
     NTMG  Nutmeg FS&LA of CT                       0.00    0.00    0.00
     OHSL  OHSL Financial Corp. of OH               0.76    3.78   49.67
     OSBF  OSB Fin. Corp. of Oshkosh WI             0.64    2.67     NM
     OFCP  Ottawa Financial Corp. of MI             0.32    1.95   44.44
     PFFB  PFF Bancorp of Pomona CA                 0.00    0.00    0.00
     PVFC  PVF Capital Corp. of OH                  0.00    0.00    0.00
     PCCI  Pacific Crest Capital of CA*             0.00    0.00    0.00
     PALM  Palfed, Inc. of Aiken SC                 0.08    0.64    9.76
     PSSB  Palm Springs SB of CA(8)                 0.12    0.87   11.21
     PBCI  Pamrapo Bancorp, Inc. of NJ              0.90    4.50   56.60
     PVSA  Parkvale Financial Corp of PA            0.52    2.00   17.93
     PBIX  Patriot Bank Corp. of PA                 0.24    1.83   57.14
     PEEK  Peekskill Fin. Corp. of NY               0.36    3.06     NM
     PFSB  PennFed Fin. Services of NJ              0.00    0.00    0.00
     PWBC  PennFirst Bancorp of PA                  0.36    2.67   36.00
     PBKB  People's SB of Brockton MA*              0.28    2.84   37.84
     PFDC  Peoples Bancorp of Auburn IN             0.56    2.77   32.94


     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700                                    (continued)
                                          Weekly Thrift Market Line - Part Two
                                                Prices As Of June 14, 1996

                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------     --------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------  ------   ------  ------  ------     ------  ------
                                                  (%)     (%)      (%)     (%)     (%)        (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PBCT  Peoples Bank, MHC of CT(32.3)*          8.00     8.00    1.11   14.66    8.49       0.89   11.81
     PHBK  Peoples Heritage Fin Grp of ME*         8.38     7.20    1.21   14.20   10.57       1.19   14.00
     PBNB  Peoples Sav. Fin. Corp. of CT*         10.81    10.00    0.85    7.91    8.78       0.89    8.26
     PERM  Permanent Bancorp of IN                11.14    10.98    0.32    2.72    3.37       0.32    2.72
     PMFI  Perpetual Midwest Fin. of IA            9.64     9.64    0.41    4.10    4.29       0.41    4.10
     PCBC  Perry Co. Fin. Corp. of MO             20.86    20.86    1.00    5.36    5.03       1.00    5.36
     PHFC  Pittsburgh Home Fin. of PA             16.43    16.43    0.65    3.98    5.21       0.65    3.98
     PFSL  Pocahnts Fed, MHC of AR (46.4)          5.95     5.95    0.56    9.43    8.34       0.58    9.66
     POBS  Portsmouth Bank Shrs Inc of NH(8)*     25.06    25.06    2.29    9.01    7.64       1.93    7.56
     PKPS  Poughkeepsie SB of NY                   8.50     8.50    1.94   24.70   23.43       2.56   32.53
     PETE  Primary Bank of NH*                     6.34     6.31   -0.04   -0.64   -0.65      -0.04   -0.56
     PSAB  Prime Bancorp, Inc. of PA               9.44     8.83    1.02   10.92    9.14       0.91    9.69
     PFNC  Progress Financial Corp. of PA          5.52     5.48    0.86   19.19   12.96       0.67   14.93
     PSBK  Progressive Bank, Inc. of NY*           8.86     8.86    0.98   10.51    9.25       1.01   10.82
     PULB  Pulaski SB, MHC of MO (29.0)           12.63    12.63    0.84    6.93    4.95       0.79    6.55
     PULS  Pulse Bancorp of S. River NJ           11.89    11.89    1.17   10.07    7.77       1.18   10.14
     QCFB  QCF Bancorp of Virginia MN             21.81    21.81    1.52    7.75    8.83       1.52    7.75
     QCBC  Quaker City Bancorp of CA               9.88     9.82    0.50    4.91    5.85       0.48    4.74
     QCSB  Queens County SB of NY*                16.98    16.98    1.72    9.78    7.12       1.77   10.10
     RCSB  RCSB Financial, Inc. of NY*             7.29     7.05    0.80   10.95    9.48       0.79   10.77
     RARB  Raritan Bancorp. of Raritan NJ*         7.24     7.06    0.81   10.82    9.35       0.80   10.65
     REDF  RedFed Bancorp of Redlands CA           5.63     5.63   -0.47   -8.41  -11.02      -0.45   -8.09
     RELY  Reliance Bancorp of NY                  8.86     5.98    0.88    6.79    7.29       0.85    6.49
     RELI  Reliance Bancshares Inc of WI*         56.23    56.23    1.47    2.62    3.68       1.47    2.62
     RFED  Roosevelt Fin. Grp. Inc. of MO          4.86     4.59    0.63   13.98    7.01       0.85   18.94
     RVSB  Rvrview SB,FSB MHC of WA(40.3)         11.02     9.75    1.30   11.97    8.07       1.17   10.78
     SCCB  S. Carolina Comm. Bnshrs of SC         28.46    28.46    1.36    4.54    4.85       1.36    4.54
     SBFL  SB Fing. Lakes MHC of NY(33.0)         11.52    11.52   -0.54   -4.46   -3.25      -0.20   -1.63
     SFED  SFS Bancorp of Schenectady NY          14.05    14.05    0.63    4.91    6.17       0.63    4.91
     SGVB  SGV Bancorp of W. Covina CA             9.78     9.78    0.11    1.12    1.39       0.11    1.12
     SISB  SIS Bank of Sprinfield MA*              7.42     7.42    1.26   17.35   13.28       1.28   17.65
     SJSB  SJS Bancorp of St. Joseph MI           11.67    11.67    0.63    5.03    4.24       0.61    4.91
     SWCB  Sandwich Co-Op. Bank of MA*             8.60     8.03    0.85   10.27    9.60       0.79    9.63
     SFBM  Security Bancorp of MT                  8.93     7.68    0.69    7.99    8.44       0.51    5.94
     SECP  Security Capital Corp. of WI           16.88    16.88    0.89    5.11    4.88       0.92    5.28
     SFSL  Security First Corp. of OH              8.71     8.47    1.18   13.57   11.43       1.23   14.21
     SHFC  Seven Hills Fin. Corp. of OH(8)        21.21    21.21    0.36    1.69    1.94       0.34    1.58
     SMFC  Sho-Me Fin. Corp. of MO                11.98    11.98    0.83    6.18    6.86       0.82    6.12
     SOBI  Sobieski Bancorp of S. Bend IN         18.49    18.49    0.42    2.27    3.18       0.42    2.27
     SOSA  Somerset Savings Bank of MA(8)*         5.46     5.46    0.32    6.25    6.80       0.32    6.25
     SMBC  Southern Missouri Bncrp of MO          16.40    16.40    0.88    5.01    5.29       0.82    4.69
     SWBI  Southwest Bancshares of IL             12.00    12.00    1.19    8.94    8.37       1.19    8.90
     SVRN  Sovereign Bancorp of PA                 4.07     2.63    0.70   16.67   11.02       0.63   15.04
     STFR  St. Francis Cap. Corp. of WI           10.43     9.96    1.30   11.85   10.69       0.89    8.08
     SPBC  St. Paul Bancorp, Inc. of IL            9.24     9.21    0.88    9.69    8.43       0.86    9.44
     STND  Standard Fin. of Chicago IL            12.31    12.30    0.87    6.21    6.81       0.79    5.61
     SFFC  StateFed Financial Corp. of IA         20.11    20.11    1.18    5.80    6.44       1.18    5.80
     SFIN  Statewide Fin. Corp. of NJ             11.10    11.06    0.52    5.43    4.31       0.64    6.66
     STSA  Sterling Financial Corp. of WA          4.18     3.35    0.33    7.72    6.24       0.32    7.56
     SSBK  Strongsville SB of OH                   8.28     8.10    1.00   11.90    8.85       0.85   10.06
     SFSB  SuburbFed Fin. Corp. of IL              7.14     7.10    0.51    7.04    8.06       0.44    6.04
     SBCN  Suburban Bancorp. of OH                13.00    13.00    0.40    2.98    3.53       0.57    4.33
     SCSL  Suncoast S&LA of Hollywood FL           2.81     2.80    0.33   11.53   12.09      -0.41  -14.33
     THRD  TF Financial Corp. of PA               14.31    14.31    0.92    5.57    6.48       0.89    5.39
     ROSE  TR Financial Corp. of NY                6.23     6.23    0.86   12.76   10.23       0.68   10.08
     TPNZ  Tappan Zee Fin. Corp. of NY            19.48    19.48    0.80    6.07    4.24       0.74    5.61


                                                    Asset Quality Ratios                  Pricing Ratios
                                                   ----------------------    ----------------------------------------
                                                                                                      Price/  Price/
                                                    NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
     Financial Institution                         Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
     ---------------------                         ------  -----   ------    -------  ------  ------  -----  --------
                                                    (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PBCT  Peoples Bank, MHC of CT(32.3)*            1.66   65.45    1.65      11.77  158.43   12.67  158.43   14.62
     PHBK  Peoples Heritage Fin Grp of ME*           1.24  130.41    2.11       9.46  124.69   10.44  144.95    9.60
     PBNB  Peoples Sav. Fin. Corp. of CT*            0.44   86.77    0.64      11.39   89.36    9.66   96.61   10.90
     PERM  Permanent Bancorp of IN                   1.85   31.59    1.07        NM    81.78    9.11   82.98     NM
     PMFI  Perpetual Midwest Fin. of IA              0.53  136.14    0.93      23.29   95.13    9.17   95.13   23.29
     PCBC  Perry Co. Fin. Corp. of MO                0.04   31.25    0.10      19.89   92.89   19.38   92.89   19.89
     PHFC  Pittsburgh Home Fin. of PA                1.53   34.96    0.93      19.20   76.36   12.55   76.36   19.20
     PFSL  Pocahnts Fed, MHC of AR (46.4)            0.26  146.44    1.14      11.99  108.14    6.43  108.14   11.71
     POBS  Portsmouth Bank Shrs Inc of NH(8)*        0.21  122.90    0.83      13.08  118.75   29.76  118.75   15.58
     PKPS  Poughkeepsie SB of NY                     2.68   36.80    1.34       4.27   92.27    7.84   92.27    3.24
     PETE  Primary Bank of NH*                       1.81   47.18    1.48        NM    96.00    6.09   96.38     NM
     PSAB  Prime Bancorp, Inc. of PA                 0.60  105.04    1.05      10.94  114.12   10.77  122.02   12.32
     PFNC  Progress Financial Corp. of PA            1.33   44.33    0.94       7.72  121.36    6.70  122.31    9.92
     PSBK  Progressive Bank, Inc. of NY*             1.09   97.07    1.52      10.81  111.53    9.88  111.53   10.50
     PULB  Pulaski SB, MHC of MO (29.0)              0.67   37.37    0.31      20.21  136.32   17.22  136.32   21.38
     PULS  Pulse Bancorp of S. River NJ              1.45   38.35    1.88      12.87  126.45   15.03  126.45   12.77
     QCFB  QCF Bancorp of Virginia MN                 NA      NA      NA       11.33   81.41   17.76   81.41   11.33
     QCBC  Quaker City Bancorp of CA                 2.31   57.33    1.54      17.11   82.44    8.15   82.92   17.74
     QCSB  Queens County SB of NY*                   0.75  120.88    1.09      14.05  136.06   23.10  136.06   13.61
     RCSB  RCSB Financial, Inc. of NY*               0.83   76.65    1.27      10.54  115.46    8.42  119.44   10.72
     RARB  Raritan Bancorp. of Raritan NJ*           0.48  155.58    1.32      10.70  117.90    8.54  120.92   10.86
     REDF  RedFed Bancorp of Redlands CA             4.50   31.29    1.76        NM    80.84    4.55   80.84     NM
     RELY  Reliance Bancorp of NY                    0.85   29.31    0.54      13.71   93.31    8.27  138.32   14.34
     RELI  Reliance Bancshares Inc of WI*             NA      NA     0.49        NM    71.16   40.01   71.16     NM
     RFED  Roosevelt Fin. Grp. Inc. of MO            0.40   59.09    0.57      14.26  182.64    8.88  193.27   10.52
     RVSB  Rvrview SB,FSB MHC of WA(40.3)            0.26  119.16    0.51      12.40  140.06   15.43  158.23   13.76
     SCCB  S. Carolina Comm. Bnshrs of SC             NA      NA     0.89      20.63   98.21   27.96   98.21   20.63
     SBFL  SB Fing. Lakes MHC of NY(33.0)            1.68   29.38    1.02        NM   140.35   16.17  140.35     NM
     SFED  SFS Bancorp of Schenectady NY             0.71   52.95    0.59      16.22   71.94   10.11   71.94   16.22
     SGVB  SGV Bancorp of W. Covina CA               1.84   13.07    0.31        NM    72.19    7.06   72.19     NM
     SISB  SIS Bank of Sprinfield MA*                1.11  116.01    2.54       7.53  117.11    8.69  117.11    7.40
     SJSB  SJS Bancorp of St. Joseph MI              0.29  144.27    0.67      23.58  115.99   13.53  115.99   24.13
     SWCB  Sandwich Co-Op. Bank of MA*               1.34   64.69    1.31      10.42  102.77    8.84  110.01   11.11
     SFBM  Security Bancorp of MT                    0.14  235.42    0.71      11.84   92.13    8.22  107.03   15.94
     SECP  Security Capital Corp. of WI              0.12  964.94    1.53      20.48  103.46   17.46  103.46   19.82
     SFSL  Security First Corp. of OH                0.44  208.07    1.02       8.75  113.30    9.87  116.52    8.36
     SHFC  Seven Hills Fin. Corp. of OH(8)           0.22   51.02    0.14        NM    88.84   18.84   88.84     NM
     SMFC  Sho-Me Fin. Corp. of MO                    NA      NA     0.75      14.58   90.73   10.87   90.73   14.72
     SOBI  Sobieski Bancorp of S. Bend IN             NA      NA     0.41        NM    72.61   13.43   72.61     NM
     SOSA  Somerset Savings Bank of MA(8)*           9.74   15.15    1.88      14.70   88.02    4.80   88.02   14.70
     SMBC  Southern Missouri Bncrp of MO             0.97   39.01    0.66      18.91   95.72   15.70   95.72   20.21
     SWBI  Southwest Bancshares of IL                0.25   87.66    0.31      11.95  120.96   14.52  120.96   12.00
     SVRN  Sovereign Bancorp of PA                   0.55   74.40    0.68       9.07  143.36    5.83  221.38   10.05
     STFR  St. Francis Cap. Corp. of WI              0.04  906.03    0.76       9.35  109.40   11.42  114.56   13.72
     SPBC  St. Paul Bancorp, Inc. of IL              0.74  125.05    1.35      11.86  112.02   10.35  112.40   12.17
     STND  Standard Fin. of Chicago IL               0.14  189.20    0.49      14.68   94.21   11.59   94.26   16.26
     SFFC  StateFed Financial Corp. of IA             NA      NA     0.38      15.53   88.25   17.75   88.25   15.53
     SFIN  Statewide Fin. Corp. of NJ                1.26   41.78    1.47      23.23   92.14   10.23   92.42   18.94
     STSA  Sterling Financial Corp. of WA            0.63   82.62    0.87      16.03  127.71    5.34  159.29   16.39
     SSBK  Strongsville SB of OH                     0.49   46.78    0.31      11.30  128.79   10.66  131.58   13.36
     SFSB  SuburbFed Fin. Corp. of IL                0.27   82.72    0.51      12.41   85.28    6.09   85.78   14.46
     SBCN  Suburban Bancorp. of OH                   0.20  794.18    2.06        NM    86.66   11.27   86.66   19.48
     SCSL  Suncoast S&LA of Hollywood FL             0.31   47.77    0.19       8.27   92.87    2.61   93.29     NM
     THRD  TF Financial Corp. of PA                  0.35   82.72    0.53      15.43   88.25   12.63   88.25   15.93
     ROSE  TR Financial Corp. of NY                  0.92   49.56    0.91       9.78  126.73    7.90  126.73   12.38
     TPNZ  Tappan Zee Fin. Corp. of NY               1.77   32.15    1.26      23.56   88.77   17.29   88.77     NM

                                                        Dividend Data(6)
                                                     ------------------------
                                                      Ind.   Divi-
                                                     Div./   dend    Payout
     Financial Institution                           Share   Yield   Ratio(7)
     ---------------------                           -----   -----   --------
                                                      ($)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PBCT  Peoples Bank, MHC of CT(32.3)*              0.80    3.58   42.11
     PHBK  Peoples Heritage Fin Grp of ME*             0.68    3.36   31.78
     PBNB  Peoples Sav. Fin. Corp. of CT*              0.92    4.49   51.11
     PERM  Permanent Bancorp of IN                     0.20    1.27   37.74
     PMFI  Perpetual Midwest Fin. of IA                0.30    1.76   41.10
     PCBC  Perry Co. Fin. Corp. of MO                  0.30    1.71   34.09
     PHFC  Pittsburgh Home Fin. of PA                  0.00    0.00    0.00
     PFSL  Pocahnts Fed, MHC of AR (46.4)              0.80    5.42   65.04
     POBS  Portsmouth Bank Shrs Inc of NH(8)*          0.60    4.33   56.60
     PKPS  Poughkeepsie SB of NY                       0.10    1.90    8.13
     PETE  Primary Bank of NH*                         0.00    0.00     NM
     PSAB  Prime Bancorp, Inc. of PA                   0.68    3.86   42.24
     PFNC  Progress Financial Corp. of PA              0.00    0.00    0.00
     PSBK  Progressive Bank, Inc. of NY*               0.80    2.71   29.30
     PULB  Pulaski SB, MHC of MO (29.0)                0.80    5.42     NM
     PULS  Pulse Bancorp of S. River NJ                0.70    4.00   51.47
     QCFB  QCF Bancorp of Virginia MN                  0.00    0.00    0.00
     QCBC  Quaker City Bancorp of CA                   0.00    0.00    0.00
     QCSB  Queens County SB of NY*                     1.00    2.10   29.50
     RCSB  RCSB Financial, Inc. of NY*                 0.48    1.87   19.75
     RARB  Raritan Bancorp. of Raritan NJ*             0.60    2.89   30.93
     REDF  RedFed Bancorp of Redlands CA               0.00    0.00     NM
     RELY  Reliance Bancorp of NY                      0.46    2.94   40.35
     RELI  Reliance Bancshares Inc of WI*              0.00    0.00    0.00
     RFED  Roosevelt Fin. Grp. Inc. of MO              0.62    3.22   45.93
     RVSB  Rvrview SB,FSB MHC of WA(40.3)              0.20    1.33   16.53
     SCCB  S. Carolina Comm. Bnshrs of SC              0.60    3.64   75.00
     SBFL  SB Fing. Lakes MHC of NY(33.0)              0.40    2.50     NM
     SFED  SFS Bancorp of Schenectady NY               0.00    0.00    0.00
     SGVB  SGV Bancorp of W. Covina CA                 0.00    0.00    0.00
     SISB  SIS Bank of Sprinfield MA*                  0.00    0.00    0.00
     SJSB  SJS Bancorp of St. Joseph MI                0.40    1.93   45.45
     SWCB  Sandwich Co-Op. Bank of MA*                 1.00    5.00   52.08
     SFBM  Security Bancorp of MT                      0.64    3.16   37.43
     SECP  Security Capital Corp. of WI                0.60    0.98   20.07
     SFSL  Security First Corp. of OH                  0.44    3.35   29.33
     SHFC  Seven Hills Fin. Corp. of OH(8)             0.36    2.25     NM
     SMFC  Sho-Me Fin. Corp. of MO                     0.00    0.00    0.00
     SOBI  Sobieski Bancorp of S. Bend IN              0.00    0.00    0.00
     SOSA  Somerset Savings Bank of MA(8)*             0.00    0.00    0.00
     SMBC  Southern Missouri Bncrp of MO               0.50    3.39   64.10
     SWBI  Southwest Bancshares of IL                  1.08    3.98   47.58
     SVRN  Sovereign Bancorp of PA                     0.08    0.78    7.08
     STFR  St. Francis Cap. Corp. of WI                0.40    1.58   14.81
     SPBC  St. Paul Bancorp, Inc. of IL                0.40    1.73   20.51
     STND  Standard Fin. of Chicago IL                 0.32    2.12   31.07
     SFFC  StateFed Financial Corp. of IA              0.40    2.50   38.83
     SFIN  Statewide Fin. Corp. of NJ                  0.00    0.00    0.00
     STSA  Sterling Financial Corp. of WA              0.00    0.00    0.00
     SSBK  Strongsville SB of OH                       0.48    2.26   25.53
     SFSB  SuburbFed Fin. Corp. of IL                  0.32    1.83   22.70
     SBCN  Suburban Bancorp. of OH                     0.60    4.00     NM
     SCSL  Suncoast S&LA of Hollywood FL               0.00    0.00    0.00
     THRD  TF Financial Corp. of PA                    0.32    2.21   34.04
     ROSE  TR Financial Corp. of NY                    0.64    2.42   23.62
     TPNZ  Tappan Zee Fin. Corp. of NY                 0.20    1.63   38.46

     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                         (continued)
                              Weekly Thrift Market Line - Part Two
                                    Prices As Of June 14, 1996

                                                                  Key Financial Ratios
                                                 ---------------------------------------------------------
                                                          Tang.
                                                 Equity/ Equity/    Reported Earnings        Core Earnings
                                                                  ---------------------      -------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------  ------   ------  ------  ------     ------  -----
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ----------------------------------------
     PTRS  The Potters S&L Co. of OH               9.73     9.73    0.54    5.69    7.08       0.53    5.59
     THIR  Third Financial Corp. of OH(8)         18.15    18.15    1.40    7.87    5.93       1.26    7.03
     TSBS  Trenton SB, FSB MHC of NJ(35.0         19.04    18.61    1.81   11.21    7.37       1.20    7.47
     TRIC  Tri-County Bancorp of WY               17.83    17.83    0.94    4.70    5.30       0.91    4.56
     THBC  Troy Hill Bancorp of PA                22.20    22.20    1.40    6.20    7.85       1.27    5.65
     TWIN  Twin City Bancorp of TN                13.76    13.76    1.07    7.77    7.56       0.93    6.74
     UFRM  United FS&LA of Rocky Mount NC          8.28     8.28    0.87   11.37    9.13       0.77    9.97
     UBMT  United SB, FA of MT                    23.53    23.53    1.50    6.68    7.23       1.49    6.63
     VABF  Va. Beach Fed. Fin. Corp of VA          6.57     6.57    0.23    3.94    4.34       0.01    0.12
     VAFD  Valley FSB of Sheffield AL(8)           8.09     8.09    0.32    4.06    3.41       0.31    3.95
     VFFC  Virginia First Savings of VA            7.72     7.44    1.19   16.32   11.61       0.98   13.45
     WBCI  WFS Bancorp of Wichita KS(8)           11.41    11.40    0.47    4.13    3.76       0.51    4.51
     WHGB  WHG Bancshares of MD                   20.59    20.59    0.64    5.18    3.27       0.64    5.18
     WSFS  WSFS Financial Corp. of DE*             5.87     5.79    2.17   42.73   25.47       1.29   25.28
     WVFC  WVS Financial Corp. of PA*             15.12    15.12    1.23    8.09    7.86       1.38    9.04
     WLDN  Walden Bancorp of MA*                   9.37     8.02    0.96   10.85    8.43       1.07   12.02
     WRNB  Warren Bancorp of Peabody MA*           8.95     8.95    1.64   19.67   12.48       1.56   18.79
     WFSL  Washington FS&LA of Seattle WA         12.13    11.54    1.75   13.70    8.74       1.67   13.12
     WAMU  Washington Mutual Inc. of WA*           6.23     5.54    0.91   15.07    8.85       0.90   15.01
     WAYN  Wayne S&L Co., MHC of OH(46.7)          9.20     9.20    0.58    6.36    4.58       0.54    5.96
     WCFB  Webster CityFSB,MHC of IA(45.2         22.28    22.28    1.10    5.00    3.78       1.10    5.00
     WBST  Webster Financial Corp. of CT           5.16     3.92    0.51   10.33    6.96       0.55   11.05
     WEFC  Wells Fin. Corp. of Wells MN           14.95    14.95    0.81    6.24    6.26       0.79    6.07
     WCBI  WestCo Bancorp of IL                   15.65    15.65    1.32    8.47    6.94       1.31    8.41
     WSTR  WesterFed Fin. Corp. of MT             13.28    13.28    0.76    5.73    6.89       0.72    5.38
     WOFC  Western Ohio Fin. Corp. of OH          18.20    17.14    1.10    4.22    4.73       0.83    3.18
     WWFC  Westwood Fin. Corp. of NJ              10.71     9.17    0.73    6.78    9.54       0.73    6.78
     WFCO  Winton Financial Corp. of OH(8)         7.89     7.68    0.93   12.26    7.70       0.76   10.02
     FFWD  Wood Bancorp of OH                     14.59    14.59    1.17    8.14    8.43       1.14    7.88
     WCHI  Workingmens Cap. Hldgs of IN(8)        12.24    12.24    0.91    7.59    5.35       0.90    7.45
     YFCB  Yonkers Fin. Corp. of NY               19.39    19.39    0.89    4.59    6.40       0.98    5.05
     YFED  York Financial Corp. of PA              8.78     8.78    0.98   11.40    9.78       0.85    9.95


                                       Asset Quality Ratios                 Pricing Ratios
                                       ---------------------  --------------------------------------------
                                                                                        Price/  Price/
                                       NPAs   Resvs/  Resvs/    Price/  Price/  Price/   Tang.   Core
Financial Institution                 Assets   NPAs    Loans   Earning   Book   Assets   Book  Earnings
- ---------------------                 ------  -----   ------   -------  -----   ------  -----  --------
                                        (%)     (%)     (%)       (X)     (%)     (%)     (%)     (x)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
PTRS  The Potters S&L Co. of OH         2.49   72.71    3.96     14.13   78.16    7.61   78.16   14.38
THIR  Third Financial Corp. of OH(8)    0.23  325.62    0.91     16.86  128.15   23.25  128.15   18.86
TSBS  Trenton SB, FSB MHC of NJ(35.0    0.48   69.57    0.55     13.57  128.61   24.48  131.58   20.36
TRIC  Tri-County Bancorp of WY          0.18  318.32    1.45     18.88   89.16   15.90   89.16   19.47
THBC  Troy Hill Bancorp of PA           2.95   30.03    1.09     12.75   77.70   17.25   77.70   13.98
TWIN  Twin City Bancorp of TN           0.46   39.79    0.26     13.22  101.91   14.03  101.91   15.24
UFRM  United FS&LA of Rocky Mount NC    0.66  178.39    1.90     10.96  117.47    9.72  117.47   12.50
UBMT  United SB, FA of MT                NA      NA     0.25     13.83   90.71   21.34   90.71   13.93
VABF  Va. Beach Fed. Fin. Corp of VA    1.76   36.50    0.93     23.03   89.01    5.85   89.01     NM
VAFD  Valley FSB of Sheffield AL(8)     0.79   42.34    0.43       NM   122.42    9.90  122.42     NM
VFFC  Virginia First Savings of VA      2.89   31.46    1.01      8.61  129.84   10.03  134.78   10.45
WBCI  WFS Bancorp of Wichita KS(8)       NA      NA     0.72       NM   107.12   12.22  107.17   24.33
WHGB  WHG Bancshares of MD              0.35   42.31    0.23       NM    77.46   15.95   77.46     NM
WSFS  WSFS Financial Corp. of DE*       3.27   59.85    3.01      3.93  143.95    8.44  145.91    6.64
WVFC  WVS Financial Corp. of PA*        0.45  178.29    1.35     12.73   99.14   14.99   99.14   11.40
WLDN  Walden Bancorp of MA*             0.75  158.52    1.89     11.87  104.28    9.77  121.91   10.71
WRNB  Warren Bancorp of Peabody MA*     2.05   62.35    2.12      8.01  146.37   13.10  146.37    8.39
WFSL  Washington FS&LA of Seattle WA    0.60   41.03    0.35     11.44  153.13   18.58  160.93   11.94
WAMU  Washington Mutual Inc. of WA*     0.51  125.59    1.04     11.31  153.23    9.55  172.31   11.35
WAYN  Wayne S&L Co., MHC of OH(46.7)    1.35   26.40    0.43     21.84  135.44   12.46  135.44   23.31
WCFB  Webster CityFSB,MHC of IA(45.2    1.08   37.62    0.74       NM   130.81   29.15  130.81     NM
WBST  Webster Financial Corp. of CT     1.44   89.48    1.86     14.38  118.46    6.11  155.83   13.43
WEFC  Wells Fin. Corp. of Wells MN      0.39   70.55    0.32     15.97   85.82   12.83   85.82   16.43
WCBI  WestCo Bancorp of IL              0.58   49.47    0.41     14.41  119.65   18.72  119.65   14.51
WSTR  WesterFed Fin. Corp. of MT        0.07  468.93    0.55     14.52   80.87   10.74   80.87   15.45
WOFC  Western Ohio Fin. Corp. of OH     0.34   78.86    0.44     21.14   92.30   16.80   98.02     NM
WWFC  Westwood Fin. Corp. of NJ          NA      NA      NA      10.48   71.05    7.61   82.97   10.48
WFCO  Winton Financial Corp. of OH(8)   0.53   64.84    0.41     12.98  129.56   10.22  133.14   15.88
FFWD  Wood Bancorp of OH                0.18  192.22    0.46     11.86   93.81   13.69   93.81   12.25
WCHI  Workingmens Cap. Hldgs of IN(8)   0.23   72.95    0.19     18.69  137.46   16.83  137.46   19.05
YFCB  Yonkers Fin. Corp. of NY          1.63   26.77    1.09     15.63   71.77   13.92   71.77   14.21
YFED  York Financial Corp. of PA        2.24   26.68    0.68     10.22  110.84    9.73  110.84   11.72


                                           Dividend Data(6)
                                        ------------------------

                                         Ind.   Divi-
                                        Div./   dend    Payout
Financial Institution                   Share   Yield   Ratio(7)
- ---------------------                   -----   -----   -------
                                          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
PTRS  The Potters S&L Co. of OH           0.24    1.48   20.87
THIR  Third Financial Corp. of OH(8)      0.68    2.13   35.98
TSBS  Trenton SB, FSB MHC of NJ(35.0      0.35    2.46   33.33
TRIC  Tri-County Bancorp of WY            0.50    2.70   51.02
THBC  Troy Hill Bancorp of PA             0.40    3.08   39.22
TWIN  Twin City Bancorp of TN             0.64    4.00   52.89
UFRM  United FS&LA of Rocky Mount NC      0.20    2.50   27.40
UBMT  United SB, FA of MT                 0.88    4.82   66.67
VABF  Va. Beach Fed. Fin. Corp of VA      0.16    2.17   50.00
VAFD  Valley FSB of Sheffield AL(8)       0.60    1.88   55.05
VFFC  Virginia First Savings of VA        0.10    0.78    6.76
WBCI  WFS Bancorp of Wichita KS(8)        0.40    1.75   46.51
WHGB  WHG Bancshares of MD                0.00    0.00    0.00
WSFS  WSFS Financial Corp. of DE*         0.00    0.00    0.00
WVFC  WVS Financial Corp. of PA*          0.40    1.93   24.54
WLDN  Walden Bancorp of MA*               0.64    3.41   40.51
WRNB  Warren Bancorp of Peabody MA*       0.44    3.52   28.21
WFSL  Washington FS&LA of Seattle WA      0.88    4.09   46.81
WAMU  Washington Mutual Inc. of WA*       0.88    2.97   33.59
WAYN  Wayne S&L Co., MHC of OH(46.7)      0.84    4.05     NM
WCFB  Webster CityFSB,MHC of IA(45.2      0.80    5.93     NM
WBST  Webster Financial Corp. of CT       0.64    2.23   32.00
WEFC  Wells Fin. Corp. of Wells MN        0.00    0.00    0.00
WCBI  WestCo Bancorp of IL                0.45    2.08   30.00
WSTR  WesterFed Fin. Corp. of MT          0.34    2.37   34.34
WOFC  Western Ohio Fin. Corp. of OH       1.00    4.30     NM
WWFC  Westwood Fin. Corp. of NJ           0.25    2.41   25.25
WFCO  Winton Financial Corp. of OH(8)     0.42    3.11   40.38
FFWD  Wood Bancorp of OH                  0.36    1.95   23.08
WCHI  Workingmens Cap. Hldgs of IN(8)     0.36    1.80   33.64
YFCB  Yonkers Fin. Corp. of NY            0.00    0.00    0.00
YFED  York Financial Corp. of PA          0.60    3.56   36.36


                                    EXHIBIT 2
                      Blended Reinvestment Rate Calculation

RP Financial, LC.

                       THE WESTWOOD HOMESTEAD SAVINGS BANK
                               CINCINNATI, OHIO
         CALCULATION OF POTENTIAL REINVESTMENT RATE OF CONVERSION PROCEEDS

                                                         Amount
                                                         ------
        I. CALCULATION OF NET INVESTABLE PROCEEDS         ($000)

            I. Gross Proceeds                           $21,500
                Expenses (Estimated)                       (700)
                                                        -------
               Net Proceeds                             $20,800
               ESOP                                      (1,720)
                                                        -------
            Total Net Investable Cash                   $19,080
                                                        -------

                                                                   Current
       II. REINVESTMENT RATE CALCULATION                         Reinvestment
                                                         Amount      Rate
                                                         ------      ----
            Bank Level (1)                                ($000)      (%)
            --------------
            Purchases with Deposits(2)                   $4,300      6.05% (3)
            Net Investable Cash                           6,100      7.61% (4)
                                                        -------      -----
            Net Proceeds Retained at Bank/              $10,400      6.96%
              Weighted Avg. Reinvestment Rate

            Holding Company Level (5)
            -------------------------
            Investments: (6)
               3 Month Treasuries                        $1,412      5.06%
               1 Year Treasuries                          1,412      5.92%
               2 Year Treasuries                          1,412      6.29%
               3 Year Treasuries                          1,412      6.52%
               4 Year Treasuries                          1,412      6.66%
               5 Year Treasuries                          1,412      6.70%
                                                        -------      -----
            Net Investable Cash Retained at HC/          $8,470      6.19%
              Weighted Avg. Reinvestment Rate

            Total Net Investable Cash/
            Weighted Average Reinvestment Rate          $18,870      6.62%
                                                        -------      -----

            (1) 50 percent of net proceeds invested in subsidiary Bank.

            (2) Assumes 20 percent of gross proceeds comes from existing deposits at the Bank.

            (3) Represents the weighted average cost of deposits at March 31,
                1996.

            (4) Includes the following reinvestment assumptions:
                1/3 of the proceeds are reinvested into residential mortgages at 7.0 percent;
                1/3 of the proceeds are reinvested into consumer loans at 9.9 percent;
                1/3 of the proceeds are reinvested into 1 Year Treasuries at
                  5.92 percent (6/14/96 rate);
            (5) 50 percent of net proceeds retained at Holding Company, less
                ESOP loan.
            (6) Assumes proceeds at Holding Company invested in Treasury securities with laddered maturities up to 5 years
                (6/14/96 rates).

                                    EXHIBIT 3
                            Pro Forma Analysis Sheet

RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 PRO FORMA ANALYSIS SHEET -- PAGE 1
                                    Westwood Homestead 5B of OH
                                     Prices as of June 14, 1996



                                                         Comparable           All OH           All SAIF
                                                          Companies          Companies        Companies
                                                       ---------------    --------------    -------------
Price Multiple:              Symbol     Subject(1)     Mean     Median    Mean    Median    Mean   Median
- --------------               ------     ----------     ----     ------    ----    ------    ----   ------
Price-earnings ratio         = P/E      100.22x       17.40x    18.84x   14.99x   14.48x   14.29x  14.29x
Price-core earnings          = P/CORE    21.15x       18.30x    18.84x   15.84x   15.97x   15.24x  15.42x
Price-book ratio             = P/B       65.88%       88.22%    89.41%  102.10%   91.82%  104.98%  99.35%
Price-tng book ratio         = P/TB      65.88%       88.24%    89.41%  103.98%   93.81%  108.21% 102.42%
Price-assets ratio           = P/A       18.52%       17.94%    17.74%   13.66%   12.34%   13.13%  11.84%



Valuation Parameters
- --------------------
Pre-Conv Earnings (Y)               $     -296,000     Est ESOP Borrowings (E)            $ 1,720,000
Pre-Conv Book Value (B)             $   14,417,040     Cost of ESOP Borrowings (S)               0.00% (4)
Pre-Conv Assets (A)                 $   97,892,220     Amort of ESOP Borrowings (T)                12 Years
Reinvestment Rate(2) (R)                      4.37%    Recognition Plans Amount  (M)          860,000
Est Conversion Exp(3) (X)                  700,000     Recognition Plans Expense (P)          172,000
Proceeds Not Reinvested (Z)         $    2,580,000     Incr. Ohio Franchise Tax (O)$          117,300 (2)



Calculation of Pro Forma Value After Conversion
- -----------------------------------------------
1.   V = P/E (Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N-(1-TAX)O)             V = $ 21,499,935
         ----------------------------------------------------
         1-(P/E)R

2.   V = P/B (B-X-E-M)
         ----------------------------                               V = $ 21,503,757
         1-P/B

3.   V = P/A (A-X-M-E)
         ----------------------------                               V = $ 21,504,888
         1-P/A

                           Total          Price            Total
Conclusion                Shares         Per Share         Value
- ----------              ----------      -----------      ---------

Appraised Value          2,150,000         $10.00        $ 21,500,000

RANGE:
- ------

- - Minimum                1,827,500         $10.00        $ 18,275,000
- - Maximum                2,472,500         $10.00        $ 24,725,000
- - Superrange             2,843,375         $10.00        $ 28,433,750

(1) Pricing ratios shown reflect the midpoint appraised value.
(2) Net return assumes a reinvestment rate of 6.62 percent, and a tax rate of
    34.00 percent. Increased Ohio franchise tax is 1.5 percent of the proceeds invested, assuming 50.0 percent of the net proceeds are held at the holding company level.
(3) Conversion expenses include $ 700,000 of fixed expenses, and variable expenses (marketing assistance) of 0.00 percent paid to market an estimated 0.00 percent of the total gross proceeds.
(4) Assumes a borrowings cost of 0.00 percent and a tax rate of 34.00 percent.

RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  PRO FORMA ANALYSIS SHEET -- PAGE 2
                                     Westwood Homestead 5B of OH
                                      Prices as of June 14, 1996

                                                           Mean Pricing          Median Pricing
                                                         ----------------      ------------------
Valuation Approach                     Subject            Peers    (Disc)       Peers     (Disc)
- ------------------                     -------           -------  -------      -------   --------
P/E    Price-earnings                  100.22x           17.40x     NM %        18.84x     NM %
P/CORE Price-core earnings              21.15x           18.30x   15.58%        18.84x   12.26%
P/B    Price-book                       65.88%           88.22%  -25.33%        89.41%  -26.32%
P/TB   Price-tang. book                 65.88%           88.24%  -25.34%        89.41%  -26.32%
P/A    Price-assets                     18.52%           17.94%    3.20%        17.74%    4.38%

Average Premium (Discount)                                       - 7.97%                - 9.00%

                                    EXHIBIT 4
                     Pro Forma Effect of Conversion Proceeds

RP Financial, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                        PRO FORMA EFFECT OF CONVERSION PROCEEDS
                               Westwood Homestead SB of OH
                               At the Minimum of the Range


     1.  Conversion Proceeds
         Pro-forma market value ------------------------------ $ 18,275,000
             Less: Estimated offering expenses ---------------      700,000
                                                               ------------
         Net Conversion Proceeds ----------------------------- $ 17,575,000

     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ----------------------------- $ 17,575,000
             Less: Held in Non-Earning Assets(5)(1) ----------    2,193,000
                                                               ------------
         Net Proceeds Reinvested ----------------------------- $ 15,382,000
         Estimated net incremental rate of return ------------         4.37%
                                                               ------------
         Earnings Increase ----------------------------------- $    672,070
             Less: Estimated cost of ESOP borrowings(1) ------            0
             Less: Amortization of ESOP borrowings(2) --------       80,410
             Less: Recognition Plans Expense(4)---------------       96,492
             Less: Increased Ohio franchise tax --------------       65,286
                                                               ------------
         Net Earnings Increase ------------------------------- $    429,883

     3.  Pro-Forma Earnings (rounded)

         Period                                  Before Conversion  After Conversion
         ------                                  -----------------  ----------------
         12 Months ended March 31, 1996          $  -296,000        $   133,883
         12 Months ended March 31, 1996 (Core)   $   506,000        $   935,883

     4.  Pro-Forma Net Worth (rounded)

         Date                       Before Conversion  Conversion Proceeds After Conversion
         ----                       -----------------  ------------------- ----------------
         March 31, 1996               $ 14,417,040      $ 15,382,000 (3)(4)  $ 29,799,040

     5.  Pro-Forma Net Assets (rounded)

         Date                       Before Conversion  Conversion Proceeds  After Conversion
         ----                       -----------------  ------------------- -----------------
         March 31, 1996             $   97,892,220     $   15,382,000      $  113,274,220

NOTE: Shares for calculating per share amounts:   1,827,500
(1) Estimated ESOP borrowings of $  1,462,000 with an after-tax cost of
    0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 34.00 percent. ESOP financed by holding company -- excluded from reinvestment and total assets.
(2) ESOP borrowings are amortized over 12 years, amortization is tax-effected.
(3) ESOP borrowings of $ 1,462,000 are omitted from net worth.
(4) $731,000 purchased by the Recognition Plans with an estimated pre-tax expense of $146,200 and a tax rate of 34.00 percent.
(5) Stock purchased by Recognition Plans does not generate reinvestment income.

RP Financial, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                              PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                    Westwood Homestead SB of OH
                                    At the Midpoint of the Range


     1.  Conversion Proceeds
         Pro-forma market value ------------------------------ $ 21,500,000
             Less: Estimated offering expenses ---------------      700,000
                                                               ------------
         Net Conversion Proceeds ----------------------------- $ 20,800,000

     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ----------------------------- $ 20,800,000
             Less: Held in Non-Earning Assets(5)(1) ----------    2,580,000
                                                               ------------
         Net Proceeds Reinvested ----------------------------- $ 18,220,000
         Estimated net incremental rate of return ------------         4.37%
                                                               ------------
         Earnings Increase ----------------------------------- $    796,068
             Less: Estimated cost of ESOP borrowings(1) ------            0
             Less: Amortization of ESOP borrowings(2) --------       94,600
             Less: Recognition Plans Expense(4)---------------      113,520
             Less: Increased Ohio franchise tax --------------       77,418
                                                               ------------
         Net Earnings Increase ------------------------------- $    510,530

     3.  Pro-Forma Earnings (rounded)

         Period                                  Before Conversion  After Conversion
         ------                                  -----------------  ----------------
         12 Months ended March 31, 1996          $  -296,000        $   214,530
         12 Months ended March 31, 1996 (Core)   $   506,000        $ 1,016,530

     4.  Pro-Forma Net Worth (rounded)

         Date                       Before Conversion  Conversion Proceeds After Conversion
         -----                      ------------------ ------------------- ----------------
         March 31, 1996                $ 14,417,040    $ 18,220,000 (3)(4)   $ 32,637,040

     5.  Pro-Forma Net Assets (rounded)

         Date                       Before Conversion  Conversion Proceeds  After Conversion
         -----                      ------------------ ------------------- ----------------
         March 31, 1996             $   97,892,220         $   18,220,000    $  116,112,220

NOTE: Shares for calculating per share amounts:   2,150,000
(1) Estimated ESOP borrowings of $1,720,000 with an after-tax cost of
    0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 34.00 percent. ESOP financed by holding company -- excluded from reinvestment and total assets.
(2) ESOP borrowings are amortized over 12 years, amortization is tax-effected.
(3) ESOP borrowings of $ 1,720,000 are omitted from net worth.
(4) $860,000 purchased by the Recognition Plans with an estimated pre-tax expense of $172,000 and a tax rate of 34.00 percent.
(5) Stock purchased by Recognition Plans does not generate reinvestment income.

RP Financial, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                              PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                    Westwood Homestead SB of OH
                                    At the Maximum of the Range


     1.  Conversion Proceeds
         Pro-forma market value ------------------------------ $ 24,725,000
             Less: Estimated offering expenses ---------------      700,000
                                                               ------------
         Net Conversion Proceeds ----------------------------- $ 24,025,000

     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ----------------------------- $ 24,025,000
             Less: Held in Non-Earning Assets(5)(1) ----------    2,967,000
                                                               ------------
         Net Proceeds Reinvested ----------------------------- $ 21,058,000
         Estimated net incremental rate of return ------------         4.37%
                                                               ------------
         Earnings Increase ----------------------------------- $    920,066
             Less: Estimated cost of ESOP borrowings(1) ------            0
             Less: Amortization of ESOP borrowings(2) --------      108,790
             Less: Recognition Plans Expense(4)---------------      130,548
             Less: Increased Ohio franchise tax --------------       89,550
                                                               ------------
         Net Earnings Increase ------------------------------- $    591,178

     3.  Pro-Forma Earnings (rounded)

         Period                                  Before Conversion  After Conversion
         ------                                  ------------------ ----------------
         12 Months ended March 31, 1996             $  -296,000        $   295,178
         12 Months ended March 31, 1996 (Core)      $   506,000        $ 1,097,178

     4.  Pro-Forma Net Worth (rounded)

         Date                       Before Conversion  Conversion Proceeds After Conversion
         ----                       ------------------ ------------------- ----------------
         March 31, 1996            $ 14,417,040       $ 21,058,000 (3)(4)    $ 35,475,040

     5.  Pro-Forma Net Assets (rounded)

         Date                       Before Conversion  Conversion Proceeds  After Conversion
         ----                       ------------------ ------------------- ----------------
         March 31, 1996             $   97,892,220     $   21,058,000      $  118,950,220

NOTE: Shares for calculating per share amounts:   2,472,500
(1) Estimated ESOP borrowings of $  1,978,000 with an after-tax cost of
    0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 34.00 percent. ESOP financed by holding company -- excluded from reinvestment and total assets.
(2) ESOP borrowings are amortized over 12 years, amortization is tax-effected.
(3) ESOP borrowings of $ 1,978,000 are omitted from net worth.
(4) $989,000 purchased by the Recognition Plans with an estimated pre-tax expense of $197,800 and a tax rate of 34.00 percent.
(5) Stock purchased by Recognition Plans does not generate reinvestment income.

RP Financial, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                              PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                    Westwood Homestead SB of OH
                                     At the Superrange Maximum


     1.  Conversion Proceeds
         Pro-forma market value ------------------------------ $ 28,433,750
             Less: Estimated offering expenses ---------------      700,000
                                                               ------------
         Net Conversion Proceeds ----------------------------- $ 27,733,750

     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ----------------------------- $ 27,733,750
             Less: Held in Non-Earning Assets(5)(1) ----------    3,412,050
                                                               ------------
         Net Proceeds Reinvested ----------------------------- $ 24,321,700
         Estimated net incremental rate of return ------------         4.37%
                                                               ------------
         Earnings Increase ----------------------------------- $  1,062,664
             Less: Estimated cost of ESOP borrowings(1) ------            0
             Less: Amortization of ESOP borrowings(2) --------      125,109
             Less: Recognition Plans Expense(4)---------------      150,130
             Less: Increased Ohio franchise tax --------------      103,503
                                                               ------------
         Net Earnings Increase ------------------------------- $    683,922

     3.  Pro-Forma Earnings (rounded)

         Period                                  Before Conversion  After Conversion
         ------                                  -----------------  ----------------
         12 Months ended March 31, 1996            $  -296,000        $   387,922
         12 Months ended March 31, 1996 (Core)     $   506,000        $ 1,189,922

     4.  Pro-Forma Net Worth (rounded)

         Date                       Before Conversion  Conversion Proceeds After Conversion
         ------                     -----------------  ------------------- ----------------
         March 31, 1996                 $ 14,417,040   $ 24,321,700 (3)(4)    $ 38,738,740

     5.  Pro-Forma Net Assets (rounded)

         Date                       Before Conversion  Conversion Proceeds  After Conversion
         ------                     -----------------  ------------------- ----------------
         March 31, 1996             $   97,892,220     $   24,321,700      $  122,213,920

NOTE: Shares for calculating per share amounts:   2,843,375
(1) Estimated ESOP borrowings of $2,274,700 with an after-tax cost of
    0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 34.00 percent. ESOP financed by holding company -- excluded from reinvestment and total assets.
(2) ESOP borrowings are amortized over 12 years, amortization is tax-effected.
(3) ESOP borrowings of $ 2,274,700 are omitted from net worth.
(4) $1,137,350 purchased by the Recognition Plans with an estimated pre-tax expense of $227,470 and a tax rate of 34.00 percent.
(5) Stock purchased by Recognition Plans does not generate reinvestment income.

                                    EXHIBIT 5
                           Core Earnings Calculations

     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                          Core Earnings Analysis
                                     Comparable Institution Analysis
                               For the Twelve Months Ended March 31, 1996

                                                                                                     Estimated
                                            Net Income    Less: Net     Tax Effect    Less: Extd  Core Income             Estimated
                                            to Common    Gains (Loss)     @ 34%         Items      to Common    Shares    Core EPS
                                            ----------   ------------   ----------    -----------  ----------   -------   ---------
                                              ($000)       ($000)         ($000)        ($000)       ($000)     ($000)       ($)
Comparable Group
- ----------------
ASBP  ASB Financial Corp. of OH                1,098            0            0            0         1,098        1,714      0.64
BWFC  Bank West Fin. Corp. of MI                 950         -592          201            0           559        2,296      0.24
EFBI  Enterprise Fed. Bancorp of OH(1)         2,059         -957          325            0         1,427        2,085      0.68
FSBS  First Ashland Fin. Corp. of KY(1)          743           -4            1            0           740        1,463      0.51
GWBC  Gateway Bancorp of KY                      776            0            0            0           776        1,176      0.66
HHFC  Harvest Home Fin. Corp. of OH(1)           616            0            0            0           616          895      0.69
MFBC  MFB Corp. of Mishawaka IN                1,300          -21            7            0         1,286        2,078      0.62
MSBF  MSB Financial Corp. of MI                1,032         -133           45            0           944          676      1.40
MARN  Marion Capital Holdings of IN            2,464            0            0            0         2,464        2,003      1.23
MFFC  Milton Fed. Fin. Corp. of OH             1,808         -186           63            0         1,685        2,301      0.73
MIVI  Miss. View Hold. Co. of MN                 911          -80           27            0           858          958      0.90
NBSI  North Bancshares of Chicago IL             629          -76           26            0           579        1,172      0.49
PCBC  Perry Co. Fin. Corp. of MO(1)              756            0            0            0           756          856      0.88
SHFC  Seven Hills Fin. Corp. of OH               166          -12            4            0           158          536      0.29
SOBI  Sobieski Bancorp of S. Bend IN             323            0            0            0           323          837      0.39
SFFC  StateFed Financial Corp. of IA             847            0            0            0           847          823      1.03

(1) Financial information is for the quarter ending December 31, 1995.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

                                    EXHIBIT 6
                          Firm Qualifications Statement

FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, with special emphasis on federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in financial institution consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program referred to as SAFE, Strategic Alternatives Financial Evaluations, RP Financial analyzes strategic actions which will enhance shareholder value or otherwise achieve desired results. Our planning services involve conducting situation analyses and establishing mission statements, strategic goals and objectives, with overall emphasis on enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Our planning services include the development of strategies in the following areas: capital formation and management, interest rate risk management, development of investment and liquidity portfolio targets, development of loan and servicing portfolio targets and development of funding composition targets. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies as well as assessing the feasibility and compatibility of such strategies with regulations and accounting guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, in-house data bases of public and non-public banks and savings institutions, valuation expertise and regulatory and accounting knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary and related industry companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, deposit portfolios and core deposits. Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

RP Financial's Key Personnel (Years of Relevant Experience)

   Ronald S. Riggins, Managing Director (16)
   William E. Pommerening, Managing Director (11)
   Gregory E. Dunn, Senior Vice President (15)
   James P. Hennessey, Senior Vice President (10)
   James J. Oren, Vice President (9)
   Timothy M. Biddle, Vice President (7)
   Alan P. Carruthers, Senior Consultant-Community Banking (14)